UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities and Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-12

KeySpan Corporation
(Name of Registrant as Specified in Its Charter)

(N/A)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common stock par value $.01 of the KeySpan Corporation (“Company Common Stock”)

(2)	Aggregate number of securities to which transaction applies:
174,960,377 shares of Company Common Stock including 170,585 shares of restricted common stock
9,932,239 options to purchase shares of Company Common Stock with exercise prices below $42.00 per share
1,158,746 shares of performance shares, common stock equivalents and deferred stock units pursuant to stock plans

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based upon the sum of (A) 174,960,377 shares of Company Common Stock (including 170,585 shares of restricted common stock) multiplied by $42.00 per share, (B) 9,932,239 options to purchase shares of Company Common Stock with exercise prices below $42.00 per share multiplied by $8.23 (which is the difference between $42.00 and the weighted average exercise price per share) and (C) 1,158,746 shares of restricted Company Common Stock, and rights to receive Company Common Stock pursuant to stock incentive plans multiplied by $42.00. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.000107 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:
$7,478,745,492.97

(5)	Total fee paid:
$800,225.77

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing registration statement number, or the Form or Schedule and date of its filing.

(1)	Amount Previously Paid:
N/A

(2)	Form, Schedule or Registration Statement No.:
N/A

(3)	Filing Party:
N/A

(4)	Date Filed:
N/A

One MetroTech Center
Brooklyn, New York 11201-3850

[●], 2006

Dear KeySpan Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of KeySpan Corporation (“KeySpan”), which will be held at 10:00 a.m. on [●], 2006, at KeySpan’s headquarters located at One MetroTech Center, Brooklyn, New York. Directions to the location of the Annual Meeting are included in the proxy statement attached to this letter (the “Proxy Statement”).

The board of directors of KeySpan has unanimously approved a merger providing for the acquisition of KeySpan by National Grid plc. If the merger is completed you will receive $42.00 in cash, without interest, for each share of KeySpan common stock that you own.

You will be asked, at the Annual Meeting, to adopt the merger agreement. The board of directors has unanimously approved and declared advisable the merger, the merger agreement and the transactions contemplated by the merger agreement and unanimously has declared that the merger, the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, KeySpan’s stockholders. The board of directors unanimously recommends that KeySpan’s stockholders vote “FOR” the adoption of the merger agreement.

At the Annual Meeting, we will also review with you our 2005 performance. In addition, as more fully described in the Proxy Statement, we will consider the election of directors and ratification of Deloitte & Touche LLP, as our independent registered public accountants for the Company for the year ending December 31, 2006, and a stockholder proposal. The board of directors recommends a vote FOR each nominee for director and FOR the ratification of independent registered public accountants. The board of directors recommends a vote AGAINST the stockholder proposal.

The Proxy Statement provides you with information about the proposed merger and the other matters to be considered at the Annual Meeting. We encourage you to read the entire Proxy Statement carefully. You may also obtain more information about KeySpan from documents we have filed with the Securities and Exchange Commission.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF KEYSPAN CORPORATION’S COMMON STOCK YOU OWN. BECAUSE THE ADOPTION OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMBINED VOTING POWER OF KEYSPAN’S OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON, A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER. ACCORDINGLY, EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL READ THE PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND THEN VOTE (1) BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, (2) BY CALLING THE TOLL-FREE NUMBER LISTED ON THE PROXY CARD, OR (3) THROUGH THE INTERNET AS INDICATED ON THE PROXY CARD. THIS WILL NOT AFFECT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

Submitting your proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Annual Meeting.

I look forward to seeing you at the Annual Meeting on [●]. Please remember that we consider your vote to be very important.

Robert B. Catell
Chairman and Chief Executive Officer

THIS PROXY STATEMENT IS DATED [●], 2006
AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT [●], 2006.

One MetroTech Center
Brooklyn, New York 11201-3850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

[●], 2006

Dear Stockholder:

The Annual Meeting of Stockholders of KeySpan Corporation (“KeySpan”) will be held on [●], 2006, at 10:00 a.m. at KeySpan’s headquarters located at One MetroTech Center, Brooklyn, New York, to consider and take action on the following items:

1. To consider and vote on the adoption of the Agreement and Plan of Merger, dated as of February 25, 2006, among National Grid plc (“Parent”), National Grid US8 Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), and KeySpan pursuant to which, upon the merger becoming effective, each outstanding share of Common Stock, par value $0.01 per share, of KeySpan (the “Common Stock”), (other than shares held in the treasury of KeySpan or owned by Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of Parent or KeySpan) will be converted into the right to receive $42.00 in cash, without interest;

2. Election of ten directors;

3. Ratification of Deloitte & Touche LLP, as independent registered public accountants for KeySpan for the year ending December 31, 2006;

4. Consideration of a stockholder proposal, if presented at the Annual Meeting; and

5. Transaction of any other business properly brought before the Annual Meeting or any adjournment thereof.

Stockholders of record as of the close of business on [●], 2006 are entitled to vote at the Annual Meeting or any postponement or adjournment thereof.

If you hold shares in your name and are attending the Annual Meeting, please bring your admission card included with the Proxy Statement. If your shares are held indirectly in the name of a bank, broker or other nominee (in “street name”), please request a letter or some other evidence of ownership from your bank, broker or other nominee, as well as proper authorization if you wish to vote your shares in person, and bring these documents to the Annual Meeting.

THE ADOPTION OF THE MERGER AGREEMENT REQUIRES THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE COMBINED VOTING POWER OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL READ THE ENCLOSED PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND THEN VOTE (1) BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, (2) BY CALLING THE TOLL-FREE NUMBER LISTED ON THE PROXY CARD, OR (3) THROUGH THE INTERNET AS INDICATED ON THE PROXY CARD. THIS WILL NOT AFFECT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors,

John J. Bishar, Jr.
Executive Vice President, General Counsel,
Secretary and Chief Governance Officer

Directions to

KEYSPAN CORPORATION
One MetroTech Center
Brooklyn, New York

By Car:

•	From Manhattan: Take the FDR Drive to the Brooklyn Bridge (Exit 2), make the first left after traveling over the bridge on to Tillary Street and right on to Jay Street.
•	From Queens, Brooklyn, Bronx and Staten Island: Take I-278 to Tillary Street (Exit 29) in Brooklyn. Make a left at the third light on to Jay Street.
•	From Long Island: Take I-495 WEST (Long Island Expressway) to I-278 WEST (Exit 18A — Brooklyn-Queens Expressway) to Tillary Street (Exit 29). Make a left at the third light on to Jay Street.
•	From New Jersey: Take I-78 EAST to the Holland Tunnel. Follow Canal Street EAST to the Manhattan Bridge on to Flatbush Avenue. Or take I-95 (New Jersey Turnpike) to I-278 EAST (Exit 13) to Tillary Street (Exit 29) in Brooklyn. Make a left at the third light on to Jay Street.
•	From Westchester, Downstate New York and Connecticut: Take either I-87 SOUTH (Major Deegan Expressway/New York State Thruway) or I-95 SOUTH (New England Thruway) to I-278 WEST to Tillary Street (Exit 29). Make a left at the third light on to Jay Street.

By Public Transportation — Subway:

•	A, C or F train to Jay Street-Borough Hall
•	2, 4 or 5 train to Borough Hall (walk one block East to Willoughby Street and make a left on Jay Street)
•	M, N or R train to Lawrence Street-MetroTech (walk one block North on Lawrence Street)
•	Q train to Dekalb Avenue (walk two blocks North toward Manhattan Bridge and make a left on Myrtle Avenue into MetroTech Center)

By Public Transportation — Train:

•	Long Island Rail Road to Pennsylvania Station and transfer to a Brooklyn-bound A, C, 2 or 4 train (see subway instructions above).
•	Long Island Rail Road to Flatbush Avenue-Atlantic Terminal in Brooklyn and transfer to a Manhattan-bound M, N, R, 2, 4, 5 or Q train (see subway instructions above) or walk North along Flatbush Ave. about 1 mile to Myrtle Avenue and make a left into MetroTech Center.
•	Metro-North Railroad to Grand Central Station in Manhattan and transfer to a Brooklyn-bound 4 or 5 train (see subway instructions above).
•	New Jersey Transit to Pennsylvania Station in Manhattan and transfer to a Brooklyn-bound A, C, 2 or 4 train (see subway instructions above).

ii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the annual meeting of KeySpan Corporation, or the “annual meeting”, and the proposed merger described in this proxy statement. These questions and answers may not address all questions that may be important to you as a stockholder of KeySpan Corporation. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “KeySpan,” “Company,” “we,” “our,” “ours,” and “us” refer to KeySpan Corporation.

Q:	What is the proposed transaction that I am being asked to vote on?

A:	The proposed transaction is the acquisition of KeySpan by National Grid plc, or “Parent”, pursuant to an Agreement and Plan of Merger, dated as of February 25, 2006, or the “merger agreement”, among Parent, National Grid US8 Inc., an indirect wholly-owned subsidiary of Parent, or “Merger Sub”, and us. Once the merger agreement has been adopted by our stockholders, the merger agreement has been adopted by the stockholders of Parent, we have received regulatory approval and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into us, which transaction is referred to as the “merger”. KeySpan will be the surviving corporation in the merger, or the “surviving corporation”, and will become an indirect wholly-owned subsidiary of Parent.

Q:	What will I receive in the merger?

A:	Upon completion of the merger, you will receive $42.00 in cash, without interest, for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will receive $4,200.00 in cash in exchange for your shares of our common stock.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as soon as possible, and we anticipate that it will be completed in early 2007. In order to complete the merger, we must obtain stockholder approval, regulatory approval and satisfy the other closing conditions under the merger agreement and Parent must obtain stockholder approval and satisfy the other closing conditions under the merger agreement. See “The Merger Agreement — Conditions to the Merger.”

Q:	Should I send in my stock certificates now?

A:	No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the exchange agent in order to receive the merger consideration. You should use the letter of transmittal to exchange stock certificates for the merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:	What vote of our stockholders is required to adopt the merger agreement?

A:	For us to complete the merger, stockholders holding at least a majority of the combined voting power of our common stock outstanding at the close of business on the record date must vote “FOR” the adoption of the merger agreement. Accordingly, failure to vote or an abstention will have the same effect as a vote against adoption of the merger agreement.

Q:	How does the Company’s board of directors recommend that I vote on the merger?

A:	Our board of directors unanimously recommends that our stockholders vote “FOR” the adoption of the merger agreement. You should read “The Merger — Reasons for the Merger” for a discussion of the factors that our board of directors considered in deciding to recommend the adoption of the merger agreement.

Q:	What other matters am I voting on?

A:	The election of ten directors; ratification of Deloitte & Touche LLP, as independent registered public accountants for the year ending December 31, 2006; consideration of a stockholder proposal, if presented at the annual meeting; and any other business properly brought before the meeting.

Q:	How does the Company’s board of directors recommend that I vote on matters other than the merger?

A:	Our board of directors unanimously recommends that our stockholders vote “FOR” each of the ten nominees in the election of directors, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2006 and “AGAINST” the stockholder proposal if presented at the annual meeting.

Q:	Who is entitled to vote?

A:	Holders of our shares of common stock as of the close of business on [●], 2006, or the “record date”, are entitled to vote at the annual meeting. Each share of our common stock is entitled to one vote.

Q:	How do I vote and how will my proxy be voted?

A:	If you hold your shares in your name, as a “stockholder of record,” you can vote in person at the annual meeting or you can complete and submit a proxy by mail, telephone or the internet, as provided on your proxy card.

The enclosed proxy card contains instructions for mail, telephone and internet voting. If you are a stockholder of record, you can submit your proxy by telephone by calling the toll-free telephone number on your proxy card (800) 652-8683 or by internet by accessing the website identified on your proxy card www.computershare.com/expressvote. Telephone and internet voting are available 24 hours a day and will be accessible until 12:00 a.m. on [●], 2006. If you are a stockholder of record and choose to submit your proxy by mail, please complete each proxy card you receive, date and sign it, and return it in the prepaid envelope which accompanied that proxy card. If you submit your proxy by telephone or internet, please do not mail your proxy card. Whichever method you use, the proxies identified on the proxy card will vote your shares in accordance with your instructions.

If you submit a proxy card without giving specific voting instructions with respect to any or all proposals, you give the named proxies the authority to vote, in their discretion, on each such proposal. In addition, a properly signed and dated proxy card (or a proxy properly delivered by telephone or through the internet) gives the named proxies the authority to vote, in their discretion, on any other matter that may arise at the meeting.

If you hold your shares indirectly in the name of a bank, broker or other nominee, as a “street-name stockholder,” you will receive instructions from your bank, broker or other nominee describing how to provide instructions in order to vote your shares. If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Generally, your broker, bank or other nominee does not have discretionary authority to vote on the merger proposal. Accordingly, your broker, bank or other nominee will vote your shares held by it in “street name” only if you provide instructions to it on how to vote. You should follow the directions your broker, bank or other nominee provides. Shares that are not voted because you do not properly instruct your broker, bank or other nominee will have the effect of votes against the adoption of the merger agreement.

Q:	Do I have the right to revoke my proxy?

A:	Yes. You can revoke your proxy by submitting a new proxy by mail, telephone or internet; giving written notice to our Corporate Secretary prior to the annual meeting stating that you are revoking your proxy; or attending the annual meeting and voting your shares in person.

Q:	Is my vote confidential?

A:	Yes. Only Computershare Investor Services, or “Computershare”, the inspector of election, and certain employees have access to your voting instructions. All written comments will be provided to us and only your name will be disclosed, unless you request that you remain anonymous.

Q:	Who will count the votes?

A:	Computershare will tabulate the votes and act as inspector of election.

Q:	What if I get more than one proxy card?

A:	Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards to ensure that all of your shares are voted. Please have all of your accounts registered exactly in the same name and social security number. You may do this by contacting our transfer agent, Computershare, by calling 1-800-482-3638.

Q:	What constitutes a quorum?

A:	The record date for determining stockholders who are entitled to vote at the annual meeting is [●], 2006. Each of the approximately [●] shares of our common stock issued and outstanding on that date is entitled to one vote at the annual meeting. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. For purposes of determining the presence of a quorum, shares represented by abstentions and “broker non-votes” will be counted as present. If you vote by proxy card or give a proxy by telephone or through the internet, you will be considered part of the quorum. In the absence of a quorum, the annual meeting may be adjourned.

Q:	When and where is the annual meeting?

A:	The annual meeting will be held on [●], 2006, at 10:00 a.m. at KeySpan’s headquarters located at One MetroTech Center, Brooklyn, New York. Directions to KeySpan are attached to this proxy statement.

Q:	What percentage of stock do the directors and officers own?

A:	Our directors and certain executive officers own approximately [●]% of our common stock, as of [●], 2006.

Q:	When are the stockholder proposals due for the 2007 annual meeting?

A:	Stockholder proposals for the 2007 annual meeting must be received by us at our offices at One MetroTech Center, Brooklyn, New York 11201-3850, Attention: Corporate Secretary, by [●], to be considered by us for possible inclusion in the proxy materials for the 2007 annual meeting. In addition, all stockholder proposals or nominations for election as director for the 2007 annual meeting must be submitted to us in accordance with Section 2.7 of our By-Laws not less than 60 nor more than 90 calendar days in advance of the first anniversary date of the 2006 annual meeting.

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger, need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, you should contact our proxy solicitation agent, [●] toll-free at [●]. If your broker holds your shares, you should also call your broker for additional information.

SUMMARY

The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Annual Meeting

Date, Time and Place of Annual Meeting (Page 13)

The annual meeting will be held on [●], 2006 at 10:00 a.m., local time at KeySpan’s headquarters located at One MetroTech Center, Brooklyn, New York.

Purpose of the Annual Meeting (Page 13)

The purpose of the annual meeting is to take action upon the following: (i) a proposal to approve the merger agreement and thereby approve the merger; (ii) the election of ten directors; (iii) ratification of Deloitte & Touche LLP, as independent registered public accountants for KeySpan for the year ending December 31, 2006; (iv) consideration of a stockholder proposal, if presented at the Annual Meeting; and (v) to transact any other business properly brought before the annual meeting or any adjournment thereof.

Record Date for the Annual Meeting (Page 13)

Our board of directors has fixed the close of business on [●], 2006 as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting.

Shares Entitled to Vote (Page 13)

Each stockholder is entitled to one vote at the annual meeting for each share of our common stock held by that stockholder at the close of business on the record date. Shares of our common stock held by us in our treasury will not be voted.

Vote Required (Page 14)

Each proposal requires a different percentage of votes in order to approve it: (i) approval of the merger agreement requires the affirmative vote of at least a majority of the combined voting power of our common stock outstanding at the close of business on the record date; (ii) directors are elected by a plurality vote; and (iii) approval of all other proposals requires the affirmative vote of a majority of the votes cast by holders of shares of our common stock present in person or by proxy and entitled to vote, assuming a quorum is present.

Voting at the Annual Meeting (Page 14)

If you are a stockholder of record, you may vote in person by ballot at the annual meeting or by submitting a proxy. We recommend you submit your proxy even if you plan to attend the annual meeting. If you attend the annual meeting, you may vote by ballot, thereby canceling any proxy previously submitted.

How to Vote by Proxy (Page 14)

By Telephone or Internet.  If you are a stockholder of record, you can submit your proxy by telephone by calling the toll-free telephone number on your proxy card (800) 652-8683 or by internet by accessing the website identified on your proxy card www.computershare.com/expressvote. If you are a stockholder of record and choose to submit your proxy by mail, please complete each proxy card you receive, date and sign it, and return it in the prepaid envelope which accompanied that proxy card. If you hold your shares indirectly in the name of a bank, broker or other nominee, as a “street-name stockholder,” you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Proxies without Instruction (Page 14)

If you are a stockholder of record and submit your proxy but do not make specific choices, your proxy will follow our board of directors’ recommendations

Revocation of Proxies (Page 15)

You may revoke your proxy at any time prior to the time your shares are voted. If you are a stockholder of record, your proxy can be revoked in several ways:

•	by entering a new vote by telephone or the internet;

•	by delivering a written revocation to our corporate secretary that is received prior to the annual meeting;

•	by submitting another valid proxy bearing a later date that is received prior to the annual meeting; or

•	by attending the annual meeting and voting your shares in person.

However, if your shares are held in “street name” through a bank, broker, custodian or other recordholder, you must check with your bank, broker, custodian or other recordholder to determine how to revoke your proxy.

The Parties to the Merger (Page 18)

KeySpan Corporation
One MetroTech Center
Brooklyn, New York 11201
(718) 403-2000

We are the largest distributor of natural gas in the Northeastern United States, operating regulated gas utilities in New York, Massachusetts, and New Hampshire that serve 2.6 million customers. We are also the largest electric generator in New York State, with approximately 6,650 megawatts of generating capacity that provides power to 1.1 million customers of the Long Island Power Authority, or “LIPA”, on Long Island and supplies approximately 25 percent of New York City’s capacity needs. We also operate LIPA’s transmission and distribution system under contract to LIPA. In addition to these assets, we have strategic investments in pipeline transportation, distribution, storage, and production. We are incorporated in the State of New York.

National Grid plc
1-3 Strand
London WC2N 5EH
United Kingdom
+ 44 (0)20 7004 3000

Parent is an international energy delivery business with principal activities in the regulated electricity and natural gas industries. In the United States, Parent transmits and distributes electricity and natural gas to nearly 4 million customers in Massachusetts, New Hampshire, New York and Rhode Island. Parent owns the high-voltage electricity transmission network in England and Wales and operates the system across Great Britain. Parent also owns and operates the high-pressure gas transmission system in Great Britain and, through its natural gas distribution business, serves over 11 million customers. In addition, Parent has a number of businesses operating in related areas such as LNG importation, wireless infrastructure for broadcast and telecommunications, property, metering and interconnectors. Parent is a public limited company incorporated under the laws of England and Wales with registration number 4031152.

National Grid US8, Inc.
111 Eighth Avenue
New York, NY 10011
Attn: CT Corporation
(212) 894-8440

Merger Sub is a New York corporation and an indirect wholly-owned subsidiary of Parent. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Under the terms of the merger agreement, Merger Sub will merge with and into us. KeySpan will survive the merger and Merger Sub will cease to exist.

When the merger will be completed (Page 39)

We will seek to consummate the merger by early 2007.

Board Recommendation (Page 24)

Our board has unanimously determined that the merger is fair to and in the best interests of our stockholders and has approved the merger. Our board unanimously recommends that our stockholders vote for approval of the merger.

Opinion of our Financial Advisor (Page 26 and Annex B)

Lazard Frères Co. LLC, or “Lazard”, delivered its opinion to our board of directors that, as of the date of its opinion and based upon and subject to the factors and assumptions set forth therein, the merger consideration of $42.00 in cash per share, to be received by our stockholders pursuant to the merger agreement, was fair from a financial point of view to our stockholders.

The opinion of Lazard does not constitute a recommendation as to how any of our stockholders should vote with respect to the merger agreement. The full text of the written opinion of Lazard, dated February 25, 2006, which set forth the matters considered and assumptions made in connection with such opinions, are attached as Annex B to this proxy statement. We recommend that you read the opinion carefully. Pursuant to the terms of the engagement letter with Lazard, we have agreed to pay a fee to Lazard. Substantially all of the fee of Lazard is payable upon consummation of the merger.

Interests of the Company’s Directors and Executive Officers in the Merger (Page 33)

Our directors and executive officers may have interests in the merger that are different from, or in addition to, yours, including the following:

•	all restrictions on restricted stock owned by our directors and officers will lapse upon consummation of the merger;

•	with respect to performance shares issued to our officers pursuant to our long term incentive compensation plans, target performance levels have been assumed with respect to performance shares granted in 2004, 2005 and 2006 and, at such target performance, 100% of such shares shall be issued and cashed out; if actual performance levels through the date of change of control are above target, such greater percentage amounts shall be issued, upon consummation of the merger;

•	all outstanding KeySpan stock options owned by our officers will immediately vest (to the extent not previously vested) on consummation of the merger and the holders of such options shall receive an amount in cash equal to the excess of the merger consideration per share over the exercise price per share applicable to such stock options;

•	with the exception of our chief executive officer and chairman, all of our officers participate in our Senior Executive Change of Control Severance Plan, which provides for the payment of severance and other benefits upon certain qualifying terminations of such executives’ employment within two (2) years of a “change of control” of us;

•	our chief executive officer and chairman has certain severance benefits pursuant to his employment agreement, dated January 1, 2005;

•	the merger agreement provides for indemnification arrangements for each of our current and former directors and officers that will continue for six years following the effective time of the merger as well as insurance coverage covering his or her service to us as a director or officer; and

•	the merger agreement provides for our chief executive officer and chairman to hold certain positions at Parent after the effective time of the merger and nomination by us of a second director to the board of directors of Parent.

Material United States Federal Income Tax Consequences (Page 37)

The receipt of cash in the merger by U.S. holders of our common stock will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss equal to the difference between the amount of cash received in exchange for such common stock and the U.S. holder’s adjusted tax basis in such common stock. If you are a non-US holder of our common stock, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States. You should consult with your own tax advisor for a full understanding of how the merger will affect your taxes.

Regulatory Approvals (Page 39)

To complete the merger, we must obtain, and Parent must obtain, approvals or consents from, or make filings with a number of United States federal and state public utility, antitrust and other regulatory authorities including pursuant to the Hart-Scott-Rodino Act; the Federal Power Act; the Communications Act of 1934, as amended by the Telecommunications Act of 1996, the Exon-Florio Amendment to the Defense Production Act, passed in 1988 and amended in 1992, the New York Public Service Law, the New Hampshire Public Utilities Statutes and the New Jersey Public Utility Statutes. In addition, we must seek certain contractual consents from non-governmental and quasi-governmental entities. Although we believe that we will receive the required consents and approvals described below to complete the merger, there can be no assurance as to the timing of these consents and approvals or as to our ultimate ability to obtain such consents or approvals (or any additional consents or approvals which may otherwise become necessary) or that such consents or approvals will be obtained on terms and subject to conditions satisfactory to us and Parent. If additional approvals, consents and filings are required to complete the merger, we contemplate that such consents, approvals and filings will be sought or made.

Treatment of Stock Options (Page 42)

At the effective time of the merger, each outstanding option issued under our benefit plans, whether or not vested or exercisable, to acquire our common stock will be canceled, and the holder of each stock option will be entitled to receive an amount in cash equal to the product of:

•	the excess, if any, of the merger consideration per share over the exercise price per share previously subject to such option less any required withholding taxes, multiplied by

•	the number of shares of our common stock previously subject to such option.

Restricted Shares and Stock Unit Awards (Page 42)

All other shares of our common stock and any stock unit awards (and any related dividend equivalent rights) granted by us subject to vesting deferral or other lapse restrictions pursuant to our benefits plans will vest, become free of such restrictions and be cancelled as of the effective time with each holder entitled to receive an amount in cash equal to the product of:

•	the merger consideration, multiplied by

•	the total number of shares of our common stock subject to such stock award, less any required withholding taxes.

Procedure for Receiving Merger Consideration (Page 43)

As soon as practicable after the effective time of the merger, an exchange agent will mail a letter of transmittal and instructions to you and our other stockholders. The letter of transmittal and instructions will tell you how to surrender your common stock certificates in exchange for the merger consideration. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.

No Solicitation of Transactions (Page 49)

The merger agreement restricts our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the Company. Notwithstanding these restrictions, under certain limited circumstances required for our board of directors to comply with its fiduciary duties, our board of directors may respond to an unsolicited written bona fide proposal for an alternative acquisition or terminate the merger agreement and enter into an agreement with respect to a superior proposal after paying the termination fee specified in the merger agreement.

Conditions to the Merger (Page 51)

Before we can complete the merger, a number of conditions must be satisfied, including:

•	the adoption of the merger agreement by our stockholders and by the stockholders of Parent;

•	the absence of governmental orders that have the effect of making the merger illegal or that otherwise prohibit the closing;

•	certain approvals specified in the merger agreement must have been obtained;

•	the accuracy of our representations and warranties, and Parent’s representations and warranties, except to the extent failure to be true and correct would not constitute a material adverse effect;

•	performance of each of the parties’ covenants required under the merger agreement; and

•	the absence of any event which has had, and no fact or circumstance existing that has resulted in or would reasonably be expected to result in, a material adverse effect on us.

Termination (Page 52)

The merger agreement may be terminated at any time prior to the effective time:

•	by mutual written consent of the parties;

•	by either us or Parent if:

•	any restraint is in effect which has the effect of making the merger illegal or otherwise prohibiting the consummation of the merger;

•	our stockholders do not adopt the merger agreement at the annual meeting (including any adjournment or postponement thereof) or if Parent’s stockholders fail to adopt the merger agreement at Parent’s stockholders meeting; or

•	the merger has not been consummated by the 15-month anniversary of February 25, 2006 subject to a right to extend for a further three months in certain circumstances;

•	by Parent if:

•	we have breached the merger agreement or are unable to satisfy the closing conditions;

•	our board of directors has not recommended, or has withdrawn, qualified or modified in any manner adverse to Parent, its recommendation of the merger agreement or its declaration that the merger agreement and the merger are advisable, fair and in the best interests of our stockholders or taken any action or made any statement inconsistent with its approval or recommendation of the merger agreement and the merger;

•	our board of directors has approved or recommended any “takeover proposal” or our board of directors has proposed or resolved to do any of the foregoing; or

•	a tender offer or exchange offer for 20% or more of the outstanding shares of our capital stock is commenced and our board of directors fails to recommend against acceptance of such tender offer or exchange offer;

•	by us if:

•	prior to our stockholders meeting our board of directors authorizes us, subject to compliance with the merger agreement, to enter into a definitive agreement concerning a transaction that constitutes a “superior proposal”, Parent does not match such proposal and we pay a termination fee to Parent, as set out below; or

•	Parent or Merger Sub has breached the merger agreement or is unable to satisfy the closing conditions.

Fees and Expenses (Page 53)

Under certain circumstances, in connection with the termination of the merger agreement, we will be required to pay to Parent a termination fee of $250 million. Such fee will be payable if:

•	the merger agreement has been terminated by us as a result of our board of directors authorizing us to enter into a definitive agreement concerning a “superior proposal”;

•	the merger agreement has been terminated by Parent as a result of our board of directors withdrawing their recommendation of the merger or approving or recommending another transaction to our shareholders; or

•	the merger agreement has been terminated by either us or Parent as a result of our stockholders not adopting the merger agreement or because the merger has not been consummated by the 15-month anniversary of February 25, 2006, subject to a three-month extension and

•	between February 25, 2006 and the date that the merger agreement is terminated, any person has directly or indirectly publicly disclosed to us or our stockholders a “takeover proposal” or generally that if the merger is not consummated such person or one of its affiliates will make a “takeover proposal” and

•	concurrently with the termination of the merger agreement or within twelve months of termination we or one of our subsidiaries enters into a definitive agreement with respect to a “takeover proposal”.

Under certain circumstances, in connection with the termination of the merger agreement, Parent will be required to pay to us a termination fee of the lesser of $250 million or one percent of the capitalization of Parent on the date the payment is due and payable. Such fee will be payable if: (i) the agreement has been terminated by either us or Parent as a result of Parent’s stockholders not adopting the merger agreement and (ii) between February 25, 2006 and the date the merger agreement is terminated any person has directly or indirectly publicly disclosed to Parent or Parent’s stockholders a proposal with respect to a “Parent acquisition transaction”, or generally that if the merger is not consummated such person or one of its affiliates will commence a “Parent acquisition transaction” and concurrently with such termination of the merger agreement or within twelve months of termination a “Parent acquisition transaction” occurs or Parent or one of its subsidiaries enters into a definitive agreement with respect to a “Parent acquisition transaction”.

Market Price of Our Stock (Page 56)

Our common stock is listed and traded on the NYSE and the Pacific Stock Exchange under the symbol “KSE.” On February 16, 2006, the last full trading day prior to reports from two U.S. publications that KeySpan was in discussions concerning a possible merger transaction, our common stock closed at $36.18 per share. On [●], which was the last trading day before the date this proxy statement was printed, our common stock closed at [$●] per share.

Other Annual Meeting Proposals (Page 59)

At the annual meeting, we are also asking you to vote of on the following matters:

•	the election of ten directors to our board of directors;

•	the ratification of Deloitte & Touche LLP, as our independent registered public accountants for the year ending December 31, 2006;

•	the consideration of a stockholder proposal, if presented at the annual meeting; and

•	any other business properly brought before the meeting.

Approval by you of these other annual meeting proposals is not a condition to completion of the merger. Our board of directors recommends that you vote “FOR” each of the nominee directors and the ratification of auditors and “AGAINST” the stockholder proposal.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

Certain statements contained in this proxy statement, and the documents to which we refer you in this proxy statement, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical facts, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. We generally identify these statements by words or phrases, such as “anticipate,” “estimate,” “plan,” “expect,”, “believe,” “intend,” “foresee,” “will,” “may” and other similar words or phrases. These statements discuss, among other things, our future outlook, our strategy, anticipated capital expenditures, future cash flows and borrowings, our proposed merger, pursuit of potential acquisition opportunities, sources of future funding and other goals and targets. Such forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties, and actual results may differ materially from those discussed in such statements. The risks, uncertainties and factors that could cause actual results to differ materially include but are not limited to the following:

•	we are a holding company, and our subsidiaries are subject to state regulation which limits their ability to pay dividends and make distributions to us;

•	our risk mitigation techniques such as hedging and purchase of insurance may not adequately provide protection;

•	Securities and Exchange Commission, or the “SEC”, rules for exploration and production companies may require us to recognize a non-cash impairment charge at the end of our reporting periods;

•	our operating results may fluctuate on a seasonal and quarterly basis;

•	a substantial portion of our revenues are derived from our agreements with LIPA, and no assurances can be given that these arrangements will not be discontinued on consummation of the merger or at some point in the future or that the new agreements will become effective;

•	a decline or an otherwise negative change in the ratings or outlook on our securities could have a materially adverse impact on our ability to secure additional financing on favorable terms;

•	our costs of compliance with environmental laws are significant, and the cost of compliance with future environmental laws could adversely affect us;

•	our businesses are subject to competition and general economic conditions impacting demand for services;

•	risk associated with our financial swap agreement for in-city unforced capacity;

•	labor disruptions at our facilities could adversely affect our results of operations and cash flow;

•	counterparties to our transactions may fail to perform their obligations, which could harm our results of operations;

•	gathering, processing and transporting activities involve numerous risks that may result in accidents and other operating risks and costs;

•	volatility of fuel prices used to generate electricity;

•	fluctuations in weather and in gas and electric prices;

•	our ability to successfully manage our cost structure and operate efficiently;

•	our ability to successfully contract for natural gas supplies required to meet the needs of our customers;

•	implementation of new accounting standards or changes in accounting standards or generally accepted accounting principles, or “GAAP”, which may require adjustment to financial statements;

•	inflationary trends and interest rates;

•	retention of key personnel;

•	federal, state and local regulatory initiatives that threaten cost and investment recovery, and place limits on the type and manner in which we invest in new businesses and conduct operations;

•	the impact of federal, state and local utility regulatory policies and orders on our regulated and unregulated businesses;

•	a change in the fair market value of our investments that could cause a significant change in the carrying value of such investments or the carrying value of related goodwill;

•	timely receipts of payments from LIPA and the New York Independent System Operator, or “NYISO”, our two largest customers;

•	risks, uncertainties and factors set forth in our reports and documents filed with the SEC (which reports and documents should be read in conjunction with this proxy statement; see “Where You Can Find Additional Information”);

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the outcome of the legal proceedings that have been instituted against us and others following announcement of the merger agreement;

•	the failure of the merger to close for any other reason; and

•	the amount of the costs, fees, expenses and charges related to the merger.

THE ANNUAL MEETING

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the annual meeting. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [•], 2006.

Date, Time and Place of Annual Meeting

The annual meeting will be held on [•], 2006 at 10:00 a.m., local time at KeySpan’s headquarters located at One MetroTech Center, Brooklyn, New York. Directions to the location of the annual meeting are included in this proxy statement.

Purpose of the Annual Meeting

The purpose of the annual meeting is to take action upon the following:

1. A proposal to approve the merger agreement and thereby approve of the merger;

2. Election of ten directors;

3. Ratification of Deloitte & Touche LLP, as independent registered public accountants for KeySpan for the year ending December 31, 2006;

4. Consideration of a stockholder proposal, if presented at the Annual Meeting; and

5. Transaction of any other business properly brought before the annual meeting or any adjournment thereof.

Record Date for the Annual Meeting

Our board of directors has fixed the close of business on [•], 2006 as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting.

Outstanding Shares

As of [•], 2006, the record date for the annual meeting, there were approximately [•] shares of our common stock outstanding.

Shares Entitled to Vote

Shares entitled to vote at the annual meeting are shares of our common stock held as of the close of business on the record date, [•], 2006. Each stockholder is entitled to one vote at the annual meeting for each share of our common stock held by that stockholder at the close of business on the record date. Shares of our common stock held by us in our treasury are not voted.

Quorum, Abstentions and Broker Non-Votes

A quorum of our stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the annual meeting of holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the meeting is a quorum. Shares held by us in our treasury do not count towards a quorum. Abstentions and broker non-votes count as present for establishing a quorum. A broker non-vote occurs on an item when the broker is not permitted to vote on that item without instruction from the beneficial owner of the shares of our common stock and the beneficial owner gives no instruction as to voting of the shares. Under New York Stock Exchange, or “NYSE”, rules, your broker or bank does not have discretionary authority to vote your shares on the proposal to approve the merger agreement. Without your voting instructions, a broker non-vote will occur.

Vote Required

The proposals require different percentages of votes in order to approve them:

•	approval of the merger agreement requires the affirmative vote of at least a majority of the combined voting power of our common stock outstanding at the close of business on the record date;

•	directors are elected by a plurality vote;

•	approval of all other proposals requires the affirmative vote of a majority of the votes cast by holders of shares of our common stock present in person or by proxy and entitled to vote, assuming a quorum is present.

Abstentions and broker non-votes are not counted as votes cast on a proposal.

Shares Beneficially Owned by Our Directors and Officers

Our directors and officers beneficially owned [•] shares of our common stock on [•], 2006, the record date for the annual meeting. These shares represent in total [•]% of the total voting power of our voting securities outstanding and entitled to vote as of [•], 2006. We currently expect that our directors and officers will vote their shares in favor of the merger proposal, although none of them has entered into any agreements obligating them to do so.

Voting at the Annual Meeting

If you are a stockholder of record, you may vote in person by ballot at the annual meeting or by submitting a proxy. We recommend you submit your proxy even if you plan to attend the annual meeting. If you attend the annual meeting, you may vote by ballot, thereby canceling any proxy previously submitted.

Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposals or abstain from voting.

How to Vote by Proxy

By Telephone or Internet.  If you are a stockholder of record, you can submit your proxy by telephone by calling the toll-free telephone number on your proxy card (800) 652-8683 or by internet by accessing the website identified on your proxy card www.computershare.com/expressvote. Telephone and internet voting are available 24 hours a day and will be accessible until 12:00 a.m. on [•], 2006. If you hold your shares indirectly in the name of a bank, broker or other nominee, as a “street-name stockholder,” you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you submit your proxy by telephone or internet, please do not mail your proxy card.

By Mail.  If you are a stockholder of record and choose to submit your proxy by mail, please complete each proxy card you receive, date and sign it, and return it in the prepaid envelope which accompanied that proxy card. If you hold your shares indirectly in the name of a bank, broker or other nominee, as a “street-name stockholder,” you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Proxies without Instruction

If you are a stockholder of record and submit your proxy but do not make specific choices, your proxy will follow our board of directors’ recommendations and your shares will be voted:

•	“FOR” the proposal to approve the merger agreement;

•	“FOR” the proposal to elect the directors named in the director proposal;

•	“FOR” the proposal to ratify Deloitte & Touche LLP as KeySpan’s independent auditor for the year 2006; and

•	“AGAINST” the stockholder proposal to adopt simple majority vote in relation to approvals by our stockholders;

If you hold your shares through a bank, broker, custodian or other recordholder, failure to instruct such recordholder how to vote your shares will have the effect described under “Quorum, Abstentions and Broker Non-Votes.”

Revocation of Proxies

You may revoke your proxy at any time prior to the time your shares are voted. If you are a stockholder of record, your proxy can be revoked in several ways:

•	by entering a new vote by telephone or the internet;

•	by delivering a written revocation to our corporate secretary that is received prior to the annual meeting;

•	by submitting another valid proxy bearing a later date that is received prior to the annual meeting; or

•	by attending the annual meeting and voting your shares in person.

However, if your shares are held in “street name” through a bank, broker, custodian or other recordholder, you must check with your bank, broker, custodian or other recordholder to determine how to revoke your proxy.

Proxy Solicitation

The proxies being solicited hereby are being solicited by us and our board of directors. We will pay the costs of soliciting proxies from our stockholders. In addition to this mailing, proxies may be solicited by our directors, officers or employees in person or by telephone, through the internet or by electronic transmission. None of the directors, officers or employees will be directly compensated for such services. We have retained [•] to assist in the distribution and solicitation of proxies. We will pay [•] a fee of $[•] plus reasonable expenses, for these services. In addition, we will reimburse brokers, bank nominees and other institutional holders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of our common stock.

The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should submit your proxy without delay by telephone, by the internet or by mail. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Other Business; Adjournments

We are not currently aware of any other business to be acted upon at the annual meeting. If, however, other matters are properly brought before the annual meeting, or any adjourned meeting, your proxies include discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment.

Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by the affirmative vote of a majority of the votes cast by holders of shares of our common stock present in person or by proxy at the meeting, whether or not a quorum is present, without further notice other than by an announcement made at the meeting. We do not currently intend to seek an adjournment of the annual meeting.

KeySpan Stockholder Account Maintenance

All communications concerning accounts of our stockholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues can be handled by calling our transfer agent, Computershare, toll-free, at (800) 482-3638.

Communications with the Board

Stockholders and other interested parties may communicate directly with our board of directors, any director, group of directors or committee of our board of directors by writing to: KeySpan, One MetroTech Center, Brooklyn, NY 11201, Attention: Corporate Secretary’s Office and specifying to whom the correspondence should be directed. Alternatively, communications can be sent via e-mail to boardofdirectors@keyspanenergy.com. These addresses are posted on our website. Our corporate secretary will review all such correspondence and forward to our board of directors, or to a particular director or directors, any such correspondence that deals with the functions of our board of directors or its committees or that our corporate secretary can reasonably determine requires the attention of any director, group of directors or committee of our board of directors. In addition, at each meeting of the Corporate Governance and Nominating Committee of our board of directors, the corporate secretary will report on all such communications received and the response, if any, provided on such communication. Further, any director may at any time review a log of all correspondence received by us that is addressed to our board of directors, a director, group of directors or a committee of our board of directors and request copies of any such correspondence.

Disclosure of “Broker Non-Votes” And Abstentions

SEC rules provide that specifically designated blank spaces are provided on the proxy card for stockholders to mark if they wish either to withhold authority to vote for one or more nominees for director or to abstain on one or more of the proposals. Votes withheld in connection with the adoption of the merger agreement will count as a vote against adoption of the merger agreement. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for or against such individuals. With respect to the proposal relating to the selection of auditors, abstentions are not counted in determining the number of votes cast in connection with this proposal since New York law requires a majority of only those votes cast “for” or “against” approval, while broker non-votes are treated as shares not entitled to vote, thus giving both abstentions and non-votes no effect. With respect to the stockholder proposal, broker non-votes will not be counted as votes cast for or against such proposal. All abstentions and broker non-votes are counted towards the establishment of a quorum.

Confidential Voting

We have adopted a policy to the effect that all proxy (voting instruction) cards, ballots and vote tabulations which identify the particular vote of a stockholder are to be kept secret from us, our directors, officers and employees. Accordingly, proxy cards are returned in envelopes addressed to the tabulator, Computershare, which receives and tabulates the proxies and is independent of us. The final tabulation is inspected by inspectors of election who also are independent of us, our directors, officers and employees. The identity and vote of any stockholder shall not be disclosed to us, our directors, officers or employees, nor to any third party except (i) to allow the independent inspectors of election to certify the results of the vote to us, our directors, officers and employees; (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against us; (iii) in the event of a proxy solicitation based on an opposition proxy statement filed, or required to be filed, with the SEC; or (iv) in the event a stockholder has made a written comment on such form of proxy.

Certain Relationships and Related Transactions

We have director and officer, or “D&O”, liability insurance for the purpose of reimbursing us when we have indemnified our directors and officers. D&O liability insurance also provides direct payment to our directors and officers under certain circumstances when we have not previously provided indemnification. We also have liability insurance which provides fiduciary coverage for us, our directors, officers and employees for any alleged breach of fiduciary duty under the Employee Retirement Income Security Act. The D&O insurance was purchased from Associated Electric & Gas Insurance Services, Energy Insurance Mutual, Zurich American, Hartford, Starr Excess, Quanta and Liberty Mutual for a one year period commencing May 28, 2005 at a cost of $3,277,035. Fiduciary liability insurance was purchased from the American International Group,

CHUBB, Zurich American, and Energy Insurance Mutual commencing August 26, 2005 at a cost of $666,552. We plan to renew both programs upon expiration.

Legal Proceedings

On March 20, 2006, a purported class action lawsuit was filed alleging breach of fiduciary duty against us and our directors. The complaint, which was filed in the New York State Supreme Court for the County of Kings, relates to the execution of the merger agreement with Parent and alleges that the merger consideration which our stockholders will receive in connection with the proposed merger transaction is inadequate and unfair because the transaction value of $42.00 for each share of our common stock does not provide our stockholders with a meaningful premium over the market price of the common stock. We believe the lawsuit is without merit and we intend to contest it vigorously.

On February 9, 2005, we were served with a stockholder derivative action asserting claims on behalf of us based upon breach of fiduciary duty. The complaint, which was filed in the New York State Supreme Court for the County of Kings, relates to the 2001 Roy Kay related losses and alleges that our directors and certain senior officers breached their fiduciary duties when they placed their own personal interests above our interests by using material non-public information (the fraud at Roy Kay) to sell securities at artificially inflated prices.

The February 2005 complaint asserts essentially the same allegations as contained in two prior federal stockholder derivative actions which were commenced in October 2001 and June 2002 and were later withdrawn by the plaintiffs. On January 3, 2006, the parties entered into a settlement agreement to settle the action for a nominal sum of $250,000 for plaintiff’s counsel fees and for us to implement certain corporate governance practices. The settlement agreement is subject to court approval, the timing of which cannot be predicted. While we deny any wrongdoing, we believe the settlement is in the best interest of us and our stockholders.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of us. Executive officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms which they file.

To our knowledge, based solely on a review of information furnished to us, reports filed through us and representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than ten percent (10%) beneficial owners were complied with during the twelve-month period ended December 31, 2005, except that a Form 4 report was filed late to disclose a transaction by John J. Haran, an executive of us, in which Mr. Haran transferred shares out of the Keyspan 401(k) plan to another investment.

THE PARTIES TO THE MERGER

KeySpan Corporation

We are the largest distributor of natural gas in the Northeastern United States, operating regulated gas utilities in New York, Massachusetts, and New Hampshire that serve 2.6 million customers. We are also the largest electric generator in New York State, with approximately 6,650 megawatts of generating capacity that provides power to 1.1 million customers of LIPA on Long Island and supplies approximately 25 percent of New York City’s capacity needs. We also operate LIPA’s transmission and distribution system under contract to LIPA. In addition to these assets, we have strategic investments in pipeline transportation, distribution, storage, and production. We are incorporated in the State of New York with our principal executive offices at One MetroTech Center, Brooklyn, New York 11201. Our telephone number is (718) 403-2000.

National Grid plc

Parent is an international energy delivery business with principal activities in the regulated electricity and natural gas industries. In the United States, Parent transmits and distributes electricity and natural gas to nearly 4 million customers in Massachusetts, New Hampshire, New York and Rhode Island. Parent owns the high-voltage electricity transmission network in England and Wales and operates the system across Great Britain. Parent also owns and operates the high-pressure gas transmission system in Great Britain and, through its natural gas distribution business, serves over 11 million customers. In addition, Parent has a number of businesses operating in related areas such as LNG importation, wireless infrastructure for broadcast and telecommunications, property, metering and interconnectors. Parent is a public limited company incorporated under the laws of England and Wales with registration number 4031152 with its principal executive offices at 1-3 Strand London WC2N 5EH, United Kingdom. Parent’s telephone number is + 44 (0)20 7004 3000.

National Grid US8, Inc.

Merger Sub is a New York corporation and an indirect wholly-owned subsidiary of Parent. Merger Sub’s principal executive offices are located at 111 Eighth Avenue, New York, NY 10011, Attn: CT Corporation, and its telephone number is (212) 894-8440. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Under the terms of the merger agreement, Merger Sub will merge with and into us. KeySpan will survive the merger and Merger Sub will cease to exist.

THE MERGER

Background of the Merger

As part of its ongoing evaluation of the business, our board of directors, or our “board”, and our senior management regularly discuss and review opportunities to achieve our long-term strategic goals and to take advantage of growth opportunities in the utilities industry to further enhance our stockholder value. As part of its regular strategic planning process, our senior management periodically made presentations to our board that included review of potential opportunities for business combinations, acquisitions and dispositions. From time to time, our board has evaluated a variety of possible strategic options in light of the business trends and regulatory conditions impacting us and the industry. We retained Lazard to assist us as a financial advisor in identifying and evaluating the available strategic alternatives and particularly those with the greatest industrial logic and stockholder value potential. We began that process with Lazard in mid 2002 and continued it through February 2006.

On November 12, 2004, representatives of Lazard and the management of Parent’s principal US subsidiary, or, “Parent USA”, held a meeting in which Parent USA expressed interest in a possible transaction with us. Following discussion with our board, Lazard arranged a meeting between the principals of Parent USA and us.

On November 24, 2004, the Chairman of another company interested in exploring a business combination with us, or “company A”, requested a meeting with Mr. Robert B. Catell, Chairman of our board and our Chief Executive Officer, in order to discuss the possibility of a potential business combination transaction between us and company A. Following that meeting, our senior management and representatives of company A met on several occasions for the purpose of sharing strategic reviews of our respective businesses and to explore the potential advantages of combining company A and us. This discussion resulted in an understanding between us and company A to undertake a mutual investigation of the potential benefits of a combination of company A and us and the terms under which such agreement could be accomplished. A confidentiality and standstill agreement with company A was executed on December 21, 2004.

On January 12, 2005, Mr. Catell met with Dr. Roger Urwin, Group Chief Executive of Parent to discuss the strategic visions of their respective businesses and the potential for future partnering opportunities.

On February 7, 2005, pursuant to the meeting between Mr. Catell, Dr. Urwin, Mr. John A. Caroselli, our Executive Vice President and Chief Strategy Officer, met with Mr. John Cochrane, Parent USA’s Executive Vice President and Chief Financial Officer to further discuss their respective businesses and potential future partnering opportunities.

Throughout the period of December 2004 to March 2005, we and company A conducted preliminary due diligence of each other’s operations. During this time there were also various conversations between us and company A and our and company A’s financial advisors regarding the potential business combination transaction. After several weeks of discussions and evaluation of diligence materials, company A, during a meeting with Mr. Catell on March 28, 2005, indicated that it was not prepared, at that time, to make a proposal which offered a premium to our stockholders. On March 30, 2005, after discussion among our board, we chose to terminate discussions regarding the potential business combination with company A. Pursuant to this decision, we ceased exchanging information on our respective businesses.

On March 3, 2005, Mr. Urwin telephoned Mr. Catell to discuss a potential commitment to undertake a business combination transaction with us and to discuss possible business combination structures.

During the period March through May 2005, Mr. Catell and Dr. Urwin and representatives of Lazard and Rothschild, Inc., or Rothschild, Parent’s financial advisor, had several conversations and meetings regarding a potential business combination transaction.

On May 16, 2005, Mr. Caroselli, Mr. Steve Holliday, the then Group Director and present Deputy Group Chief Executive of Parent, and our respective financial advisors met to discuss both our and Parent’s business strategies, performance, business models and U.S. opportunities.

From the end of May to mid July 2005, discussions continued between us, Parent and our respective representatives, regarding potential business combination structures and transaction economics. On June 2, 2005 a meeting was held between Mr. Catell and Sir John Parker, chairman of Parent’s board of directors. A confidentiality and standstill agreement was entered into by Parent and us on June 13, 2005. In addition, on June 23, 2005 and July 8, 2005, certain members of our management and Lazard met with Parent’s management and Rothschild to conduct mutual due diligence investigations on the respective businesses.

Shortly thereafter, Parent provided potential terms for a primarily non-cash business combination with us. Following a meeting between Lazard and Rothschild on July 12, 2005, Lazard, on our behalf, informed Rothschild that the potential terms proposed were not sufficiently attractive and that discussions should be terminated.

At a meeting on July 15, 2005, between Mr. Catell and Dr. Urwin, we reiterated to Parent that the potential terms of the possible business transaction and its potential structure were not sufficiently attractive and that continued discussions would be useful only if Parent was willing to significantly improve its proposed terms and structure. Discussions between us and Parent were terminated at that time.

In October 2005, recognizing the increasing consolidation in the utility industry, our board authorized Lazard to continue exploring the possibility of acquisitions by us of various energy companies and also authorized the commencement of more specific discussions with other entities that would be interested in considering a merger with or acquisition of us. During this period, Lazard, at our board’s request, also contacted company A and Parent to determine their interest in revisiting the possibility of a business combination transaction with us.

On October 4, 2005, Lazard had discussions with Parent following its indication of renewed interest in the possibility of pursuing a business combination with us. On October 10, 2005, Lazard recommenced discussions with company A upon its indication of interest in revisiting the idea of a potential business combination with us. On October 18, 2005, a meeting was held between Mr. Catell and the President of company A, wherein company A affirmed its interest in a potential transaction. In addition, following initial discussions between representatives of Lazard and several other interested entities, confidentiality agreements were provided to a number of prospective parties interested in exploring a business combination with us, of which three agreements were executed.

On October 31, 2005, Messrs. Catell and Caroselli met with Dr. Urwin and Mr. Holliday to discuss a possible cash acquisition and the process of evaluating the benefits, price and structure of the potential transaction. Based on the range of consideration discussed ($37 to $39 per share) for an acquisition of us by Parent, Messrs. Catell and Caroselli indicated that this proposal would not be acceptable and that no further discussions were warranted.

At the regular annual strategic planning meeting of our board on November 2, 2005, our directors continued to discuss their review of our strategic alternatives. Our senior management reviewed with our board its outlook for our business on a stand-alone basis. In addition to reviewing potential acquisition opportunities, our senior management also discussed with our board the possibility of a merger with, or a potential sale of us to, other entities. Mr. Catell also described for our board the discussions that had ensued with the various parties interested in exploring a business combination with us and indicated that no acceptable proposal had been received yet. After discussion, our board authorized senior management and our advisors to continue exploring strategic alternatives, including the advantages and disadvantages of a stand alone case versus a business combination with another company.

At a special board meeting November 22, 2005 board meeting, a number of topics were discussed including a review of our strategic alternatives, factors affecting the energy and utilities industries, the status of consolidation in the industry, current and prospective industry valuations. Our senior management reviewed with our board the status of the discussions with certain parties, including Parent and company A, and discussed the benefits to us and our stockholders of continuing as an independent company, or entering into a business combination with one or more interested parties. At the meeting, representatives of Lazard made a financial presentation to the directors, including potential valuation methodologies applicable to us.

Representatives of Simpson Thacher & Bartlett LLP, or “Simpson Thacher & Bartlett”, our outside counsel, were also in attendance to provide general guidance on legal matters. In addition, on November 22, 2005, based on a request from Parent, our senior management held a video conference with Parent’s senior management and Rothschild to review our current business plan.

On November 28, 2005, certain members of our senior management held a meeting with the management of company A at the offices of Simpson Thacher & Bartlett in New York City to discuss certain issues in connection with a potential stock-for-stock merger transaction proposed by company A.

A meeting was requested by Parent on December 7, 2005, where Mr. Catell met with Mr. Holliday. On December 8, 2005, Mr. Catell met with Mr. Urwin to discuss a proposal by Parent to acquire us in a cash merger transaction at a price range of $37- $39 per share. Pursuant to this meeting and following discussions between Lazard and Rothschild, Mr. Catell informed Parent that the terms of the potential transaction with Parent were inadequate. It was agreed that there would be no further discussions until after Parent’s board of directors met later that month.

On December 14, 2005, Mr. Catell convened a regular meeting of our board. Representatives from Lazard and Simpson Thacher & Bartlett were also in attendance. During this meeting, our board was updated on the status of the discussions with Parent and the other parties, including company A. The board then reviewed and discussed strategic considerations related to, and the potential merits of, the potential business combinations and other strategic alternatives being considered as compared to a standalone strategy as well as the fact that no acceptable offer was pending at such time. Lazard also reviewed for our board its financial analysis of us, which includes consideration of the recently completed negotiations with LIPA.

No further discussions concerning a possible business combination took place with Parent or company A until January 2006. At this time, we and our legal and financial advisors began more extensive discussions with Parent and company A. On January 12, 2006, Mr. Catell and the Chief Executive Officer of company A met to further discuss certain transactional matters, including the fact that company A was considering an increase to its previous proposal which was in the form of a fixed share exchange ratio.

On January 13, 2006, Messrs. Catell and Holliday also met to discuss transaction matters including a proposed price per share and the timing of a potential business combination transaction. At this meeting, Parent indicated that it was prepared to raise its proposed price to $40 per share for all of the outstanding shares of our common stock. Mr. Catell indicated he would report their discussion to our board at the next board meeting which was to take place on January 18, 2006.

In January 2006, representatives of us and Lazard continued to have various meetings and telephone conversations with those other parties that had approached us and had entered into confidentiality agreements concerning a potential business combination with us. As a result of these discussions, certain such parties declined to make a specific transaction proposal to us, and certain other parties conveyed conditional indications of interest with respect to a merger transaction with us that provided significantly less certainty and economic value than the prior proposals that had been submitted by Parent and company A, so these discussions were terminated.

At a special meeting of our board on January 18, 2006 and a further meeting of our board on January 26, 2006, various issues concerning the potential strategic transactions were discussed with our senior management and our financial and legal advisors. Topics discussed included, among others, regulatory considerations, pricing concerns, possible synergies, and the due diligence process. At these meetings, representatives of Simpson Thacher & Bartlett reviewed with our board its fiduciary duty in connection with considering a possible business combination or maintaining the status quo. Lazard also updated our directors on its financial analysis of us. In addition, during this period, our senior management consulted regularly with Lazard and Simpson Thacher & Bartlett concerning financial and legal issues pertaining to the potential business combinations and other strategic alternatives and the need for confidentiality of these discussions.

Following the January board meetings, the focus of our examination of strategic alternatives was narrowed to a further exploration of a potential all cash merger with Parent, a potential stock-for-stock merger with company A, pursuit of our standalone plan and also under consideration in connection with any of these alternatives was a potential acquisition of a natural gas distribution business which was being auctioned by its corporate parent.

On January 26, 2006, certain members of our senior management, our other employees, representatives of Lazard and representatives of Simpson Thacher & Bartlett held an organizational meeting in the New York, New York offices of Simpson Thatcher & Bartlett in order to begin comprehensive due diligence efforts with respect to a possible merger transaction with either Parent or company A.

Our senior management and Parent held a meeting on January 30, 2006 at the Marriott Brooklyn in Brooklyn, New York to discuss the organization of comprehensive due diligence and other transactional matters. Representatives of our and Parent’s legal and financial advisors were also in attendance at this meeting.

During the period of January 30, 2006 through February 15, 2006, our senior management and our financial, legal, accounting and other advisors held numerous and extensive meetings by telephone and in person with each of company A and Parent and certain of their respective financial, legal, accounting and other advisors to exchange information in the course of the due diligence process. This review included, but was not limited to, an examination of business and financial outlooks, litigation, environmental, accounting, financial reporting, tax, power trading, human resources, employee benefits, executive compensation, information technology and general legal matters.

On February 2, 2006, Mr. Caroselli met with the Chief Financial Officer of company A and on February 6, 2006, telephoned Mr. Holliday of Parent to inform each party of the existence of a competing proposal from the other party and our intention to choose one partner with which to negotiate with upon the receipt of a definitive economic proposal before a meeting of our board on February 16, 2006. During this time, representatives of Lazard, at our request, also made corresponding phone calls to the financial advisors of Parent and company A to discuss matters concerning the respective business combination proposals.

Simpson Thacher & Bartlett produced a draft merger agreement on February 10, 2006 and distributed the draft to both Parent and company A. A revised merger agreement was received from company A on February 14, 2006 and from Parent on February 16, 2006. Upon receipt of Parent’s and company A’s revised merger agreements, telephone conferences and meetings between our representatives and representatives from Parent and company A and the financial and legal advisors of each respective party were held during the weeks of February 13, 2006 and February 20, 2006.

On February 9, 2006, the Chief Executive Officer of company A conveyed to Mr. Catell a proposal to acquire us in a stock-for-stock merger transaction, which included an increased exchange ratio, subject to the negotiation of a satisfactory merger agreement.

Our board met on February 16, 2006 in a special meeting, during which members of our board were apprised of the progress of discussions with Parent and company A. Representatives of Lazard and Simpson Thacher & Bartlett were in attendance. During this meeting, Lazard reviewed the two proposals with our board, including a review of various factors differentiating the two possible business combinations and a review of its analysis of our valuation. Our board continued to discuss and consider how each strategic option could enhance our stockholder value and directed senior management to continue to discuss possible transactions with Parent and company A, with a view toward improving the transaction economics and contract terms with each party.

On February 16, 2006, following discussions between our representatives, representatives of Parent and our respective financial advisors concerning our request that Parent improve the proposed transaction economics contained in Parent’s proposal, Parent increased the range in which it would consider a transaction to a price per share between $41 and $41.50.

On February 17, 2006, major U.S. publications reported that we were in discussions regarding a merger transaction with two potential parties. As a result, our stock price rose significantly, closing at $40.41 per share, a 12% increase from the previous day’s closing price. On the same day, we issued a press release announcing that we were in discussions with various parties regarding potential business combinations.

In addition, on February 17, 2006, Mr. Caroselli and representatives of Lazard called company A and its financial advisor to discuss our request that company A improve its proposed transaction economics as well as to address various contract matters. Company A was informed that the deadline for a firm and final economic proposal and a revised merger agreement addressing certain contract issues was February 22, 2006.

On February 17, 2006, representatives of Lazard also telephoned representatives of Rothschild to address certain contractual matters regarding the potential business combination transaction and to discuss our request that Parent improve its proposed transaction economics. Rothschild was informed that the deadline for Parent submit a firm and final economic proposal and revised merger agreement addressing certain contract issues was February 22, 2006.

On February 18, Mr. Catell called Mr. Holliday to confirm Parent’s economic proposal of February 16, 2006 and to suggest to Parent that the proposed price per share should be increased. During this conversation, Mr. Holliday proposed a meeting with Mr. Catell and representatives of Parent.

On February 19, 2006, Simpson Thacher & Bartlett distributed revised drafts of the two merger agreements to company A’s outside counsel and to Skadden, Arps, Meagher & Flom LLP (“Skadden Arps”), Parent’s outside counsel, in response to comments received on the previous drafts.

On February 20, 2006, Messrs. Catell and Caroselli attended meetings with Mr. Steve Lucas, Parent’s Group Finance Director, and Mr. Holliday in the United Kingdom in order to encourage Parent to increase its proposed cash merger price to above the upper end of its indicated range. Mr. Catell also met with Sir John Parker, Chairman of Parent’s board of directors, who also attended one of the above meetings separately to discuss transaction economics. In response, Parent indicated it would increase its proposed price per share to a range between $41.50 and $42.

On February 21, 2006, Mr. Catell met with the Chief Executive Officer of company A to discuss company A’s merger proposal and transaction economics. As a result of the meeting, company A increased its proposed fixed exchange offer.

Final comments on the merger agreements were received from Parent and company A by Simpson Thacher & Bartlett on February 22, 2006.

On the evening of February 22, 2006, our board met to discuss and consider the proposals from Parent and company A. Our board was informed that no other parties had emerged with bona fide interest in a potential business combination transaction with us or had made bona fide proposals to acquire or combine with us that merited consideration and comparison to the Parent and company A proposals. Simpson Thacher & Bartlett discussed with our board the legal and regulatory implications of the proposed transactions, as well as again reviewing our board’s fiduciary duties. Lazard reviewed with our board a financial analysis of each offer.

On the morning of February 23, 2006, our board resumed its discussion from the previous evening. Simpson Thacher & Bartlett led our board through a detailed discussion of the two proposed merger agreements, highlighting the similarities and differences in key provisions of the merger agreements. Following deliberation on the various strategic alternatives, our board determined it was in the best interests of our stockholders to continue to negotiate a merger with Parent, because the proposal from Parent was financially superior to the proposal from company A and the merger agreement terms were more favorable to our stockholders and other constituents than the merger agreement submitted by company A. Accordingly, our board authorized management, together with Lazard and Simpson Thacher & Bartlett, to continue negotiations with respect to the proposal submitted by Parent.

On February 23, 2006, representatives of Lazard telephoned the respective financial advisors of company A and Parent to discuss the potential for improvement of the transaction economics proposed by each bidder. Subsequently, Mr. Catell and Mr. Holliday had a telephone conversation during which Mr. Holliday increased Parent’s proposed price and offered to acquire us for $42.00 per share, subject to final negotiation of a definitive merger agreement.

On February 24, 2006, Mr. Catell telephoned the Chief Executive Officer of company A to determine whether company A was prepared to increase its proposed exchange ratio. The Chief Executive Officer of company A indicated that company A’s proposed exchange ratio of February 21, 2006 had not changed.

On February 24, 2006, we, assisted by Lazard and Simpson Thacher & Bartlett, continued negotiations with Parent and Skadden Arps regarding the terms of the merger and the merger agreement.

On February 25, 2006, our board held a special meeting to further review the terms of the transactions that had been negotiated with Parent and company A. Representatives of Simpson Thacher & Bartlett again discussed with our board the legal duties of directors in connection with an extraordinary transaction such as the proposed merger and reviewed in detail the terms of the merger agreement and other legal aspects of the proposal by Parent. Representatives of Lazard then reviewed and analyzed the financial aspects of the Parent proposal and delivered an oral opinion subsequently confirmed in writing that, as of that date and based on and subject to the considerations, assumptions and limitations set forth in its opinion, the consideration to be paid to holders of our common stock pursuant to the merger transaction with Parent was fair to our holders from a financial point of view. See “Opinion of the Financial Advisor”. After full discussion and deliberation, our board decided that Parent’s proposal was financially superior to the offer made by company A and more advantageous to our stockholders and other constituents than any other strategic alternative available to us, including the status quo. Thereupon, our board unanimously (1) determined that it was in our best interests and our stockholders for us to enter into a business combination with Parent, (2) determined that the terms of the merger were fair to, and in the best interests of our stockholders and (3) authorized, approved and adopted the proposed agreement and plan of merger and the transactions contemplated by the merger agreement and the execution and delivery of the merger agreement. That afternoon, we and Parent executed and delivered the merger agreement.

Reasons for the Merger and Recommendation of the Company’s Board of Directors

In reaching its decision to approve the merger agreement and the merger and to recommend that our stockholders vote to adopt the merger agreement, our board consulted with senior management, as well as our financial and legal advisors, and considered a number of factors, including the following:

•	our business, financial condition, earnings and prospects, as well as the competitive and changing regulatory environment facing us and other utility and energy companies;

•	the current and prospective markets in which we operate, including global, national and local economic conditions, the capital investment requirements, the competitive landscape for energy and utility participants generally and the likely effect of these factors on us in the light of, and in the absence of, the merger;

•	our historical market prices and trading information with respect to the common shares in light of historical, current and prospective industry valuations, the interest rate environment and the impact of Jobs and Growth Tax Relief Reconciliation Act of 2003, which reduced the maximum statutory tax rate on dividends;

•	the possible alternatives to a sale of us in our entirety, including the prospects of continuing to operate on a stand-alone basis or the acquisition of other energy and utility companies, the value to our stockholders of such alternatives and the timing and likelihood of achieving additional value from these alternatives and the likelihood that our future performance would not lead in the foreseeable future to a share price having a higher present value than the merger consideration;

•	the price proposed by Parent represented the highest price that we had received for the acquisition of us;

•	the fact that the merger consideration is all cash, so that the transaction will allow our stockholders to immediately realize a fair value, in cash, for their investment and will provide our stockholders certainty of value for their shares;

•	our board’s decision to approve the merger occurred only after (A) Lazard contacted, on our behalf, a number of potential business partners over an extended period of time in a process that was designed to elicit third party proposals to acquire or merge with us and enhance our stockholder value and (B) we met with and investigated the potential merger partners that expressed a bona fide interest in acquiring or combining with us;

•	the per share consideration of $42.00 to be paid in the merger represents a premium for our common stock of approximately 16.5% to the twenty day average price as of the day prior to our announcement that we were exploring various strategic alternatives;

•	the financial presentations of Lazard, our financial advisor, and its opinion dated February 24, 2006 to our board as to the fairness of the merger consideration from a financial point of view to our holders of common stock as described in “Opinion of the Financial Advisor;”

•	the terms of the merger agreement, including the right of our board to terminate the merger agreement prior to its approval by the holders of our common stock in the exercise of its fiduciary duty in connection with our receipt of a proposal superior to the contemplated merger with Parent;

•	the limited closing conditions in the merger agreement and the low risk of nonsatisfaction of those conditions;

•	the fact that following the merger, the surviving corporation will retain the name KeySpan, which the board considered important in light of our history and strong customer relationships;

•	the fact that the headquarters of KeySpan, as the surviving corporation, will be in Brooklyn and that KeySpan, as the surviving corporation will continue to provide charitable contributions and traditional local community support, which our board considered important in light of our importance to the Brooklyn area and the effect on our employees;

•	the potential benefits to our employees from the expanded opportunities available as part of a larger organization, including increased advancement opportunities in a larger and more diverse enterprise, and Parent’s commitment to honor all employment related obligations and agreements, and waive all limitations as to pre-existing conditions and provide service credit with respect to benefit plan participation with respect to our employees;

•	the likelihood of consummation of the merger, including an assessment that Parent has the financial capability to acquire us for the merger consideration, and of the risks associated with obtaining necessary approvals and the possibility that the merger may not be consummated even if approved by our stockholders. See “The Merger Agreement — Conditions to the Merger.”

Our board also considered the potential risks of the merger, including the following:

•	the risk that the merger might not be completed in a timely manner or at all;

•	the fact that following the merger, our stockholders will not participate in any of our future earnings or growth and will not benefit from any of our appreciation in value;

•	the possibility of management and employee disruption associated with the merger;

•	the merger consideration consists of cash and will therefore be taxable to our stockholders for U.S. federal income tax purposes;

•	the restrictions on management’s ability to solicit or engage in discussions or negotiations with a third party regarding specific transactions involving us and the requirement that we pay Parent a $250 million termination fee in order for our board to accept a superior proposal; and

•	the restrictions on the conduct of our business prior to consummation of the merger, requiring us to conduct its business only in the ordinary course, subject to specific limitations or consent by Parent, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger.

In view of the variety of factors and the quality and amount of information considered as well as the complexity of these matters, the board did not find it practicable to, and did not attempt to, make specific assessments of, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching this determination. Our board conducted an overall analysis of the factors described above, as well as others, including thorough discussion with, and questioning of, our senior management and our legal and financial advisors, and considered the benefits of the merger to outweigh the risks and the factors overall to be favorable to, and to support, its determination. Our board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any factor, was favorable or unfavorable to its ultimate determination. Individual members of our board may have given different weight to different factors.

OUR BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND HAS APPROVED THE MERGER. OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER.

Opinion of the Company’s Financial Advisors

  Opinion of Lazard

Lazard was retained by KeySpan to assist in the analysis of strategic alternatives KeySpan was considering and to give a financial opinion to the KeySpan board of directors in connection with any transaction with respect thereto, if appropriate. KeySpan selected Lazard based on Lazard’s qualifications, expertise and reputation. In connection with Lazard’s engagement, KeySpan requested that Lazard evaluate the fairness, from a financial point of view, to the holders of KeySpan common stock of the merger consideration to be paid to such holders in the merger. On February 25, 2006, at a meeting of the KeySpan board of directors held to evaluate the merger, Lazard rendered to the KeySpan board of directors an oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated as of February 25, 2006, the date of the merger agreement, to the effect that, as of that date and based on and subject to the considerations, assumptions and limitations described in its opinion, the merger consideration to be paid to the holders of KeySpan common stock in the merger was fair, from a financial point of view, to such holders.

The full text of Lazard’s written opinion, dated February 25, 2006, to the KeySpan board of directors, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this proxy statement. Holders of shares of KeySpan common stock are urged to, and should, read this opinion carefully and in its entirety. The summary of Lazard’s opinion in this document is qualified in its entirety by reference to the full text of the opinion attached as Annex B to this proxy statement.

In connection with its opinion, Lazard:

•	reviewed the financial terms and conditions of a draft of the merger agreement dated as of February 24, 2006;

•	analyzed certain publicly available historical business and financial information relating to KeySpan;

•	reviewed various internal financial forecasts and other data provided to Lazard by management of KeySpan relating to the business of KeySpan;

•	held discussions with members of the senior management of KeySpan with respect to the business and prospects of KeySpan;

•	reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally comparable to the business of KeySpan;

•	reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally comparable to the business of KeySpan;

•	reviewed the historical stock prices and trading volumes of KeySpan common stock; and

•	conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

In performing this review, Lazard relied upon the accuracy and completeness of the foregoing information and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of KeySpan, or concerning the solvency or fair value of KeySpan. With respect to financial forecasts, Lazard assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of KeySpan as to the future financial performance and results of operations of KeySpan. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based.

Further, Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of its opinion. Lazard assumed no responsibility for advising any person of any change in any matter affecting its opinion or for updating or revising its opinion based on circumstances or events occurring after the date thereof. Lazard did not express any opinion as to any tax or other consequences that might result from the merger, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that KeySpan obtained such advice as KeySpan deemed necessary from qualified professionals. Lazard did not express any opinion as to the price at which shares of KeySpan common stock may trade at any time subsequent to the announcement of the merger.

In rendering its opinion, Lazard assumed that the merger would be consummated on the terms described in the merger agreement and without any waiver, amendment or modification of any material terms or conditions of the merger agreement and the timely receipt of the necessary regulatory approvals for the merger. Lazard also assumed that the final form of the merger agreement would not differ in any material respect from the last draft reviewed by Lazard.

Lazard’s engagement and its opinion were for the benefit of the KeySpan board of directors in connection with its consideration of the merger and are not on behalf of, and are not intended to confer rights or remedies upon, Parent, any security holders of Parent or KeySpan or any other person. Lazard’s opinion did not address the merits of the underlying decision by KeySpan to engage in the merger or the relative merits of the merger as compared to other business strategies or transactions that might be available to KeySpan. Lazard expressed no opinion or recommendation as to how the holders of KeySpan common stock or holders of ordinary shares of Parent should vote at any stockholders meeting to be held in connection with the merger.

In preparing its opinion to the KeySpan board of directors, Lazard performed a variety of financial and comparative analyses, including those described below. The summary of Lazard’s analyses described below is not a complete description of the analyses underlying Lazard’s opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. In arriving at its opinion, Lazard made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Lazard believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, or focusing on information presented below in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Lazard considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of KeySpan and Parent. No company, transaction or business used in Lazard’s analyses as a comparison is identical to KeySpan or Parent the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed.

The estimates contained in Lazard’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Lazard’s analyses and estimates are inherently subject to substantial uncertainty.

Lazard’s opinion and financial analyses were only one of many factors considered by the KeySpan board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the KeySpan board of directors or management with respect to the merger or the merger consideration to be received in the merger by holders of KeySpan common stock.

The following is a summary of the material financial analyses underlying Lazard’s written opinion dated February 25, 2006 delivered to the KeySpan board of directors in connection with the merger. The measures chosen for analysis were selected by Lazard as customary and relevant to an acquisition utilizing cash. The financial analyses summarized below include information presented in tabular format. In order to fully understand Lazard’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Lazard’s financial analyses.

Transaction Overview

Based on the consideration of $42.00 in cash per share to be received by the holders of KeySpan common stock, approximately 175.3 million diluted shares of KeySpan common stock outstanding (calculated using the treasury stock method) as of February 16, 2006, and approximately $4.2 billion of net debt (calculated as outstanding indebtedness less cash), Lazard calculated an equity offer value of approximately $7.4 billion, and a transaction value of approximately $11.6 billion.

Lazard compared the consideration value per share to the closing price of KeySpan common stock on February 16, 2006, the last full trading day prior to reports from two U.S. publications that KeySpan was in discussions concerning a possible merger transaction, and to the average daily closing prices of KeySpan common stock for 20- and 60-day time periods as of February 16, 2006 and noted the following implied offer premia and transaction multiples:

	KeySpan Common	Implied Premium to		Implied Premium to
	Stock Price	Stated Offer Value(b)		Present Value of Offer(c)

Premium to: (a)
As of February 16, 2006	$36.18	16.1%		14.9%
20-day average	$36.06	16.5%		15.3%
60-day average	$35.39	18.7%		17.5%
Transaction Multiples:
Equity Value/2006
Projected Earnings	—	17.0	x	16.9	x
Transaction Value/Last
Twelve Months EBITDA	—	8.8	x	8.7	x

(a)	20- and 60-day averages calculated as of February 16, 2006.

(b)	Based on the merger consideration value of $42.00 per share of KeySpan common stock.

(c)	Based on the present value of the merger consideration and interim KeySpan dividends, calculated to be $41.57 per share of KeySpan common stock.

Comparable Public Companies Analysis

Lazard reviewed and analyzed selected public companies that it viewed as reasonably comparable to KeySpan’s business. In performing this analysis, Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data relating to the selected comparable companies and compared such information to the corresponding information for KeySpan’s business. This analysis was designed to assess how the market values shares of reasonably comparable publicly traded companies and provide a range of implied equity values per share of KeySpan common stock.

Lazard compared KeySpan’s business to eight publicly traded principally electric utility companies (“Electric Utility companies”) and to seven publicly traded principally gas distribution companies (“Gas Distribution Companies”).

The Electric Utility companies were:

•	Ameren Corporation;

•	Consolidated Edison, Inc.;

•	Energy East Corporation;

•	Northeast Utilities;

•	NSTAR;

•	Pepco Holdings, Inc.;

•	The Southern Company; and

•	Xcel Energy Inc.

The Gas Distribution Companies were:

•	AGL Resources Inc.;

•	Atmos Energy Corporation;

•	Nicor Inc.;

•	NiSource Inc.;

•	Peoples Energy Corporation;

•	Piedmont Natural Gas Company, Inc.; and

•	WGL Holdings Inc.

In general, historical financial data used was as of September 30, 2005 or December 31, 2005, depending on the date of the most recently available public information for each company, and market data was as of February 17, 2006. Projected earnings per share, or “EPS”, and long-term growth rates were based on I/B/E/S (a data source that compiles estimates issued by research analysts) consensus estimates as of February 17, 2006. Other projected information was based on selected Wall Street equity research reports. Using this data, Lazard reviewed:

•	trading price (common stock price) of the Electric Utility companies and Gas Distribution Companies as a multiple of projected 2006 and 2007 EPS;

•	projected 2007 price-to-earnings ratio as a multiple of estimated total return (calculated as the sum of the company’s dividend yield and I/B/E/S consensus long-term growth rate);

•	enterprise value (defined as market capitalization plus net debt) of the Electric Utility companies and Gas Distribution Companies as a multiple of projected 2006 earnings before interest, taxes, depreciation and amortization, or EBITDA.

The following table summarizes the results of this review:

	Electric Utility Company						Gas Distribution Company
	Range		Mean		Median		Range		Mean		Median

Multiple of Stock Price to:
Projected 2006 EPS	17.2x-13.3	x	15.2	x	15.3	x	18.1x-13.5	x	15.3	x	15.0x
Projected 2007 EPS	15.0x-13.1	x	14.3	x	14.4	x	17.4x-13.0	x	14.6	x	14.4x
Enterprise Value to:
Projected 2006 EBITDA	9.5x-6.9	x	7.8	x	7.5	x	8.4x-6.3	x	7.4	x	7.5x
Projected 2007 P/E-to-Total Return	1.8x-1.5	x	1.6	x	1.6	x	2.3x-1.3	x	1.8	x	1.6x

Based on the foregoing and comparing this to (i) estimates for KeySpan results of operations from selected Wall Street equity research reports, and (ii) internal estimates and forecasts of KeySpan’s management, Lazard estimated the following implied equity reference value ranges per share of KeySpan common stock:

	Multiples Range				Implied Equity Value Per Share
Financial Metric	High		Low		High	Low

Projected 2006 EPS	15.5	x	14.0	x	$38.25	$34.50
Projected 2007 EPS	15.0	x	13.0	x	$38.50	$33.50
Projected 2007 P/E-to-Total Return	1.70	x	1.50	x	$38.00	$34.50
Projected 2006 EBITDA	8.0	x	7.5	x	$37.50	$33.75

From this analysis Lazard derived an implied equity reference value range per share of KeySpan common stock of $34.00 to $38.00 per share. Lazard noted that the merger consideration of $42.00 per share of KeySpan common stock, as well as the net present value of the stated offer calculated to be $41.57 per share, was above the implied equity reference value range.

Dividend Discount Analysis

Lazard performed a dividend discount analysis to calculate an implied equity reference value range per share of KeySpan common stock. Based on an equity discount rate range of 7.5 to 8.5%, an estimated dividend growth rate range of 2.0 to 2.5% and an expected 2006 dividend per share of $1.86, Lazard calculated an implied equity reference value range per share of KeySpan common stock of $29.25 to $38.25. Lazard noted that the merger consideration of $42.00 per share of KeySpan common stock, as well as the net present value of the stated offer calculated to be $41.57 per share, was above the implied equity reference value range.

Precedent Merger Transactions Analysis

Lazard also performed a precedent merger transaction analysis, which was designed to provide a valuation of KeySpan based on publicly available financial terms of selected transactions in the electric utility industry and the gas distribution industry. In selecting the transactions it used in this analysis, Lazard reviewed merger transactions since 1997 involving companies in the electric utility industry and the gas distribution industry.

The precedent transactions selected by Lazard were (listed by dated publicly announced followed by the acquiror and the target company):

Date Publicly Announced	Acquiror	Target

Recent Transactions:
December 19, 2005	FPL Group, Inc.	Constellation Energy Group, Inc.
May 24, 2005	MidAmerican Energy Company	PacifiCorp
May 9, 2005	Duke Energy Corporation	Cinergy Corp.
December 20, 2004	Exelon Corporation	Public Service Enterprise Group Incorporated
Other Selected Transactions:
February 3, 2004	Ameren Corporation	Illinois Power Company
April 28, 2002	Ameren Corporation	CILCORP Inc.
February 20, 2001	Energy East Corporation	RGS Energy Group, Inc.
February 12, 2001	PEPCO Holdings, Inc.	Conectiv
November 9, 2000	Public Service Company of New Mexico	Western Resources Electric Utility
September 5, 2000	National Grid Group plc	Niagara Mohawk Power Corporation
August 8, 2000	FirstEnergy Corp.	GPU, Inc.
July 17, 2000	The AES Corporation	IPALCO Enterprises Inc
February 28, 2000	PowerGen plc	LG&E Energy Corp.
October 25, 1999	Investor Group	MidAmerican Energy Holdings Co.
August 23, 1999	Carolina Power & Light Company	Florida Progress Corporation
June 14, 1999	Dynegy Inc.	Illinova Corp
February 1, 1999	New England Electric System	Eastern Utilities Associates
December 14, 1998	National Grid Group plc	New England Electric System
December 7, 1998	Scottish Power plc	PacifiCorp
August 12, 1998	CalEnergy Co Inc	MidAmerican Energy Company
May 11, 1998	Consolidated Edison, Inc.	Orange & Rockland Utilities, Inc.
December 22, 1997	American Electric Power Company Inc	Central & South West Corp

Lazard reviewed (i) the target companies’ transaction value (calculated as equity purchase price plus net debt) as a multiple of EBITDA for the target companies for the last twelve months, or LTM, (ii) the equity purchase price as a multiple of forward earnings and (iii) premium paid or proposed to be paid in each of the transactions based on the stock price of the target company one day and one week prior to the public announcement of the transaction. In performing its analysis, Lazard calculated the following multiple and premia ranges based on the recent precedent transactions and for all of the selected precedent transactions:

Recent Transactions:	Range	Mean		Median

Transaction Value/LTM EBITDA	—	9.6	x	—
Equity Purchase Price/Forward Earnings	—	15.4	x	—
Premia Paid:
1-Day	—	12.5%		—
1-Week	—	16.7%		—

Recent and Other Transactions:	Range		Mean		Median

Transaction Value/LTM EBITDA	11.5x-5.5	x	7.7	x	7.8x
Equity Purchase Price/Forward Earnings	19.7x-11.4	x	16.0	x	16.1x
Premia Paid:
1-Day	57.8%-4.9%		24.1%		22.7%
1-Week	58.4%-1.6%		26.8%		25.4%

Based on the foregoing, Lazard determined the following implied equity reference value ranges per share of KeySpan common stock:

	Multiples Range				Implied Equity Value Per Share
Financial Metric	High		Low		High	Low

Enterprise Value/LTM EBITDA	9.0	x	8.0	x	$43.75	$36.25
Equity Purchase Price/Forward Earnings	18.0	x	15.0	x	$44.25	$37.00
Premia Paid	25%		12.5%		$45.00	$40.50

Using these ranges, Lazard calculated an implied equity reference value range per share of KeySpan’s common stock of $38.75 to $44.25. Lazard noted that the merger consideration of $42.00 per share of KeySpan common stock, as well as the net present value of the stated offer calculated to be $41.57 per share, was in every case within the calculated implied price per share reference range.

Sum of the Parts Valuation Analysis

A sum-of-the parts valuation analysis reviews a business’ operating performance and outlook on a segment-by-segment basis to determine an implied market value for the enterprise as a whole. Lazard performed a sum-of-the-parts valuation analysis for the following segments of KeySpan:

•	Gas distribution business, referred to as “Gas Distribution”;

•	the business that provides management services to the Long Island electric transmission and distribution system, referred to as “Long Island Services”;

•	Ravenswood electric generation business, referred to as “Ravenswood”;

•	Long Island generation business, referred to as “Long Island Generation”;

•	Port Jefferson and Glenwood generation business;

•	KeySpan’s energy investment business, referred to as “KSI”; and

•	other investments of KeySpan, referred to as “Other Investments.”

For Gas Distribution, Lazard performed a five-year discounted cash flow analysis using a discount rate range of 6.5% to 7.0% and a terminal value based on a 2010 EBITDA exit multiple range of 8.5x to 9.5x; for Long Island Services, multiples of projected 2006 after-tax earnings before interest and taxes of 13.5x to 15.5x; for Ravenswood, precedent transactions; for Long Island Generation, 30-year discounted cash flows; for Port Jefferson and Glenwood generation businesses and KSI, book values as of December 31, 2005; and for

Other Investments, book values as of December 31, 2005 and EBITDA multiples for certain assets. The metrics reviewed by Lazard were based on publicly available information and internal management forecasts.

Based on this analysis, Lazard calculated an implied equity reference value range per share of KeySpan common stock of $34.75 to $44.50. Lazard noted that the merger consideration of $42.00 per share of KeySpan common stock, as well as the net present value of the stated offer calculated to be $41.57 per share, was within the calculated implied equity value range per share.

Discounted Cash Flow Analysis

Using forecasts provided by KeySpan management, Lazard performed a discounted cash flow analysis for KeySpan, which is designed to provide insight into the value of KeySpan as a function of its future unlevered free cash flows and going concern value.

Lazard performed an analysis of the present value of the unlevered free cash flows that KeySpan could generate from 2006 and beyond. Using the methods described below, Lazard determined the following implied equity reference value ranges per share of KeySpan common stock:

	Implied Equity Value Per Share
Method	High	Low

Perpetual Growth Rates of 2.00% to 2.50% after 2010	$43.50	$30.75
EBITDA Exit Multiple Range of 8.0x to 9.0x	$45.25	$37.25
Earnings Exit Multiple Range of 15.0x to 18.0x	$43.00	$35.25

Based on this analysis, Lazard calculated an implied equity reference range per share of KeySpan common stock of $34.50 to $44.00. Lazard noted that the merger consideration of $42.00 per share for KeySpan common stock, as well as the net present value of the stated offer calculated to be $41.57 per share, was within the implied reference range of equity value per share.

Lazard acted as financial advisor to KeySpan in connection with the transaction and will receive a fee from KeySpan for its services pursuant to an engagement letter dated as of July 18, 2003, and as subsequently amended. Pursuant to this letter agreement, KeySpan agreed to pay to Lazard a base fee of $22,000,000 and an incentive fee of $8,356,000, $7,589,000 of which was payable upon public announcement of the merger agreement, $7,589,000 of which will be payable upon adoption of the merger agreement by KeySpan stockholders and $15,178,000 of which will be payable upon closing of the merger.

KeySpan also has agreed to reimburse Lazard for its out-of-pocket expenses, including reasonable fees and expenses of legal counsel and any other advisor retained by Lazard, and to indemnify Lazard and its members, employees, agents, affiliates and controlling persons, if any, against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Lazard has advised KeySpan on a variety of matters in the past for which it has been paid customary fees. In addition, in the ordinary course of their respective businesses, Lazard, Lazard Capital Markets LLC (an entity owned indirectly in large part by managing directors of Lazard) and/or their respective affiliates may actively trade securities of KeySpan or Parent for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of the Company’s Directors and Executive Officers in the Merger

The merger agreement provides that each outstanding share of our common stock (other than shares of our common stock owned by us as treasury stock or by a subsidiary of us, or by Parent or a subsidiary of Parent) will be converted into the right to receive $42.00 per share in cash, without interest, or the “merger consideration”. With respect to shares of restricted stock, all restrictions on such stock will lapse upon consummation of the merger. With respect to performance shares issued pursuant to our Long Term Incentive Compensation plans, target performance levels have been assumed with respect to performance shares granted in 2004, 2005 and 2006 and, at such target performance, 100% of such shares shall be issued. If actual performance levels through the date of change of control are above target, such greater percentage amounts shall be issued, upon consummation of the merger. All outstanding KeySpan stock options will immediately vest on consummation of the merger and the holders of such options shall receive an amount in cash equal to the excess of the merger consideration per share over the exercise price per share applicable to such stock options.

The following table summarizes the security ownership interests held by our executive officers and directors as of April 3, 2006 and the merger consideration that each of them will receive upon consummation of the merger based upon security holdings as of such date:

	Number of Shares of	Total
Executive Officers	Common Stock(1)	Cash Value(2)

Robert B. Catell	388,960	$16,600,854
Robert J. Fani	123,552	$5,268,632
Wallace P. Parker Jr.	104,230	$4,437,321
Steven L. Zelkowitz	92,922	$3,954,540
Gerald Luterman	66,010	$2,806,961
Anthony Nozzolillo	65,176	$2,770,370
John A. Caroselli	58,472	$2,491,688
John J. Bishar, Jr.	47,877	$2,040,765
David Manning	42,390	$1,801,625
Nickolas Stavropoulos	32,574	$1,396,725

Directors
Andrea S. Christensen	22,219	$933,216
Alan H. Fishman	28,951	$1,215,933
James R. Jones	16,426	$689,872
James L. Larocca	20,798	$873,513
Gloria C. Larson	8,036	$337,528
Stephen W. McKessy	22,932	$963,161
Edward D. Miller	42,994	$1,805,740
Vikki L. Pryor	5,101	$214,257

(1)	Includes shares of common stock held and/or beneficially owned by the named individuals, including stock which has been purchased by the individuals and, if applicable, restricted stock, common stock equivalents or deferred stock units and performance shares granted in 2004, 2005, and 2006 assuming a target 100% payout.

(2)	Includes accumulated dividends accrued with respect to performance shares granted in 2004 and 2005 (dividends for performance shares granted in 2006 have not yet accrued).

The following table summarizes the vested and unvested options issued to our executive officers, primarily pursuant to our Long Term Performance Incentive Compensation Plan, and the vested options issued to our directors as of April 3, 2006 and the consideration that each of them will receive with respect to such options pursuant to the merger agreement:

	Number of Shares	Number of Shares
	Underlying Vested	Underlying Unvested	Total
Executive Officers	Options	Options	Cash Value

Robert B. Catell	2,129,721	292,980	$28,434,854
Robert J. Fani	409,634	209,800	$5,124,176
Wallace P. Parker Jr.	432,901	184,500	$5,532,029
Steven L. Zelkowitz	268,140	140,360	$3,303,526
Gerald Luterman	277,607	102,460	$3,237,455
John A. Caroselli	215,120	102,780	$2,318,431
Anthony Nozzolillo	157,840	96,760	$1,487,543
David J. Manning	109,700	60,500	$1,017,194
Nickolas Stavropoulos	74,500	82,580	$795,214
John J. Bishar, Jr.	32,580	75,400	$539,204
Directors
Andrea S. Christensen	3,300	0	$8,250
Alan H. Fishman	7,900	0	$51,214
James R. Jones	7,900	0	$51,214
James L. Larocca	7,900	0	$51,214
Gloria C. Larson	0	0	N/A
Stephen W. McKessy	7,900	0	$51,214
Edward D. Miller	7,900	0	$51,214
Vikki L. Pryor	0	0	N/A

Change of Control/Severance Agreements

With the exception of Mr. Catell, all officers participate in the KeySpan Corporation Senior Executive Change of Control Severance Plan or, “Change of Control Plan”. This plan provides for the payment of severance and other benefits upon certain qualifying terminations of such executives within two (2) years of a “change of control” of us.

The following table shows the amount of potential cash severance payable to our current executive officers pursuant to our Change of Control Plan, or in the case of Mr. Catell, his employment agreement. The table also shows the estimated present value of continuing coverage for the benefits under our group health, dental, life insurance and retirement plans. The amounts indicated are payable only in the event the named individuals are not retained upon a change of control and their employment is terminated and are based on a pro forma termination date of April 1, 2006. As discussed in greater detail below, Mr. Catell has agreed to serve as Deputy Chairman of the board of Parent and Executive Chairman of Parent USA for a two-year period. Assuming he serves in such capacities for such period, he will not be entitled to receive the payments listed below. Likewise, in the event the other named individuals continue their employment beyond a two-year protection period, they also will not be entitled to receive the payments listed below.

	Potential Cash	Pro-Rated Bonus	Estimated PV of	Estimated PV of
	Severance Payment	Payment	Welfare Benefits	Retirement Benefits
Executive Officers	(1)	(2)	(3)	(4)

Robert B. Catell(5)	$5,080,000	$466,667	$22,396	$2,052,233
Robert J. Fani	$4,569,525	$247,058	$32,691	$3,902,482
Wallace P. Parker Jr.	$3,525,271	$183,363	$32,691	$2,474,294
Steven L. Zelkowitz	$3,414,387	$171,043	$32,691	$2,604,495
John J. Bishar Jr.	$2,320,226	$114,136	$32,691	$568,343
John A. Caroselli	$2,571,319	$123,702	$32,691	$988,005
Gerald Luterman	$2,628,844	$129,427	$32,691	$616,122
David Manning	$1,671,374	$65,042	$32,691	$1,101,301
Anthony Nozzolillo	$2,386,518	$116,502	$32,691	$1,388,602
Nickolas Stavropoulos	$2,050,177	$95,797	$32,691	$376,716

(1)	Cash severance benefit is a lump sum payment based on the annual base salary prior to termination plus the highest annual bonus times the severance multiple. Highest annual bonus is defined as the greater of the bonus most recently paid prior to the change of control or the average of the three prior years. The severance multiple for Mr. Catell pursuant to his employment agreement is two times while all other officers listed above have a multiple of three times. In addition to the cash severance payments indicated in the table above, the executive officers are entitled to receive additional cash gross-up payments to eliminate the effect on any “golden parachute” excise taxes that may be imposed on the executives under Sections 280G and 4999 of the Internal Revenue Code. The amount of such gross-up payments (if any) will depend on each executive’s individual circumstances, including factors such as the executive’s average compensation over the five calendar years preceding the change of control date and the extent to which any potential “parachute payments” constitute reasonable compensation for services rendered prior to or after the change in control date. All other federal, state and local income taxes will be paid by the individual.

(2)	Reflects the pro-rated amount of the highest annual bonus for the period January 1, 2006 through the pro forma date of termination April 1, 2006.

(3)	Includes the cost of continuation of employee coverage for medical, dental and life insurance during the severance period.

(4)	Represents the net present value of the increase in the annual lifetime pension annuity attributed to the added service and compensation associated with the severance period.

(5)	Mr. Catell’s severance benefits are provided pursuant to his employment agreement dated January 1, 2005. Mr. Catell is not a participant in the Change of Control Plan.

Indemnification and Insurance.

After the effective date of the merger through the sixth anniversary of such date, or the “indemnification period,” Parent has agreed to indemnify and hold harmless each of our and our subsidiaries’ present or former officers, directors or employees, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including attorneys’ fees and expenses) incurred in connection with any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, to the fullest extent permitted under applicable law. Parent has also agreed that throughout the indemnification period, it will cause KeySpan, as the surviving corporation, to maintain in effect certain provisions relating to elimination of liability of directors and indemnification of and advancement of expenses to our officers, directors or employees currently contained in our articles of incorporation and bylaws.

The merger agreement also provides that at the election of Parent, Parent shall either (i) maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by us (or policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous than the current policies) with respect to claims arising from facts or events that occurred on or before the effective time, subject to certain cost limitations or (ii) provide tail coverage for such persons covered by the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by us for a period of six years for acts prior to the effective date of the merger on terms no less favorable than the terms of current insurance coverage.

Directors and Officers after the Merger

An exhibit to the merger agreement provides that our chairman and chief executive officer, Robert B. Catell, shall be appointed to the board of directors of Parent and, for two years following the closing, shall serve as the Deputy Chairman of the board of directors of Parent, Executive Chairman of Parent USA and Executive Chairman of KeySpan, as the surviving entity. The merger agreement also provides that we are entitled to nominate a second director to the board of directors of Parent to be considered by the nominating committee of Parent in accordance with its usual practice. The officers of KeySpan, as the surviving corporation, are to be recommended jointly by our Chief Executive Officer and a transition committee consisting of members nominated by us and Parent. To date, no such recommendation has been made.

Material United States Federal Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax consequences of the merger to holders of our common stock. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended, or the “code”, applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, we use the term “U.S. holder” to mean:

•	a citizen or individual resident of the U.S. for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a person (other than a partnership) that is not a U.S. holder.

This discussion assumes that a holder holds the shares of our common stock as a capital asset within the meaning of Section 1221 of the code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, stockholders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, stockholders who hold shares of our common stock as part of a hedge, straddle, constructive sale or conversion transaction, or stockholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. Holders are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for our common stock pursuant to the merger.

If a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

U.S. Holders

The receipt of cash in the merger by U.S. holders of our common stock will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss equal to the difference between:

•	the amount of cash received in exchange for such common stock; and

•	the U.S. holder’s adjusted tax basis in such common stock.

If the holding period in our common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. The deductibility of a capital loss recognized on the exchange is subject to limitations under the code. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.

Under the code, a U.S. holder of our common stock may be subject, under certain circumstances, to information reporting on the cash received in the merger unless such U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the amount of cash received, unless a U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of our common stock at any time during the five years preceding the merger.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We have not determined whether we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes, and there can be no assurances that we are not a “United States real property holding corporation”. Any non-U.S. holder who holds or held (at any time during the shorter of the five year period preceding the date of the merger or the holder’s holding period) more than 5% of our common stock should consult with its tax advisors.

Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received in the merger, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Regulatory Approvals

General

To complete the merger, we must obtain, and Parent must obtain, approvals or consents from, or make filings with, a number of United States federal and state public utility, antitrust and other regulatory authorities. The material United States federal and state approvals, consents and filings are described below. We refer to the approvals set out below, except for the approvals summarized in the last two paragraphs below as the “required approvals”. We are not currently aware of any other material governmental consents, approvals or filings that are required prior to the parties’ consummation of the merger other than those described below. There are, however, certain approvals from third parties that we will seek in connection with the transaction that are not a condition to each party’s obligation to consummate the transaction, but may be considered in the context of whether obtaining such consents, or failing to obtain one or more of such consents, or having one or more consents being conditioned in a certain manner, has caused a material adverse effect on us. We refer to such consents as the “additional KeySpan consents”. If additional approvals, consents and filings are required to complete the merger, we contemplate that such consents, approvals and filings will be sought or made.

We will seek to consummate the merger by early 2007. Although we believe that we will receive the required consents and approvals described below to complete the merger, there can be no assurance as to the timing of these consents and approvals or as to our ultimate ability to obtain such consents or approvals (or any additional consents or approvals which may otherwise become necessary) or that such consents or approvals will be obtained on terms and subject to conditions satisfactory to us and Parent. We may be required to amend the terms of the transaction to comply with any conditions attached to regulatory approvals that we do receive and under applicable law, and NYSE requirements, such amendments may not require the further consent of our stockholders.

Hart-Scott-Rodino Act

The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the “HSR Act”, and the rules and regulations promulgated thereunder, which provide that certain acquisition transactions may not be consummated until required information has been furnished to the Antitrust Division of the Department of Justice, or the “DOJ”, and the Federal Trade Commission, or the “FTC”, and until certain waiting periods have been terminated or have expired. The expiration or earlier termination of the HSR Act waiting period would not preclude the DOJ or the FTC from challenging the merger on antitrust grounds and seeking to preliminarily or permanently enjoin the proposed merger. We do not believe that the merger will violate federal antitrust laws, but there can be no guarantee that the DOJ or the FTC will not take a different position. If the mergers are not consummated within 12 months after the expiration or earlier termination of the initial HSR Act waiting period, we will be required to submit new information to the DOJ and the FTC, and a new HSR Act waiting period will have to expire or be earlier terminated before the merger could be consummated. We and Parent currently intend to file our premerger notifications in the [ ● ].

Federal Power Act

Section 203 of the Federal Power Act, or “FPA”, provides that no public utility may directly or indirectly merge or consolidate its jurisdictional facilities with those of any other person, or sell or otherwise dispose of its jurisdictional facilities or acquire any security of any other public utility to the extent such jurisdictional facilities or securities are valued in excess of $10 million, without first having obtained authorization from the Federal Energy Regulatory Commission, or “FERC”. In addition, under the amendments to Section 203 enacted under the Energy Policy Act of 2005, or the “EPAct”, FERC approval also is required for a public utility to acquire an existing jurisdictional electric generation facility with a value in excess of $10 million, or for any utility holding company (defined as an owner of a 10% or greater voting interest in a transmitting utility or an electric utility) to acquire any security of or directly or indirectly merge or consolidate with a transmitting utility, an electric utility or a holding company thereof with a value in excess of $10 million.

Because KeySpan and Parent are both “holding companies” with utility subsidiaries that own “jurisdictional facilities” and are considered “public utilities”, “transmitting utilities” and/or “electric utilities” within the meaning of the FPA, the approval of the FERC under Section 203 is required before we may consummate the merger. Section 203 provides that the FERC is required to grant its approval if the merger is found to be “consistent with the public interest.” The FERC stated in its 1996 Merger Policy Statement that, in analyzing a merger under Section 203, it will evaluate the following criteria:

•	the effect of the merger on competition in electric power markets;

•	the effect of the merger on the applicants’ wholesale rates; and

•	the effect of the merger on state and federal regulation of the applicants.

In addition, under amendments to Section 203 enacted under the EPAct, the FERC also must find that the transactions will not result in any cross-subsidization of a non-utility associate company or the pledge or encumbrance of utility assets for the benefit of an associate company unless such cross-subsidization, pledge or encumbrance is otherwise consistent with the public interest.

The FERC will review these factors to determine whether the merger should be approved. If the FERC finds that the merger would adversely affect competition, wholesale rates, or regulation, or result in the improper cross-subsidization of, or pledge or encumbrance of utility assets to, an associate company, then the FERC may, pursuant to the FPA, deny approval of the merger or impose remedial conditions intended to mitigate such effects. In the event the FERC chooses to impose remedial conditions, we would then review such conditions with Parent and decide whether to accept them. Based on FERC precedent, we believe that the merger should satisfy the FERC’s merger guidelines and the requirements of the EPAct amendments, and that any mitigation conditions imposed by the FERC would not have a material adverse effect on the anticipated benefits of the transactions. However, there can be no guarantee that the FERC will agree with the parties’ characterization of FERC precedent or that the FERC will not change its analytic framework in a manner adverse to the parties. KeySpan, Parent and our respective public utility subsidiaries expect to file the application under Section 203 [ ● ].

Federal Communications Commission

Under the provisions of the Communications Act of 1934, as amended by the Telecommunications Act of 1996, an entity holding licenses for the provision of telecommunications services must obtain the approval of the Federal Communications Commission, or the “FCC”, before the transfer of control or assignment of those licenses. Certain of our affiliates and affiliates of Parent hold FCC licenses for the provision of telecommunications services in the United States and, thus, may have to obtain prior FCC approval to assign or transfer control of those licenses.

Committee on Foreign Investment

The Exon-Florio Amendment to the Defense Production Act, passed in 1988 and amended in 1992, enables the President of the U.S. to block takeovers that threaten national security. Under the statute, parties to a proposed or contemplated transaction may give voluntary notice to Committee on Foreign Investment (“CFIUS”) that a foreign person or entity is acquiring control of a U.S. company or assets in the U.S. After such notice is given, CFIUS has 30 days to determine whether to conduct a full-scale investigation. If CFIUS determines that such an investigation is warranted, it must be completed within 45 days and the President then has 15 days to determine whether to exercise his power to block the merger. Parent intends to file voluntary notification and report forms under the Exon-Florio Amendment.

State Approvals

New York Public Service Commission. As an owner of electric generation and natural gas distribution facilities within the State of New York, we are subject to the jurisdiction of the New York Public Service Commission, or the “NYPSC”. Under Section 70 of the New York Public Service Law, the NYPSC’s written consent is required in connection with the transfer of ownership of our electric generation and gas distribution facilities as part of the proposed transactions. Under Section 70 of the New York Public Service Law, the NYPSC must determine whether the proposed transactions are in the public interest. The parties intend to file their application for approval with the NYPSC in [  ●  ], 2006.

New Hampshire Public Utilities Commission. As an owner of natural gas distribution facilities within the State of New Hampshire, we are subject to the jurisdiction of the New Hampshire Public Utilities Commission, or the “NHPUC”. Under Section 374:33 of the New Hampshire Public Utilities Statutes, the NHPUC’s approval is required in connection with the transfer of ownership of our gas distribution facilities as part of the proposed transactions. Under Section 374:33 of the New Hampshire Public Utilities Statutes, the NHPUC must find that the proposed transactions are lawful, proper and in the public interest. The parties intend to file their application for approval with the NHPUC in [  ●  ], 2006.

Under Section 48:2-51.1 of the New Jersey Public Utility Statutes, New Jersey Board of Public Utilities, or the “NJBPU”, approval is required in connection with the transfer of ownership of KeySpan Communications Corp., or “KeySpan Communications”, an indirect wholly-owned subsidiary of us, as part of the proposed transaction. KeySpan Communications was issued a certificate of public convenience and necessity by the NJBPU in connection with the provision of certain fiber optic communication related services in New Jersey and is therefore subject to the jurisdiction of the NJBPU. The NJBPU must determine that the proposed transfer of ownership of KeySpan Communications will not affect its ability to continue to provide safe, adequate and proper service. The parties intend to file their application for approval with the NJBPU in [  ●  ], 2006.

In addition, NYPSC approval is required in connection with the transfer of control of KeySpan Communications. KeySpan Communications was issued a certificate of public convenience and necessity by the NYPSC in connection with the provision of certain fiber optic related communication services in New York. The parties intend to include a request for approval of the proposed transfer of ownership of KeySpan Communications under Section 100 of the New York Public Service Law at the same time as the request for approval under Section 70 of Public Service Law.

Dissenters’ Rights

Pursuant to Section 910 of the New York Business Corporation Law, or “NYBCL”, our stockholders will not be entitled to exercise dissenters’ rights if the merger is adopted and consummated, because our common stock was listed on the NYSE and the Pacific Stock Exchange on the record date. Section 910 of the NYBCL provides that a dissenting stockholder’s right to receive payment of the fair value of his shares under Section 623 of the NYBCL is not available to a holder of shares of any class or series of stock, which shares or depository receipts in respect thereof, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities

Dealers, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to vote upon the plan of merger.

THE MERGER AGREEMENT

The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety.

Effective Time

The merger shall become effective, the “effective time”, upon the filing of a certificate of merger, or the “certificate of merger”, with the Secretary of State of the State of New York or at such subsequent time thereafter as is provided in the certificate of merger.

Structure

At the effective time, Merger Sub shall be merged with and into us and the separate existence of Merger Sub shall cease. KeySpan will survive the merger and continue to exist after the merger as an indirect wholly-owned subsidiary of Parent. The merger will have the effects set forth in §906 of the NYBCL, so that all of the Company’s and Merger Sub’s rights, privileges, immunities, powers, purposes, property, liabilities, obligations and penalties will become those of the surviving corporation.

Treatment of Stock and Options

Company Common Stock

At the effective time, each share of our common stock, including each restricted share of our capital stock issued pursuant to our benefit plans, issued and outstanding immediately prior to the effective time shall cease to exist and will automatically be converted into the right to receive $42.00 in cash per share, without interest, payable to our stockholders upon surrender of their stock certificates. At the effective time, certain shares of our common stock shall be canceled without conversion or consideration:

•	shares held in our treasury immediately prior to the effective time; and

•	shares owned by Parent, Merger Sub or any wholly-owned subsidiary of us or Parent immediately prior to the effective time.

After the effective time, each of our outstanding stock certificates representing shares of common stock converted in the merger will represent only the right to receive the merger consideration. The merger consideration paid upon surrender of each certificate will be paid in full satisfaction of all rights pertaining to the shares of our common stock represented by that certificate.

Company Stock Options

At the effective time of the merger, each outstanding option issued under our benefit plans, whether or not vested or exercisable, to acquire our common stock will be canceled, and the holder of each stock option will be entitled to receive from the surviving corporation as promptly as practicable thereafter (and at least within 10 days of the effective time) an amount in cash equal to the product of:

•	the excess, if any, of the merger consideration per share over the exercise price per share previously subject to such option less any required withholding taxes, multiplied by

•	the number of shares of our common stock previously subject to such option.

Restricted Shares and Stock Unit Awards

All other shares of our common stock and any stock unit awards (and any related dividend equivalent rights) granted by us subject to vesting deferral or other lapse restrictions pursuant to our benefits plans will vest, become free of such restrictions and be cancelled as of the effective time with each holder entitled to receive an amount in cash equal to the product of:

•	the merger consideration, multiplied by

•	the total number of shares of our common stock subject to such stock award, less any required withholding taxes.

Exchange and Payment Procedures

At or prior to the effective time of the merger, Parent will, or will cause, an amount of cash in an aggregate amount equal to the product of (i) the number of shares of our common stock issued and outstanding at the effective time (other than shares of our common stock to be cancelled as set forth above) and (ii) the merger consideration, to be deposited in trust with a bank or trust company, referred to as an “exchange agent”, that is reasonably acceptable to us. As soon as reasonably practicable after the effective time, Parent shall cause the exchange agent to mail a letter of transmittal and instructions to you and the other stockholders. The letter of transmittal and instructions will tell you how to surrender your common stock certificates in exchange for the merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates to the exchange agent, together with a duly completed and executed letter of transmittal and any other documents as the exchange agent may reasonably require. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving corporation that such taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates. The exchange agent will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration. Any sum which is withheld and paid to a taxing authority by the exchange agent will be deemed to have been paid to the person with regard to whom it is withheld.

At the effective time of the merger, our stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares of our common stock. If, after the effective time of the merger, certificates are presented to the surviving corporation for transfer, they will be canceled and exchanged for the merger consideration.

The exchange agent, Parent and KeySpan as the surviving corporation will not be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration deposited with the exchange agent that remains undistributed to the holders of certificates evidencing shares of our common stock for twelve months after the effective time of the merger, will be delivered, upon demand, to KeySpan as the surviving corporation. Holders of certificates who have not surrendered their certificates prior to the delivery of such funds to KeySpan as the surviving corporation may only look to KeySpan as the surviving corporation for the payment of the merger consideration.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit claiming that the certificate has been lost, stolen or destroyed and, if necessary, post a bond in a customary amount sufficient to protect KeySpan as the surviving corporation against any claim that may be made against it with respect to that certificate.

Representations and Warranties

We make various representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications. Our representations and warranties relate to, among other things:

•	our, our subsidiaries’ and our joint ventures’ proper organization, good standing and qualification to do business;

•	our subsidiaries;

•	our capitalization, including in particular the number of shares of our common stock, stock options, warrants and purchase contracts issued and outstanding;

•	our corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the absence of violations of or conflicts with our and our subsidiaries’ governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	required approvals;

•	our SEC filings since January 1, 2003, including the financial statements contained therein and filings with other regulatory authorities;

•	compliance with applicable legal requirements;

•	information supplied for use in this proxy statement and the Parent stockholder circular;

•	the absence of a “material adverse effect” and certain other changes or events related to us since December 31, 2005 and the absence of undisclosed liabilities at or since that date;

•	the adoption by our board of directors of the merger agreement and its approval and recommendation of the merger;

•	the required vote of our stockholders in connection with the adoption of the merger agreement;

•	the inapplicability of takeover statutes;

•	payment of fees to finders or brokers in connection with the merger agreement;

•	the receipt of a fairness opinion from Lazard;

•	taxes, environmental matters and material contracts;

•	employment and labor matters affecting us or our subsidiaries, including matters relating to our and our subsidiaries’ employee benefit plans;

•	legal proceedings and governmental orders;

•	intellectual property;

•	our and our subsidiaries’ insurance policies;

•	interested party transactions; and

•	foreign corrupt practices and international trade sanctions.

For the purposes of the merger agreement, “material adverse effect” means when used with reference to any entity, any event, effect, change or development that, individually or in the aggregate, would reasonably be expected to be material and adverse to the financial condition, business assets, liabilities (contingent or otherwise), operations or results of operations of such entity and its subsidiaries, taken as a whole, or would prevent or have a material and adverse effect on the ability of such entity to perform its material obligations under the merger agreement by the 15-month anniversary of February 25, 2006, or the “end date”.

A “material adverse effect” will not have occurred, however, if any event, effect, change or development is caused by:

•	factors affecting the economy, financial markets or capital markets as a whole except to the extent that such entity and any of its subsidiaries, taken as a whole, are materially or adversely affected in a disproportionate manner as compared to comparable participants in the utility industry;

•	factors affecting the utility industry as a whole, except to the extent that such entity and any of its subsidiaries, taken as a whole, are materially or adversely affected in a disproportionate manner as compared to comparable participants in the utility industry;

•	the announcement of the execution of the transaction;

•	changes in laws, rules or regulations affecting the utility industry as a whole except to the extent that such entity and any of its subsidiaries, taken as a whole, are materially or adversely affected in a disproportionate manner as compared to comparable participants in the utility industry;

•	changes in GAAP unless such changes result in a cash impact on such entity; and

•	matters disclosed by us in our disclosure letter provided to Parent or matters disclosed by Parent in its disclosure letter provided to us.

You should be aware that these representations and warranties were made by us to Parent and Merger Sub, may be subject to important limitations and qualifications agreed to by Parent and Merger Sub, may or may not be accurate as of the date they were made and do not purport to be accurate as of the date of this proxy statement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

The merger agreement also contains various representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	their organization, valid existence and good standing;

•	their corporate or other power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement and the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	required approvals;

•	compliance with applicable legal requirements;

•	legal proceedings and governmental orders;

•	information supplied for use in this proxy statement and the Parent stockholder circular;

•	the operations of Merger Sub;

•	payment of fees to finders or brokers in connection with the merger agreement;

•	availability of sufficient funds to pay the merger consideration;

•	the adoption by Parent’s board of directors of the merger agreement and its approval and recommendation of the merger;

•	the required vote of Parent’s stockholders in connection with the adoption of the merger agreement; and

•	Parent ownership of our common stock.

You should be aware that these representations and warranties were made by Parent and Merger Sub to us, may be subject to important limitations and qualifications agreed to by us, may or may not be accurate as of the date they were made and do not purport to be accurate as of the date of this proxy statement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

Under the merger agreement we have agreed that, subject to certain exceptions and unless Parent gives its prior written consent (which consent will not be unreasonably withheld or delayed), between February 25, 2006 and the completion of the merger:

•	we and our subsidiaries shall carry on our businesses in the usual, regular and ordinary course consistent with past practice and good utility practice;

•	we will use our reasonable best efforts to preserve intact in all material respects our present business organizations and relationships with customers, suppliers, governmental entities and others having significant business dealings with us and, subject to prudent management of our workforce and business needs, keep available the services of our present officers and employees.

We have also agreed that during the same time period, and again subject to certain exceptions or unless Parent gives its prior written consent (which consent will not be unreasonably withheld or delayed), we and our subsidiaries will not:

•	declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (i) by a wholly-owned subsidiary or by a partially owned subsidiary (provided we or one of our subsidiaries receive our proportionate share), (ii) dividends required to be paid on preferred stock of any subsidiaries in accordance with their terms, (iii) regular dividends on our stock with usual record and payment dates at a rate not in excess of $0.465 per share per quarter and (iv) with respect to any quarter in which the effective time occurs, a special dividend with respect to our common stock in a amount consisting of the pro rata portion of the permitted regular dividend;

•	split, combine or reclassify any of our common stock or issue securities in lieu of capital stock;

•	directly or indirectly redeem, repurchase or otherwise acquire any shares of our capital stock;

•	issue, sell, pledge, dispose of, grant, transfer, encumber any of our shares of our capital stock, or other equity interests in us or our subsidiaries, or securities convertible or exchangeable or exercisable for any such capital stock or equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest of us or our subsidiaries except in the ordinary course of business consistent with past practice in connection with certain specified exceptions including issuances pursuant to the refunding of preferred stock of our subsidiary, our employee benefit plans, subject to certain limitations our stock incentive plans, and our investor program;

•	amend our certificate of incorporation or the organizational documents of our subsidiaries;

•	acquire or agree to acquire any person or assets or make any investment in any entity in excess of $150,000,000 in the aggregate or make any acquisition of any line of business not currently conducted by us;

•	make any capital expenditures in excess of $15,000,000, in addition to amounts previously budgeted for;

•	pledge, sell, lease, grant any security interest in or otherwise dispose of or encumber any of our or our subsidiaries assets or properties in excess of $5,000,000 individually or $25,000,000 in the aggregate, except for certain properties already considered for sale;

•	incur or guarantee any indebtedness or enter into any “keep well” or other agreement to maintain the financial condition of another person or enter in to any arrangement having the economic effect of any of the foregoing other than certain specified items of indebtedness including indebtedness incurred in connection with the refinancing of existing indebtedness either at its stated maturity or a lower cost of funds and indebtedness and guarantees among us and our subsidiaries;

•	other than in the ordinary course of business, enter into, adopt, amend (except for such amendments as may be required by law or reasonably necessary to avoid adverse tax consequences to us or our employees) or terminate any of our benefit plans, or any other employee benefit plan or any agreement, arrangement, plan or policy or any equity-based award (or agreement governing the terms of such award) between us or our subsidiaries and one or more of our directors or officers or the directors or officers of our subsidiaries, (i) except for normal payments, awards and increases in the ordinary course of business or as required by any plan or arrangement as in effect as of February 25, 2006, increase in any manner the compensation or fringe benefits of any director, officer or employee of us or our subsidiaries or pay any benefit not required by any plan or arrangement as in effect as of February 25, 2006 or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or (ii) enter into or renew any contract, agreement, commitment or arrangement (other than a renewal occurring in accordance with the terms thereof) providing for the payment to any director, officer or employee of us or our subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by the merger agreement;

•	make certain changes in accounting methods that materially affect our reported consolidated assets, liabilities or results of operations;

•	negotiate the renewal or extension of certain specified collective bargaining agreements without providing Parent with access to all information relating to the renewal or extension and permitting Parent to consult with us;

•	agree or consent to any material agreements or material modifications of existing agreements or course of dealings with any governmental entity in respect of the operations of our businesses, except as required by law to obtain or renew permits or agreements in the ordinary course of business consistent with past practice;

•	change any of our tax accounting methods, policies or practices, make, revoke or amend any material tax election, file any amended tax return, enter into any closing agreement affecting any tax liability or refund, settle or compromise any material tax liability or refund or extend or waive the application of any statute of limitations regarding the assessment or collection of any material tax (except with respect to regular and routine extensions of tax returns) subject to certain further exceptions where Parent does not respond to our request for consent;

•	settle any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, except (i) except for certain specified claims, in the ordinary course of business consistent with past practice, (ii) settlements to the extent subject to reserves existing as of February 25, 2006 in accordance with GAAP or (iii) except for certain specified claims, the settlement of any claim that would not reasonably be expected to have a “material adverse effect” on us;

•	modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which we or one of our subsidiaries is a party;

•	enter into any agreements or arrangements that limit or otherwise restrict us or any of our subsidiaries or any of their respective affiliates or any successor or that could, after the effective time, limit or restrict Parent or any of its affiliates (including KeySpan as the surviving corporation) or any successor thereto, from engaging or competing in any line of business or product line or in any geographic area;

•	take any action that is intended or is reasonably likely to result in any of the conditions to the merger not being satisfied; and

•	agree to take any of the actions described above.

In addition we and our subsidiaries have agreed to:

•	maintain with financially responsible insurance companies (or through self-insurance not inconsistent with past practice) insurance in such amounts and against such risks and losses as are customary for companies engaged in the utility industry.

Under the merger agreement, Parent and Merger Sub have agreed, subject to certain exceptions and unless we give our prior written consent, between February 25, 2006 and the completion of the merger:

•	to cause Merger Sub to (i) perform its obligations under the merger agreement and (ii) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with the merger agreement; and

•	that Parent shall not, and shall not permit any of its subsidiaries to enter into or consummate any agreements or transactions for an acquisition, merger or joint venture if it would prevent Parent or Merger Sub from performing, or materially impair the ability of Parent or Merger Sub to perform, their respective obligations under the merger agreement.

Stockholders Meeting

The merger agreement requires us, as promptly as practicable following February 25, 2006, to duly call, give notice of, convene and hold a meeting of our stockholders for the purpose of obtaining approval and adoption of the merger agreement. Except as our board of directors determines in its reasonable good faith judgment that such action would be inconsistent with its fiduciary duty under applicable law, the merger agreement requires our board of directors to recommend adoption of the merger agreement and the transactions contemplated in the merger agreement.

The merger agreement requires Parent to duly call, give notice of, convene and hold its general meeting of stockholders for the purpose of approving the merger. The merger agreement requires the board of directors of Parent to recommend approval of the merger agreement and the transactions contemplated in the merger agreement.

Agreement to Use Reasonable Best Efforts

Subject to the terms and conditions of the merger agreement, each party has agreed to use its reasonable best efforts to take all actions and do all things necessary, proper or advisable to consummate the merger and the transactions contemplated by the merger agreement including making or the filing under the HSR Act and filings with any governmental entity that may be necessary, proper or advisable. Each party has also agreed to use its reasonable best efforts to obtain the required approvals and to cooperate in obtaining the additional KeySpan consents. In addition, each party has agreed to use its reasonable best efforts to resolve any objections or suits raised by governmental entities in relation to the transaction that could reasonably be expected to, if not resolved, materially impair or delay consummation of the merger. Such efforts may include selling, holding separate or otherwise disposing of the assets of such party or conducting its business in a manner which would resolve the objections or suits, provided that no party will be required to take any action that is not conditional on consummation of the merger or that would have a material adverse effect on us or the U.S. operations of Parent. Material delay to consummation of the transaction would be deemed to occur if the transaction could not reasonably be expected to be consummated by the end date.

The merger agreement further provides that if, prior to the satisfaction of conditions precedent to the merger, Parent proposes an alternative transaction structure that retains the economic benefits of the merger and will not otherwise materially delay the closing of the transaction, then, so long as all third party and governmental authority consents and approvals have been obtained and all other conditions to closing, as applied to the alternative structure, have been satisfied or waived, we and Parent shall use our respective reasonable best efforts to effect a business combination by means of a mutually agreed upon structure, other than the merger, that so provides such benefits.

No Solicitation of Transactions

Subject to the exception set out below, we have agreed that from February 25, 2006 until the earlier of the effective time or termination of the merger agreement, we will not, and will not permit our subsidiaries, officers, directors, employees, representatives or agents to, directly or indirectly:

•	solicit, initiate or knowingly encourage or facilitate any inquiries regarding, or the making of any proposal which constitutes or that may reasonably be expected to lead to a “takeover proposal”;

•	enter into any letter of intent or agreement related to any “takeover proposal”; or

•	participate in any discussions or negotiations regarding, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or that may reasonably be expected to lead to any “takeover proposal”.

For the purposes of the merger agreement, a “takeover proposal” means any inquiry, proposal or offer from any person (other than Parent and its affiliates) relating to any direct or indirect acquisition or purchase of 20% or more of the assets of KeySpan and our subsidiaries or 20% or more of the voting power of our capital stock or the capital stock of any of our significant subsidiaries then outstanding, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the voting power of our capital stock or the capital stock of our significant subsidiaries then outstanding, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving us or any of our significant subsidiaries, other than the transactions with Parent and Merger Sub contemplated by the merger agreement.

There is an exception from the restriction above in the merger agreement, if at any time after February 25, 2006 and prior to the meeting of our stockholders to approve the merger, we receive an unsolicited bona fide written “takeover proposal” from any third person that in the reasonable good faith judgment of our board of directors constitutes, or is reasonably likely to result in, a “superior proposal” and our board of directors determines in its reasonable good faith judgment, after consultation with outside counsel, that failure to take any such action would be inconsistent with its fiduciary duties under applicable law. We may, in response to such a “superior proposal”, furnish information with respect to us to any person making such a “superior proposal” pursuant to a confidentiality agreement, no more favorable to such person than the confidentiality agreement that we entered into with Parent is to Parent. We may also participate in negotiations with such person regarding the “superior proposal” if:

•	prior to furnishing non-public information to, or entering into discussions or negotiations with, such third person, we or any of our subsidiaries provides at least four business days advance written notice to Parent of the identity of the third person making, and the proposed terms and conditions of, the “superior proposal” and a copy of all written materials delivered by the third person to us or any of our subsidiaries;

•	we shall have provided to Parent a copy of all written materials delivered to the third person making the “superior proposal” in connection with the “superior proposal” and made available to Parent all materials and information made available to the third person making the “superior proposal” in connection with the “superior proposal”; and

•	we have fully complied with the restrictions on no solicitation set out above.

For purposes of the merger agreement, “superior proposal” means any unsolicited bona fide written offer made by any person (other than Parent and its affiliates) to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the voting power of our capital stock then outstanding or all or substantially all of our assets and otherwise on terms which our board of directors determines in its reasonable good faith judgment (after consultation with its financial advisors) to be more favorable, taking into account (i) all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of the proposal and the merger and the other transactions contemplated by the merger agreement deemed relevant by our board of directors, (ii) the identity of the third party making the proposal, (iii) the conditions and prospects for completion of the proposal and (iv) all other factors that our board of directors are permitted to consider pursuant to §717 of the NYBCL. No “takeover proposal” consisting of all cash consideration may be deemed a “superior proposal” under the merger agreement unless the per share cash consideration proposed pursuant to the “takeover proposal” is greater than the merger consideration (as such consideration may be proposed to be changed by Parent pursuant to the terms of the merger agreement) to our stockholders than the merger and the other transactions contemplated by the merger agreement (taking into account all of the terms of any proposal by Parent to amend or modify the terms of the merger and the other transactions contemplated by the merger agreement).

We have also agreed that our board of directors will not approve or recommend, or propose to approve or recommend, any “takeover proposal” or authorize or permit us or any of our subsidiaries to enter into any letter of intent or agreement relating to an acquisition proposal unless prior to our stockholders meeting to approve the merger, we receive an unsolicited bona fide written Takeover Proposal from a third party that in the reasonable good judgment of our board of directors is reasonably likely to result in a Superior Proposal, as set out above. These restrictions are subject to our right to terminate the merger agreement if:

•	our board of directors authorizes us, subject to complying with the terms of the merger agreement, to enter into a definitive agreement concerning a transaction that constitutes a “superior proposal”;

•	Parent does not make, or cause to be made, within four business days of receipt of written notification from us of our intention to enter into a definitive agreement for a “superior proposal”, an offer that our board of directors determines, in its reasonable good faith judgment after consultation with its financial advisors, is at least as favorable, from a financial point of view, to our stockholders as the “superior proposal”; and

•	we, prior to or concurrently with such termination, pay to Parent the termination fee described below (see “The Merger Agreement — Fees and Expenses”).

We have agreed (i) that we will not enter into a definitive agreement referred to at the second bullet point above until at least the fifth business day after we have provided the written notification to Parent referred to in the second bullet point above and (ii) to notify Parent promptly in writing if our intention to enter into a definitive agreement referred to in our notification changes at any time after giving the notification.

We have agreed that we, our subsidiaries and those working on our behalf will immediately cease activities, discussions or negotiations with any persons relating to any “takeover proposal” and that we will notify Parent as promptly as practicable (and in any event within 24 hours) after receipt of a “takeover proposal”, request for information related to the commencement of activities or discussions relating to a “takeover proposal”.

Employee Benefits

Parent has agreed to cause KeySpan as the surviving corporation, and each of its subsidiaries, to honor after the effective time all employment related obligations and agreements with respect to any of our, and our subsidiaries’, current or former employees, directors and consultants including:

•	recognizing, and as required by law, bargaining with, the current exclusive collective bargaining representatives of our employees; and

•	honoring, or continuing to honor, all of our current collective bargaining agreements.

In addition, Parent has agreed to cause KeySpan as the surviving corporation to assume all of our benefit plans at the effective time. For at least two years after the effective time, Parent has agreed to cause KeySpan as the surviving corporation and each of its subsidiaries to provide each of our current and former employees with either a base salary or hourly wage at least equal to the base salary or hourly wage that they received immediately prior to the effective time or in certain cases to provide benefits no less favorable than the benefits provided, in the aggregate, immediately prior to the effective time.

Parent has also agreed in the merger agreement that, with respect to any of our benefits plans in which our employees participate after the effective time, Parent shall:

•	to the extent satisfied or inapplicable under our benefit plans immediately prior to the effective time, waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to our employees under any benefit plan of Parent in which our employees are eligible to participate after the effective time;

•	provide each of our employees with credit for any co-payments and deductibles paid prior to participation in the relevant benefit plan of Parent in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plan of Parent in which our employees may be eligible to participate after the effective time; and

•	recognize all service except to the extent such recognition would result in duplication of benefits (unless such duplication is expressly contemplated in a plan, agreement or other arrangement of, or approved by, Parent) of our employees with us and our current and former affiliates for purposes of eligibility to participate, vesting credit and entitlement for benefits (but not for purposes of benefit accrual under any defined benefit pension plan) in any benefit plan of Parent in which such employees may be eligible to participate after the effective time, to the same extent taken into account under a comparable benefit plan of ours immediately prior to the effective time.

Conditions to the Merger

The obligations of the parties to complete the merger are subject to the satisfaction or waiver of the following mutual conditions.

•	Stockholders Approval. The adoption of the merger agreement by our stockholders and by the stockholders of Parent.

•	No Injunctions or Restraints; Illegality. No federal, state, local or foreign law, statute, regulation, code, ordinance or decree shall have been adopted or promulgated and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental authority shall be in effect, having the effect of making the merger illegal or otherwise prohibiting consummation of the merger.

•	Regulatory Approvals. The required approvals shall have been obtained (including the expiration or early termination of the waiting period under the HSR Act) and such approvals must have become final orders that, together with the additional KeySpan consents must not individually or in the aggregate impose terms or conditions that would reasonably be expected to result in a material adverse effect on the U.S. operations of Parent or us.

The obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions.

•	Representations and Warranties. All of our representations and warranties, except for our representation relating to the absence of a “material adverse effect” since December 31, 2005, must be true and correct both on February 25, 2006 and as of the date the merger is consummated (except to the extent expressly made of an earlier date, in which case they must be true and correct as of that earlier date), except where the failure of such representations and warranties to be true and correct (disregarding all materiality qualifications) does not have, and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on us.

•	Performance of Obligations. We must have performed or complied in all material respects with all agreements and covenants required to be performed by us pursuant to the merger agreement.

•	Absence of Certain Changes or Events. Since February 25, 2006, the absence of any event which has had, and no fact or circumstance existing that has resulted in or would reasonably be expected to result in, a material adverse effect on us.

•	Closing Certificate. Our delivery to Parent at closing of a certificate with respect to the satisfaction of the conditions relating to representations and warranties, performance of our obligations and the absence of a material adverse change.

Our obligation to complete the merger is subject to the following additional covenants.

•	Representations and Warranties. All of Parent and Merger Sub’s representations and warranties, must be true and correct both on February 25, 2006 and as of the date the merger is consummated, (except to the extent expressly made of an earlier date, in which case they must be true and correct as of that earlier date) except where the failure of such representations and warranties to be true and correct (disregarding all materiality qualifications) does not have, and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent or Merger Sub.

•	Performance of Obligations. Parent and Merger Sub must have performed or complied in all material respects with all agreements and covenants required to be performed by them pursuant to the merger agreement.

•	Closing Certificate. Parent’s delivery to us at closing of a certificate with respect to the satisfaction of the conditions relating to representations and warranties, performance of Parent and Merger Sub’s obligations and the absence of a material adverse change.

Termination

The merger agreement may be terminated at any time prior to the effective time:

•	by mutual written consent of the parties;

•	by either us or Parent if:

•	any restraint is in effect which has the effect of making the merger illegal or otherwise prohibiting the consummation of the merger, provided that the party seeking to terminate the merger agreement has used reasonable best efforts to take all actions, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the merger as specified in the merger agreement;

•	our stockholders do not adopt the merger agreement at the annual meeting (including any adjournment or postponement thereof) or if Parent’s stockholders fail to adopt the merger agreement at Parent’s stockholders meeting; or

•	the merger has not been consummated by the 15-month anniversary of February 25, 2006; provided that, the failure to complete the merger is not a result of the failure of the terminating party to comply with the terms of the merger agreement and provided that if all of the closing conditions in the merger agreement have been satisfied except for obtaining the required approvals, then either party may unilaterally extend such date by a further three months;

•	by Parent if:

•	we have breached any representation, warranty, covenant or other agreement in the merger agreement or if such representation and warranty shall have become untrue after the date of the merger agreement so that we are unable to satisfy the closing conditions subject to an opportunity to cure our default within 30 days written notice from Parent;

•	our board of directors has not recommended, or has withdrawn, qualified or modified in any manner adverse to Parent, its recommendation of the merger agreement or its declaration that the merger agreement and the merger are advisable, fair and in the best interests of our stockholders or taken any action or made any statement inconsistent with its approval or recommendation of the merger agreement and the merger;

•	our board of directors has approved or recommended any “takeover proposal” or our board of directors has proposed or resolved to do any of the foregoing; or

•	a tender offer or exchange offer for 20% or more of the outstanding share of our capital stock is commenced and our board of directors fails to recommend against acceptance of such tender offer or exchange offer by our stockholders within 10 business days after such commencement (including by taking no position with respect to the acceptance of such tender offer or exchange offer by our stockholders);

•	by us if:

•	prior to our stockholders meeting our board of directors authorizes us, subject to compliance with the merger agreement, to enter into a definitive agreement concerning a transaction that constitutes a “superior proposal” and Parent does not make, within 4 days of our notification of our intention to enter into such definitive agreement, an offer that our board of directors determines, it its reasonable good faith judgment after consultation with its financial advisors, is at least as favorable, from a financial point of view, to our stockholders as the “superior proposal” and we pay a termination fee to Parent, as set out below;

•	Parent or Merger Sub has breached any representation, warranty, covenant or other agreement in the merger agreement or if such representation and warranty shall have become untrue after the date of the merger agreement so that Parent and Merger Sub are unable to satisfy the closing conditions subject to an opportunity to cure their default within 30 days written notice from us.

Fees and Expenses

The parties have agreed that all fees and expenses incurred in connection with the merger shall be paid by the party incurring such fees or expenses, whether or not the merger is consummated, except that each of Parent and us will pay one-half of the costs and expenses incurred in connection with the filings of the pre-merger notification and report forms under the HSR Act (including filing fees).

In addition, in the event of termination of the merger agreement, we have agreed to pay to Parent a termination fee of $250 million if:

•	the merger agreement has been terminated by us as a result of our board of directors authorizing us to enter into a definitive agreement concerning a “superior proposal”, as described above;

•	the merger agreement has been terminated by Parent as a result of our board of directors withdrawing their recommendation of the merger or approving or recommending another transaction to our stockholders; or

•	the merger agreement has been terminated by either us or Parent as a result of our stockholders not adopting the merger agreement or because the merger has not been consummated by the 15-month anniversary of February 25, 2006, subject to the three-month extension set out above, and

•	between February 25, 2006 and the date that the merger agreement is terminated, any person has directly or indirectly publicly disclosed to us or our stockholders a “takeover proposal” or generally that if the merger is not consummated such person or one of its affiliates will make a “takeover proposal”; and

•	concurrently with the termination of the merger agreement or within twelve months of termination we or one of our subsidiaries enters into a definitive agreement with respect to a “takeover proposal”.

In the event of termination of the merger agreement, Parent has agreed to pay to us a termination fee of the lesser of $250 million or one percent of the capitalization of Parent on the date the payment is due and payable if:

•	the agreement has been terminated by either us or Parent as a result of Parent’s stockholders not adopting the merger agreement and:

•	between February 25, 2006 and the date the merger agreement is terminated any person has directly or indirectly publicly disclosed to Parent or Parent’s stockholders a proposal with respect to a “Parent acquisition transaction”, or generally that if the merger is not consummated such person or one of its affiliates will commence a “Parent acquisition transaction”; and

•	concurrently with such termination of the merger agreement or within twelve months of termination a “Parent acquisition transaction” occurs or Parent or one of its subsidiaries enters into a definitive agreement with respect to a “Parent acquisition transaction”.

For the purposes of the merger agreement “Parent acquisition transaction” means the acquisition, directly or indirectly, for consideration consisting of cash and/or securities, of more than 50% of the voting power of the capital stock of Parent then outstanding or all or substantially all of the assets of Parent.

Other Covenants and Agreements

Corporate Governance.  We have agreed with Parent that the name of the surviving corporation shall initially be KeySpan. The headquarters of the surviving corporation shall be in Brooklyn, New York. At or prior to the effective time, Parent shall appoint two of the members of our board of directors to the board of directors of Parent. In addition, the merger agreement specifies that our chief executive shall be the chairman of the board of directors of the surviving corporation and certain other matters relating to corporate governance such as the manner in which the executive officers of the surviving corporation are to be selected. We have also agreed that during the four-year period immediately following the effective time, the surviving corporation shall provide, directly or indirectly, charitable contributions and traditional local community support at levels substantially comparable to and no less than the levels of charitable contributions and community support provided by us and our subsidiaries that are utilities within their service areas within the four-year period immediately prior to February 25, 2006. In particular, the surviving corporation will for such period continue to support the KeySpan Foundation in a manner substantially comparable to the manner in which we supported the KeySpan Foundation within the four-year period immediately prior to the February 25, 2006.

Transition Planning.  We have agreed with Parent that each of us and Parent shall appoint one or more representatives to a committee that will be responsible for coordinating transition planning and implementation relating to the merger.

Restructuring of the Merger.  We have agreed with Parent that if prior to satisfaction of the closing conditions, Parent proposes the adoption of an alternative structure that otherwise preserves for Parent and us the economic benefits of the merger and will not materially delay the consummation of the merger, then each of the parties shall use its reasonable best efforts to effect a business combination by means of a mutually agreed upon structure other than the merger that so preserves the economic benefits of the merger; provided that prior to closing the restructured transaction, all material third party and governmental authority approvals shall have been obtained and all other conditions to the parties’ obligations to consummate the merger as applied to such alternative business combination shall have been satisfied or waived.

Other Agreements.  The merger agreement includes certain other agreements between the parties including provisions relating to access to information and directors and officers’ indemnification.

Amendment and Waiver

Subject to applicable law, the merger agreement may be amended by the written agreement of the parties at any time either before or after approval by our stockholders or the stockholders of Parent, unless an amendment would by law require further approval of our stockholders or the stockholders of Parent.

The merger agreement also provides that at any time prior to the effective time, any party to the merger agreement may in writing:

•	extend the time for performance of any of the obligations or other acts of the other parties to the merger agreement;

•	waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance by the other parties of any of the agreements or conditions in the merger agreement unless the waiver would by law require further approval of our stockholders or the stockholders of Parent.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND
ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock is listed and traded on the NYSE and the Pacific Stock Exchange under the symbol “KSE.” On February 16, 2006, the last full trading day prior to reports from two U.S. publications that KeySpan was in discussions concerning a possible merger transaction, our common stock closed at $36.18 per share. On [    ●    ], which was the last trading day before the date this proxy statement was printed, our common stock closed at [$ ] per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.

As of [    ●    ], which was the last trading day before this proxy statement was printed, there were approximately [    ●    ] registered record holders of our common stock. In the fourth quarter of 2005, we increased our dividend to an annual rate of $1.86 per common share beginning with the quarterly dividend to be paid in February 2006. Our dividend framework is reviewed annually by our board of directors. The amount and timing of all dividend payments is subject to the discretion of our board of directors and will depend upon business conditions, results of operations, financial conditions and other factors. Based on currently foreseeable market conditions, we intend to maintain the annual dividend approximately at the $1.86 level to be paid on a quarterly basis at a rate of approximately $0.465. Our scheduled dividend payment dates are February 1, May 1, August 1 and November 1, or the next business day, if such date is not a business day.

The following table sets forth, for the quarters indicated, the high and low sales prices and dividends declared per share for the periods indicated:

2005	High	Low	Dividends Per Share

First Quarter	$40.90	$38.04	$0.455
Second Quarter	$40.88	$36.83	$0.455
Third Quarter	$41.03	$36.35	$0.455
Fourth Quarter	$37.10	$32.66	$0.455

2004	High	Low	Dividends Per Share

First Quarter	$38.60	$35.72	$0.445
Second Quarter	$38.99	$33.87	$0.445
Third Quarter	$39.50	$35.19	$0.445
Fourth Quarter	$41.53	$37.57	$0.445

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

As of April 24, 2006, there were no beneficial owners of more than 5% of our common stock.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to KeySpan Corporation. One MetroTech Center, Brooklyn, New York 11201-3850, Attention: Corporate Secretary, telephone: (718) 403 2000. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal 2. Election of Directors

The current term of office of all of our directors expires at the annual meeting. Our board of directors proposes that the following nominees, all of whom are currently serving as directors, be elected for a new term of one year or until his or her successor is duly elected or chosen and qualified. Boardroom Consultants, Inc. was paid a fee in order to provide board governance, consulting and board of director recruiting services. We did not receive any recommendations for board membership from any large, long-term stockholders. If any director is unable to stand for election, our board of directors may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director. We do not anticipate that any of the individuals listed below will be unable to serve the full term of office to which he or she may be elected.

Nominees for election this year are:

• Robert B. Catell	• James L. Larocca
• Andrea S. Christensen	• Gloria C. Larson
• Robert J. Fani	• Stephen W. McKessy*
• Alan H. Fishman	• Edward D. Miller
• James R. Jones	• Vikki L. Pryor

*	Mr. McKessy was appointed by our board of directors to serve in the newly created role of Lead Director, effective January 1, 2006.

The affirmative vote of a plurality of the shares of our common stock cast is required for the election of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE TEN NOMINEES NAMED ABOVE TO SERVE AS MEMBERS OF OUR BOARD OF DIRECTORS FOR A ONE YEAR TERM.

Nominees for the Board of Directors

ROBERT B. CATELL — Age 69 — Director since May 1998
Chairman and Chief Executive Officer of KeySpan Corporation since July 1998. Joined KeySpan’s subsidiary, The Brooklyn Union Gas Company, in 1958 and was elected Assistant Vice President in 1974, Vice President in 1977, Senior Vice President in 1981 and Executive Vice President in 1984. Elected Brooklyn Union’s Chief Operating Officer in 1986 and President in 1990. Served as President and Chief Executive Officer from 1991 to 1996. He was then elected Chairman and Chief Executive Officer in 1996 and held such position through the transformation of Brooklyn Union to KeySpan. He served as President and Chief Operating Officer of KeySpan from May 1998 through July 1998 and was then elected as the Chairman in July 1998. Serves on the Boards of Alberta Northeast Gas, Ltd., Edison Electric Institute, New York State Energy Research and Development Authority, the Business Council of New York State, Inc. and the New York City Partnership, and as Chairman of the Long Island Association. Served on the Board of J & W Seligman through November 2005. Mr. Catell also serves on the board of directors of The Houston Exploration Company (NYSE: THX), Independence Community Bank (NASDAQ: ICBC) and Keyera Energy Management Ltd. (TSX: KEY.UN).

ANDREA S. CHRISTENSEN — Age 66 — Director since January 2001
Special Counsel to the law firm of Kaye Scholer LLP since January 1, 2005. Previously was a partner of Kaye Scholer LLP since 1976. Joined that firm in 1968 and previously was an associate with the law firm of Kelley, Drye & Warren. Adjunct Professor at New York University School of Law from 1984 to 1994. Member of the Association of the Bar of the City of New York, American Bar Association and International Society for Labor Law and Social Security. Former Chairperson of New York County Lawyers Association Committee on Labor Relations. Served as a director of Brooklyn Union from 1980 to 2000, and the American Arbitration Association from 1988 to 1999. Serves as a Member of the board of Inwood House since 2000.

ROBERT J. FANI — Age 52 — Director since January 2005
President and Chief Operating Officer of KeySpan since October 2003. Joined KeySpan’s subsidiary, The Brooklyn Union in 1976 and has since held a variety of management positions in distribution, engineering, planning, marketing, and business development. Elected Vice President in 1992 and promoted to Senior Vice President of Marketing and Sales in 1997 and was responsible for all marketing, sales, rate and regulation activities. In September 1999, he became Senior Vice President for Gas Operations and was promoted to Executive Vice President for Strategic Services in February 2000 and then to President of the KeySpan Energy Services and Supply Group in 2001 until assuming his current position as President and Chief Operating Officer. Former Director at The Houston Exploration Company (NYSE: THX) and serves as a director of the New York Building Congress, the City College of New York, Stony Brook University and the Energy Partnership of Long Island. He is also a member of the Society of Gas Lighters and sits on the Board of the Gas Technology Institute.

ALAN H. FISHMAN — Age 60 — Director since May 1998
President, Chief Executive Officer and a director of Independence Community Bank Corp. (NASDQ: ICBC), the parent savings and loan holding company of Independence Community Bank, since March 2001. Joined Chemical Bank in 1969, named Chief Financial Officer in 1979 and elected Senior Vice President responsible for worldwide investment banking activities in 1983. Joined Neuberger & Berman in 1988 and was responsible for an investment partnership. Joined American International Group, Inc. in 1989 as Senior Vice President of AIG. Joined the firm of Adler & Shaykin in 1990 as a Managing Partner. Former Managing Partner and founder of Columbia Financial Partners, L.P. in 1992. President and Chief Executive Officer of ContiFinancial Corporation from July 1999 to March 2001. Chairman of the Brooklyn Academy of Music and the Brooklyn Navy Yard.

JAMES R. JONES — Age 66 — Director since May 1998
Co-Chairman and Chief Executive Officer of Manatt Jones Global Strategies, LLP since October 2001 and Chairman of GlobeRanger Corporation since September 1999. Senior Counsel to the law firm of Manatt, Phelps & Phillips, LLP from March 1999 to present. Retired as President of Warnaco, Inc. — International Division in 1998. Director of Anheuser Busch (NYSE: BUD) since 1998 and Kansas City Southern (NYSE: KSU) since 1997. White House Staff, Special Assistant and Appointments Secretary from 1965 to 1969 and Congressman from Oklahoma from 1973 to 1987. Partner in the law firm of Dickstein Shapiro Morin & Oshinsky LLP from 1987 to 1989. Chairman and Chief Executive Officer of the American Stock Exchange from 1989 to 1993. Served as United States Ambassador to Mexico from 1993 to 1997.

JAMES L. LAROCCA — Age 62 — Director since January 2001
Distinguished Professor of Public Policy and former Dean of the College at Long Island University’s Southampton Graduate Campus since April 2000 and Adjunct Professor of Public Policy at Hofstra University since January 1999. Practiced law with the firm of Cullen and Dykman immediately prior to his appointment to Southampton College. Served in the cabinets of two New York State governors as Commissioner of Transportation, Commissioner of Energy, Director of Federal Affairs, Trustee of the New York Power Authority and Chairman of the Energy Research and Development Authority. Served as President of the Long Island Association from 1985 to 1993. Served as director of Brooklyn Union from 1992 to 1993 and from 1995 to 2000. Former director of European American Bank and ContiFinancial Corporation. Current director and past Chairman of the Long Island Nature Conservancy.

GLORIA C. LARSON — Age 56 — Director since June 2003 Partner and Co-chair of the Government Practices Group at the law firm of Foley Hoag LLP. Has held senior positions within the federal government and the Commonwealth of Massachusetts government, including serving as the Massachusetts Secretary of Economic Affairs, Deputy Director of Consumer Protection and legal counsel for the Federal Trade Commission. Current Chairperson of the Massachusetts Convention Center Authority since 1998. Director of RSA Security, Inc. (NASDQ: RSAS) and Unum Provident Corp. (NYSE: UNM), serves as a member of the Rose F. Kennedy Greenway Conservancy board as well as several Boston-based not-for-profit organizations, including the Massachusetts Technology Collaborative, Greater Boston Chamber of Commerce and the Massachusetts Women’s Forum. Serves as Chair of the New England Council’s e-commerce privacy task force and is the Co-Chair of the board of directors of MassINC.

STEPHEN W. McKESSY — Age 68 — Director since May 1998 Elected as the Lead Director of KeySpan effective January 1, 2006. Retired partner of PricewaterhouseCoopers. Served in various management and leadership positions at PricewaterhouseCoopers from 1960 to 1997. Serves as a director of The Houston Exploration Company (NYSE: THX), and the Boy Scouts of America. Member of the board of advisors of St. John’s University College of Business Administration, past president and current member of the board of governors of the Silver Spring Country Club, and member of the Property Owners Association at SailFish Point, Florida.

EDWARD D. MILLER — Age 65 — Director since May 1998 Served as a member of the supervisory board and senior advisor to the Chief Executive Officer of AXA Group from June 2001 to April 2003. Served as President and Chief Executive Officer of AXA Financial, Inc. from August 1997 through May 2001. Chairman and Chief Executive Officer of The Equitable Life Assurance Society, the principal insurance subsidiary of AXA Financial, Inc., from August 1997 through May 2001. Served as Senior Vice Chairman of The Chase Manhattan Bank from 1996 through 1997. Serves as a member of the board of directors of American Express Company (NYSE: AXP), Topps Company, Incorporated, (NASDQ: TOPP) and Korn/Ferry International (NYSE: KFY). Member of the board of governors of the United Way of Tri-State and Chairman of the board of directors of Phoenix House. Trustee of the Inner-City Scholarship Fund, the New York City Police Foundation, Pace University and the New York Blood Center. Chairman of the New York City Partnership’s Security and Risk Management Task Force.

VIKKI L. PRYOR — Age 52 — Director since March 2004
President and Chief Executive Officer of SBLI USA Mutual Life Insurance Company, Inc. and its family of companies since 1999. Served as Senior Vice President of Oxford Health Plans from June 1998 to January 1999. Served in various Senior Vice President and Vice President positions at Blue Cross Blue Shield of Massachusetts from 1993 to 1997. Served as Director and in a variety of senior level positions at Allstate Life Insurance Company from 1986 to 1992. Served in various positions including acting assistant district counsel, senior attorney and associate in the Office of Chief Counsel of the Internal Revenue Service, Chicago office, from 1978 to 1986. Served on the boards of the Life Insurance Council of New York (LICONY), New Jersey Chamber of Commerce, UST Corporation and the Pension Reserves Investment Management Board. Serves on the Dean’s Advisory Council of the University at Buffalo Law School. Ms. Pryor is also a member of the board of the New York City Partnership and serves on the board of RiverSource Funds, a mutual fund company.

Our Board of Directors

Our board of directors is responsible, under New York law and our certificate of incorporation and by-laws, with overseeing our business and management. Our board of directors met 16 times between January 1 and December 31, 2005.

In January 2006, our board of directors amended our Corporate Governance Guidelines, which had been adopted in 1998, in light of the requirements imposed under the Sarbanes-Oxley Act of 2002 and the NYSE’s Corporate Accountability and Listing Standards Committee recommendations, as well as in an effort to continue to apply best practices to its corporate governance policies and procedures. The full text of our Corporate Governance Guidelines is attached to this proxy statement as Annex C and can also be found on the Investor Relations section of our website (http://www.keyspanenergy.com) or directly at our corporate governance website (http://governance.keyspanenergy.com).

Pursuant to our Corporate Governance Guidelines, our board of directors undertook a review of director independence. As a result of this review, our board of directors affirmatively determined that all of the directors nominated for election at the annual meeting (and named above) are independent under the standards set forth in the Corporate Governance Guidelines, and relevant NYSE and SEC rules and regulations, with the exceptions of Robert B. Catell and Robert J. Fani. Mr. Catell can not be deemed independent under the Corporate Governance Guidelines because he serves as our Chief Executive Officer. Mr. Fani can not be deemed independent under the Corporate Governance Guidelines because he serves as our Chief Operating Officer and President.

In addition, our board of directors has also established the role of Lead Director in accordance with best practices in corporate governance. Our board of directors appointed Stephen W. McKessy to this position effective January 1, 2006. The responsibilities of the Lead Director include, but are not limited to, chairing, scheduling and coordinating the sessions of the independent and non-management directors, including all executive sessions; providing input and feedback on agenda items for our board of directors to the Chairman; serving as the principal communicator between our board of directors and the senior management team, reflecting our board of directors views and providing one voice and perspective to management, in so far as there is a consensus among the independent and non-management directors; communicating with individual directors about their performance in conjunction with the Chairperson of the Corporate Governance and Nominating Committee of our board of directors; and work with the Corporate Governance and Nominating Committee of our board of directors on director qualifications, new director recruitment and selection, and committee assignments.

The basis for our board of directors determination that the above named directors are independent is set forth in our Corporate Governance Guidelines and is set forth, in relevant part, below:

At all times, a majority of the directors shall be independent directors under the rules of the NYSE and the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder. The following guidelines are established to assist our board of directors in determining the independence of a director:

a. A director will not be considered independent if, within the preceding three years: (i) the director was employed by us or one of our subsidiaries; (ii) an immediate family member of the director was employed by us as an officer; (iii) the director received more than $100,000 in direct compensation from us or our subsidiaries, other than for board service or pension or deferred compensation; (vi) an immediate family member of the director received more than $100,000 in direct compensation from us or our subsidiaries, other than for board service or pension or deferred compensation; (v) the director was employed by or affiliated with our independent auditor; (vi) an immediate family member of the director was employed by our independent auditor; (vii) the director was employed as an executive officer of another company where any of our officers serve on that company’s compensation committee; or (viii) an immediate family member of the director was employed as an executive officer of another company where any of our officers serve on that company’s compensation committee;

b. A director will not be considered independent if: (i) the director or an immediate family member of the director currently serves as an executive officer of another company that does business with us and the annual sales to, or purchases from, us in any of the preceding three years, exceeds the greater of $1 million or two percent of the annual consolidated gross revenues of such other company; (ii) the director is an executive officer of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is greater than one percent of the total consolidated assets of the company he or she serves as an executive officer; and (iii) if a director serves as an officer, director or trustee of a tax exempt organization, and our charitable contributions to the organization are greater than $1 million or two percent of that organization’s total consolidated gross revenues. Our board of directors will annually review all commercial and charitable relationships of the directors on our board of directors.

c. For relationships not covered by the guidelines in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in subsections (a) and (b) above. For example, if a director is the chief executive officer of a company that purchases products and services from us that are more than two percent of that company’s annual revenues, the independent directors on our board of directors could determine, after considering all of the relevant circumstances, whether such a relationship was material or immaterial, and whether the director would therefore be considered independent.

We will disclose our determinations on director independence in our annual proxy statements.

We will not make any personal loans or extensions of credit to directors or officers.

Our directors shall complete and submit an annual director questionnaire to identify and assess relationships so that our board of directors can determine independence under these standards. Our directors also shall complete and submit an annual statement that they are in compliance with the Corporate Policy Statement Concerning Ethical Business Conduct and the Corporate Policy Statement Concerning Affiliate Transactions. In addition, our directors shall also annually certify that they have, and continue to agree to comply with, our Board of Directors Code of Ethics which sets forth standards of diligence, loyalty, good faith and the avoidance of conflicts of interests for our directors.

Committees of the Board

During 2005, our board of directors maintained four standing committees. The functions, number of meetings held and composition of our board of directors committees, as of December 31, 2005, are described below:

Committee
Compensation
					and		Corporate
					Management		Governance and
Director	Executive		Audit		Development		Nominating

R. B. Catell	X	(Chair)
A. S. Christensen			X				X
A. H. Fishman	X		X	(Chair)
R. J. Fani
J. R. Jones	X				X		X	(Chair)
J. L. Larocca			X		X		X
G. C. Larson					X		X
S. W. McKessy	X		X		X
E. D. Miller*	X				X	(Chair)	X
V. L. Pryor**			X				X
Meetings held from January 1 to December 31, 2005	0		5		6		6

X: Member.
Chair: Committee Chairperson.

*	Mr. Miller joined the corporate governance and nominating committee in June 2005.

**	Ms. Pryor joined the audit committee in February 2005.

Executive Committee:  The Executive Committee of our board of directors, or the “Executive Committee”, acts on behalf of our board of directors whenever our board of directors is not in session, except for certain matters as prescribed by New York law. The Executive Committee operates under a written charter adopted by our board of directors, as amended and restated as of March 10, 2004 (the full text of the Executive Committee charter can be found on the Investor Relations section of our website
(http://www.keyspanenergy.com) or directly at our corporate governance website
(http://governance.keyspanenergy.com)).

Audit Committee:  Provides oversight with respect to the quality and integrity of our financial statements; compliance with legal and regulatory requirements; our independent auditor’s qualifications and independence; the performance of our internal audit function and independent auditors, our business practices, risk assessment and risk management, and the preparation of the audit committee report required to be included in our annual proxy statement. Pursuant to the rules of NYSE all members of the Audit Committee of our board of directors, or the “Audit Committee”, are independent. Our board of directors has determined that Mr. Fishman and Ms. Pryor meet the qualifications of an “audit committee financial expert,” as that term is defined by the rules of the SEC. In addition, our board of directors has determined that Mr. Fishman, Mr. McKessy and Ms. Pryor have “accounting or related financial management expertise,” in accordance with the NYSE corporate governance standards rules, section 303A.07. Each of the members of the Audit Committee is financially literate, in accordance with the NYSE corporate governance standards rules, section 303A.07. None of the Audit Committee members simultaneously serves on the audit committees of more than three public companies. The Audit Committee is composed of five independent directors and operates under a written charter adopted by our board of directors, as amended and restated as of January 26, 2006 (the full text of the Audit Committee charter is attached to this proxy statement as Appendix B and can also be found on the Investor Relations section of our website (http://www.keyspanenergy.com) or directly at our corporate governance website (http://governance.keyspanenergy.com)).

Compensation and Management Development Committee:  Assists our board of directors in fulfilling its responsibilities to oversee the compensation and benefits of the directors, officers and other employees of us and our subsidiaries. Establishes, maintains and assesses the competitiveness of our compensation philosophy and programs to ensure that they are fair and equitable, that they are designed to attract, develop, motivate and retain directors, officers and employees; and that they are substantially consistent with best practices. Reviews and recommends all officer appointments and promotions to our board of directors. Reviews performance of all officers based on corporate goals and objectives, reviews and recommends to our board their compensation and benefits. Reviews and makes recommendations to our board of directors with respect to incentive compensation plans and equity-based plans, including the performance and goals of us, our officers and our management. Prepares annual report on executive compensation. Reviews director compensation and makes recommendations to our board of directors. Establishes and maintains corporate development and succession plans for the Chief Executive Officer and all other officers, and annually reviews such plans with our board of directors. Reviews and approves employment agreements, severance agreements, retirement arrangements, change in control agreements, retention agreements, equity based awards and any special or supplemental benefits for our officers. All members are independent directors. The Compensation and Management Development Committee of our board of directors, or the “Compensation and Management Development Committee”, operates under a written charter adopted by our board of directors, as amended and restated as of January 26, 2006 (the full text of the Compensation and Management Development Committee charter is attached hereto as Exhibit C and can be found on the Investor Relations section of our website (http://www.keyspanenergy.com) or directly at our corporate governance website
(http://governance.keyspanenergy.com)).

Corporate Governance and Nominating Committee:  Establishes qualifications and other criteria for candidates for a position on our board of directors. Identifies individuals qualified to become directors and recommends to our board of directors candidates for all directorships to be filled. Reviews the independence of all directors in conformance with the independence standards set forth in our corporate governance guidelines, or “corporate governance guidelines”, and the applicable rules of the NYSE and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and makes a recommendation to our board of directors on the independence of all directors for our board of directors’ final determination. Oversees evaluation of the performance of our board of directors, with participation of our full board of directors. Considers and recommends to our board of directors the composition and size of all committees of our board of directors. Annually reviews our corporate governance guidelines and recommends any changes, such changes to be submitted to our full board of directors for approval. Considers and recommends to our board of directors changes to our certificate of incorporation and by-laws. Reviews environmental matters that impact or may impact us and our assets and monitors the status of our environmental compliance and remediation programs. Establishes and reviews policies and programs with respect to employee matters, including but not limited to, business ethics, Diversity and Equal Employment Opportunity Initiatives, community affairs, and work safety issues. Annually reviews executive and director stock ownership compliance and insider stock transactions. Reviews requests by the members of our board of directors to serve on the boards of other unaffiliated public companies and assesses whether such affiliation by the director would create any conflict of interest or independence issues for us. Reviews and makes appropriate amendments to our board of directors Code of Ethics, or the “code of ethics”, and reviews requests for waivers of our code of ethics by individual directors, and any such waivers must be approved by the Committee and our full board of directors. Any such waiver must also be disclosed on our website.

We will consider director candidates nominated by stockholders. Any stockholder may nominate a person for election to our board of directors by giving written notice to our Corporate Secretary at our principal executive office not later than the close of business on the 60th calendar day, nor earlier than the 90th calendar day, prior to the first anniversary of the preceding year’s annual meeting in accordance with Section 2.7 of our by-laws.

In identifying and/or reviewing the qualifications of candidates for membership on our board of directors, the Corporate Governance and Nominating Committee of the board of directors, or the “Corporate Governance and Nominating Committee”, shall take into account all factors it considers appropriate, which may include (a) ensuring that our board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, required and demonstrated technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the NYSE and/or the SEC) and local community relationships and (b) minimum individual qualifications, including personal and professional ethics, integrity and values, strength of character, practical wisdom, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The Corporate Governance and Nominating Committee also may consider the extent to which the candidate would fill a present need on our board of directors.

The Corporate Governance and Nominating Committee is authorized to conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and to consider issues of independence and possible conflicts of interest of members of our board of directors and executive officers, and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all our stockholders.

The Corporate Governance and Nominating Committee is authorized to review and make recommendations, as it deems appropriate, regarding the composition and size of our board of directors, retirement provisions and/or term or age limits, all in order to ensure our board of directors has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds to further the interests of us and our stockholders.

The Corporate Governance and Nominating Committee is designated by our board of directors and receives its authority from our board of directors to which it reports. The board of directors has vested in the Corporate Governance and Nominating Committee the power and authority to carry out the responsibilities as noted in its charter, and any other duties that the Corporate Governance and Nominating Committee deems necessary to fulfill in its obligations to our board of directors and the our stockholders. To such end, the Corporate Governance and Nominating Committee is authorized to select, retain and/or replace, as needed, advisors, consultants and legal counsel to provide independent advice to the Corporate Governance and Nominating Committee. In that connection, in the event the Corporate Governance and Nominating Committee retains any such advisor, consultant, or legal counsel, the Corporate Governance and Nominating Committee shall have the sole authority to approve such consultant’s fees and other retention terms. The Corporate Governance and Nominating Committee shall also have the sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as our directors, including the sole authority to approve the fees payable to such search firm and any other terms of retention.

The Corporate Governance and Nominating Committee shall be comprised of three or more members of our board of directors. Members shall be appointed, continued or replaced at the discretion of our board of directors. In the event of the absence of any member or members from a meeting, alternate members may be designated by the Corporate Governance and Nominating Committee Chairperson. All members, including alternate members, are at all times required to be determined by our board of directors to be “independent” directors under the then applicable rules of the NYSE and the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder.

The members of the Corporate Governance and Nominating Committee shall be appointed by our board of directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Corporate Governance and Nominating Committee may be removed, with or without cause, by a majority vote of our board of directors.

Each of the members of the Corporate Governance and Nominating Committee is and has been determined by our board of directors to be “independent” under the rules of the NYSE and the Sarbanes-Oxley Act of 2002.

The Corporate Governance and Nominating Committee operates under a written charter adopted by our board of directors of directors, as amended and restated as of January 26, 2006 (the full text of the Corporate Governance and Nominating Committee charter is attached hereto as Exhibit D and can be found on the Investor Relations section of our website (http://www.keyspanenergy.com) or directly at our corporate governance website (http://governance.keyspanenergy.com)).

Corporate Governance Guidelines

Meetings of the board of directors are governed by the following guidelines:

Selection of Meeting Agenda Items

The Chairman, in conjunction with the advice and consultation of the Lead Director and Chief Executive Officer, shall establish the agenda for all meetings of our board of directors. Any director may request inclusion of an item on the agenda. The Chairman may annually distribute to our board the proposed agenda items, along with the proposed schedule of meetings, for the following year.

Advance Distribution of Board Meeting Materials

The Corporate Secretary shall distribute to our directors all materials necessary to conduct an effective meeting of our board of directors in advance of the board meeting.

Regular Attendance of Non-Directors at Board Meetings

At the invitation and approval of the Chairman and/or the Lead Director, non-directors, whether or not officers or employees of us, may attend or give presentations before our board.

Strategy Sessions

At least one meeting of our board of directors each year shall be devoted to a review with executive management of our strategic plan and our long range goals and direction.

Executive Sessions

Sessions of the Board and the Chief Executive Officer

The directors and the Chief Executive Officer shall convene in executive session as often as is appropriate, as part of regularly scheduled meetings of our board of directors. Executive sessions may be requested by any director, as well as the Chief Executive Officer.

Sessions of the Independent and Other Non-Management Directors

The independent and other non-management directors of our board shall meet at each regularly scheduled meeting of our board to discuss any matter or recommend any action as the independent and other non-management directors shall deem advisable consistent with the powers of our full board. The Lead Director shall chair all executive sessions of the independent and other non-management directors.

Directors are encouraged to attend our annual meetings. All directors who served during 2005 attended the 2005 annual meeting of stockholders. Each of our directors who served in 2005 attended at least 85% of all meetings of the board of directors and each committee of which he or she was a member during the period from January 1 to December 31, 2005.

Codes of Ethics

We have adopted a code of ethics applicable to our directors, a code of ethics applicable to our senior financial officers, and an ethical business conduct statement, or “ethical business conduct statement”, applicable to all our directors, officers and employees. Our codes of ethics, ethical business conduct statement, corporate governance guidelines and committee charters can each be found on the Investor Relations section of our website (http://www.keyspanenergy.com) or directly at our corporate governance website (http://governance.keyspanenergy.com), and provide information on the framework and high standards set by us relating to our corporate governance. Additionally, these documents are available in print to any stockholder requesting a copy. The codes of ethics, ethical business conduct statement, corporate governance guidelines and committee charters have all been approved by our board of directors and are vital to securing the confidence of our stockholders, customers, employees, governmental authorities and the investment community.

Director Compensation

The directors receive the following compensation:

• Non-employee directors:

$43,500 annual retainer;

$2,000 committee meeting fee;

$5,000 committee chairman retainer;

$10,000 audit committee chairman retainer;

$10,000 Lead Director retainer; and

$64,000 in common stock equivalents granted under the Directors’
Deferred Compensation Plan.

• Employee directors:

Receive no additional compensation for serving on our board or its committees.

Directors’ Deferred Compensation Plans

The board of directors has adopted Directors’ Deferred Compensation Plans (pre 2005 and post 2004 plans) to directly align the non-employee directors’ financial interest with those of our stockholders. The

Directors’ Deferred Compensation Plans provides all non-employee directors with the opportunity to defer all or any portion of their cash compensation received as directors in exchange for common stock equivalents or into a deferred cash account. Common stock equivalents are valued by utilizing the average of the high and low price per share of our common stock on the first trading day of the quarter following the quarter in which contributions are received. Dividends are paid on common stock equivalents in additional common stock equivalents in the same proportion as dividends paid on common stock. Compensation not deferred and exchanged for common stock equivalents may be deferred into a cash account bearing interest at the prime rate. Additionally, a director may elect to invest his or her compensation by participating in the KeySpan Investor Program (a dividend reinvestment plan). Upon retirement, death or termination of service as a director, all amounts in a director’s common stock equivalent account and/or cash account shall, at the director’s election, (i) be paid in a lump sum in cash; (ii) be deferred for up to five years; and/or (iii) be paid in the number of annual installments, up to ten, specified by the director. Our current non-employee directors are not entitled to benefits under any of our retirement plans.

In addition, directors are required to own shares of our stock (i.e., common stock, deferred stock units and/or common stock equivalents) with a value equal to five times the directors’ annual retainer within five years of being elected to the our board of directors.

EXECUTIVE OFFICERS COMPENSATION

Summary Compensation Table

The following table presents the annual compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers, or the “named executive officers”.

		Annual Compensation					Long-Term Compensation
					Other		Restricted
					Annual		Stock		Shares		LTIP	All Other
		Salary	Bonus		Compensation		Awards		Underlying		Payout	Compensation
Name	Year	($)	($)(1)		($)		($)		Options		($)	($)

Robert B. Catell	2005	1,073,500	1,047,343	(2)	186,135	(3)	0	(4)	0		0	127,070	(5)(6)
Chairman & Chief	2004	1,032,231	1,056,938	(7)	171,574	(8)	0		225,100	(9)	0	132,893	(10)(11)
Executive Officer	2003	938,000	1,089,056	(12)	165,489	(13)	0		208,800	(14)(15)	0	136,105	(16)(17)
Robert J. Fani	2005	729,807	545,573	(2)	164,949	(3)	0	(4)	125,800	(18)	0	62,553	(5)(6)
President & Chief	2004	618,269	452,485	(7)	134,336	(8)	0		95,600	(9)	0	51,878	(10)(11)
Operating Officer	2003	450,000	307,958	(12)	129,377	(13)	0		69,500	(14)(15)	0	35,807	(16)(17)
Wallace P. Parker Jr.	2005	585,576	361,902	(2)	148,660	(3)	0	(4)	88,600	(18)	0	46,750	(5)(6)
President, KeySpan	2004	546,152	386,515	(7)	147,752	(8)	0		74,700	(9)	0	47,417	(10)(11)
Energy Delivery and	2003	450,000	348,288	(12)	139,314	(13)	0		69,500	(14)(15)	0	43,448	(16)(17)
KeySpan Services
Steven L. Zelkowitz	2005	542,230	372,768	(2)	136,672	(3)	0	(4)	88,600	(18)	0	42,990	(5)(6)
President, Energy	2004	469,884	323,180	(7)	136,880	(8)	0		59,600	(9)	0	41,198	(10)(11)
Assets and Supply	2003	392,000	278,750	(12)	40,914	(13)	0		43,300	(14)	0	36,225	(16)(17)
Group
Gerald Luterman	2005	462,153	462,355	(2)	13,350	(3)	196,250	(4)(19)	54,800	(18)	0	42,870	(5)(6)
Executive Vice	2004	419,231	248,559	(7)	13,628	(8)	0		41,500	(9)	0	30,763	(10)(11)
President & CFO	2003	375,000	387,496	(12)	9,009	(13)	0		43,300	(14)	0	28,899	(16)(17)

(1)	Bonus awards paid each year are attributable to performance during the previous year.

(2)	Bonus awards paid in 2005 include amounts deferred by the named executive officers into the Officers’ Deferred Stock Unit Plan as follows: R.B. Catell — $523,672; R.J. Fani — $272,787; W.P. Parker Jr. — $180,951; S.L. Zelkowitz — $186,384; and G. Luterman — $104,942.

(3)	The amounts include the value of a chauffeured car for commutation and all other perquisites in the following respective amounts: R.B. Catell — $163,175, $22,960; R.J. Fani — $149,746, $15,203; W. P. Parker Jr. — $128,005, $20,655; and S.L. Zelkowitz — $126,277, $10,395 and G. Luterman — $10,450 and $2,900 for a leased vehicle and all other perquisites.

(4)	As of December 31, 2005, the aggregate value of the restricted stock awards and number of restricted stock awards previously awarded and held by each of the named executive officers are as follows: R.B. Catell — $570,183; 15,976 shares; R.J. Fani — $183,339; 5,137 shares; W.P. Parker Jr. — $183,339;

5,137 shares; S.L. Zelkowitz — $125,664; 3,521 shares; and G. Luterman — $310,645; 8,704 shares. The aggregate restricted stock values are based on the closing price per share of $35.69 at December 31, 2005.

(5)	Amounts are also comprised of the value of a 20% match provided by us in 2005 on amounts payable under our Corporate Annual Incentive Compensation and Gain Sharing Plan but deferred by the named executive officers into the Officers’ Deferred Stock Unit Plan. The amounts attributable to each of the named executive officers are as follows: R.B. Catell — $104,734; R.J. Fani — $54,557; W.P. Parker Jr. — $36,190; S.L. Zelkowitz — $32,277; and G. Luterman — $20,988.

(6)	The amounts are also comprised of the cost of life insurance paid by us and allocated to the named executive officers for income tax reporting purposes. The amounts attributable to each of the named executive officers during 2005 with respect to the cost of life insurance paid are as follows: R.B. Catell — $22,336; R.J. Fani — $7,996; W.P. Parker Jr. — $10,560; S.L. Zelkowitz — $10,713; and G. Luterman — $21,882.

(7)	Bonus awards paid in 2004 include amounts deferred by the named executive officers into the Officers’ Deferred Stock Unit Plan as follows: R.B. Catell — $528,469; R.J. Fani — $226,242; W.P. Parker Jr. — $193,257; S.L. Zelkowitz — $161,590; and G. Luterman — $74,567.

(8)	The amounts include the value of a chauffeured car for commutation and all other perquisites in the following respective amounts: R.B. Catell — $149,437, $22,137; R.J. Fani — $125,145, $9,191; W.P. Parker Jr. — $133,832, $13,920; and S.L. Zelkowitz — $124,074, — $12,806; and G. Luterman — $10,728 and $2,900 for a leased vehicle and all other perquisites.

(9)	The amounts are comprised of stock options granted on March 10, 2004, based on the closing price as of such date. The options shall vest pro-rata over a 5 year period with a 10 year exercise period. Vesting may accelerate in the third year based upon achievement of certain goals.

(10)	The amounts are also comprised of the cost of life insurance paid by us and allocated to the named executive officers for income tax reporting purposes. The amounts attributable to each of the named executive officers during 2004 with respect to the cost of life insurance paid are as follows: R.B. Catell — $27,200; R.J. Fani — $6,630; W.P. Parker Jr. — $8,766; S.L. Zelkowitz — $8,880; and G. Luterman — $15,850.

(11)	Amounts are also comprised of the value of a 20% match provided by us in 2004 on amounts payable under our Corporate Annual Incentive Compensation and Gain Sharing Plan but deferred by the named executive officers into the Officers’ Deferred Stock Unit Plan. The amounts attributable to each of the named executive officers are as follows: R.B. Catell — $105,693; R.J. Fani — $45,248; W.P. Parker Jr. — $38,651; S.L. Zelkowitz — $32,318; and G. Luterman — $14,913.

(12)	Bonus awards paid in 2003 include amounts deferred by the named executive officers into the Officers’ Deferred Stock Unit Plan as follows: R.B. Catell — $544,528; R.J. Fani — $153,978; W.P. Parker Jr. — $174,144; S.L. Zelkowitz — $139,375; and G. Luterman — $71,873.

(13)	The amounts include the value of a chauffeured car for commutation and all other perquisites in the following respective amounts: R.B. Catell — $141,939, $23,550; R.J. Fani — $118,092, $11,285; W.P. Parker Jr. — $124,451, — $14,863; S. L. Zelkowitz — $31,497, $9,417; and G. Luterman — $7,814 and $1,195 for a leased vehicle and all other perquisites.

(14)	The amounts are comprised of stock options granted on March 5, 2003, based on the closing price as of March 5, 2003. The options shall vest pro-rata over a 5 year period with a 10 year exercise period from the date of the grant. Vesting would have accelerated in the third year based upon achievement of certain goals, however such goals were not met and such acceleration did not occur.

(15)	The named executive officer also received 2,000 stock options on September 22, 2003 and 2,000 shares of restricted stock on November 7, 2003 granted by The Houston Exploration Company (a former subsidiary) as compensation for such person’s service as a director of The Houston Exploration Company.

(16)	Amounts are comprised of the cost of life insurance paid by us and allocated to the named executive officers for income tax reporting purposes. The amounts attributable to each of the named executive officers during 2003 are as follows: R.B. Catell — $27,200; R.J. Fani — $5,012; W.P. Parker Jr. — $8,620; S.L. Zelkowitz — $8,350; and G. Luterman — $14,524.

(17)	Amounts are also comprised of the value of a 20% match provided by us in 2003 on amounts payable under our Corporate Annual Incentive Compensation and Gain Sharing Plan but deferred by the named executive officers into the Officers’ Deferred Stock Unit Plan. The amounts attributable to each of the named executive officers are as follows: R.B. Catell — $108,905; R.J. Fani — $30,795; W.P. Parker Jr. — $34,828; S.L. Zelkowitz — $27,875; and G. Luterman — $14,375.

(18)	The amounts are comprised of stock options granted on February 24, 2005, based on the closing price as of such date. The options shall vest pro-rata over a 5 year period with a 10 year exercise period. Vesting may accelerate in the third year based upon achievement of certain goals.

(19)	On February 24, 2005, Mr. Luterman was granted a special recognition award of 5,000 shares of restricted stock. The restricted stock has a two year restriction period, including all dividends paid on the restricted stock. The value is based on the closing price per share of $39.25 on the grant date.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation and Management Development Committee (the “Committee”) of the board of directors, composed of five independent directors, administers KeySpan’s executive and director compensation programs. The members of the Committee are James R. Jones, James L. Larocca, Gloria C. Larson, Stephen W. McKessy and Edward D. Miller serving as chairperson. None of such members is or has been an officer or employee of KeySpan or any of its subsidiaries. The Committee operates under a written charter adopted by the board of directors and attached to this proxy statement as Appendix C.

During 2005, the Committee directly engaged a nationally recognized compensation consultant to review competitive best practices and emerging trends in both the energy and utility sector, as well as general industry compensation levels, in order to review the compensation for KeySpan’s officers, including the named executive officers, and to provide advice with respect to incentive compensation plan matters. As part of the review process, the Committee completed a comprehensive assessment of KeySpan’s executive compensation programs to ensure that KeySpan’s compensation philosophy and programs are consistent with best practices and provide a reasonable level of total compensation to the officers.

The Committee reviews and recommends changes to the Company’s compensation policies and programs for the Chief Executive Officer, the named executive officers, other senior executives and certain key employees. In addition, the Committee makes recommendations concerning the Company’s employee benefit policies and exercises such powers and makes such other compensation-related determinations as are entrusted to the Committee by the board of directors. The Committee also reviews and approves awards under the Long-Term Performance Incentive Compensation Plan (described below). In addition, after review and final recommendation by the Committee, all other issues relating to executive compensation are submitted to the entire board for approval. However, in accordance with the Company’s Corporate Governance Guidelines, only independent directors are authorized to vote on the compensation of the Chief Executive Officer.

Executive Compensation Philosophy and Policies

The philosophy of KeySpan with respect to executive compensation is that the Chief Executive Officer and other executives should be compensated at market-competitive levels to attract, motivate, and retain talented executives needed to achieve KeySpan’s vision of being the premier energy company in the Northeast. Through the Committee, the board of directors has developed a “pay for performance” executive compensation philosophy and approved the implementation of a total compensation plan designed to focus attention on KeySpan’s strategic business initiatives and financial performance objectives. The Committee adheres to the following compensation policies, which are intended to facilitate the achievement of KeySpan’s business strategies and further the Company’s vision:

•	The executive compensation program should emphasize pay for performance and encourage retention of those employees who enhance KeySpan’s performance;

•	Compensation arrangements will maintain a reasonable balance between base salary, annual and long-term equity-based incentive compensation and will be designed to focus such executives on the long-term interests of the stockholders and creating value for the stockholders;

•	The incentive compensation program for executives should strengthen the link of incentive compensation to the achievement of specific financial and strategic objectives, which are set in advance by the board of directors, upon recommendation of the Committee;

•	In determining executive compensation levels for base salary, annual and long-term compensation, the compensation levels should be competitive with compensation levels for executive positions of similar scope for general industry on a nationwide basis, as well as peer energy companies. If KeySpan’s performance exceeds that of the comparable group, compensation should be above the median; likewise, if KeySpan’s performance falls below that of the group, the compensation paid to executives should be below the median of the comparable companies.

The Committee compares total compensation levels for KeySpan’s executives to the compensation paid to executives in comparable general industry and energy companies on a nationwide basis. In this regard, the Committee uses analyses prepared by the executive compensation consultant to review the compensation levels of executives in the energy industry and in the national marketplace. In addition, the Committee reviews compensation data for executive positions comparable in scope to those in general industry companies. The companies analyzed in this process tend to have national business operations and have positions that are similar in scope with comparable revenue size or employment levels. Through this process, the Committee identifies the median compensation level both with respect to base salary and the overall executive compensation program.

The Committee strives to ensure that compensation for the Company’s executive officers provides a direct link to strategic financial measures and stockholder value. To achieve this performance linkage, KeySpan has established three programs for the direct compensation of executive officers: the Base Salary Program, the Corporate Annual Incentive Compensation Plan and the Long-Term Performance Incentive Compensation Plan. The intent of these programs is to place increased emphasis on performance based pay and reduced emphasis on base salary in determining total compensation.

Each of the three programs is discussed in greater detail below.

The Base Salary Program

In setting base salary levels for the Chief Executive Officer, the named executive officers and other executive officers, the Committee considers the competitive market data for executives in comparable positions in other energy and general industry markets. In setting base salary levels, KeySpan currently targets the 50th percentile of the comparable nationwide labor market. The Committee also considers the experience level and actual performance achieved by the executive as it relates to KeySpan’s corporate goals in setting such executive’s base salary.

When Mr. Catell was promoted to and elected as Chairman and Chief Executive Officer on July 31, 1998, KeySpan entered into an employment agreement with Mr. Catell that provided a base salary of $700,000 per year, subject to such increases that may be approved by the board. Base salary increases based upon performance have been determined on an annual basis. In determining the base salary level for the Chief Executive Officer, the Committee has taken into consideration Mr. Catell’s performance in connection with, among other things, an increase in overall earnings per share, total stockholder return and the continued focus on the core business and sustained earnings growth. Based upon an assessment of these various factors, effective January 1, 2006, the Committee and the board approved an increase in annual base salary for Mr. Catell to $1,140,000. As the Company continues to align base pay to competitive market levels, the base salary level for the Chief Executive Officer, the named executive officers and other executive officers, compared to competitive market data, is generally at or above the 50th percentile of comparable positions at this time.

The Corporate Annual Incentive Compensation Plan

The board of directors adopted the Corporate Annual Incentive Compensation and Gain Sharing Plan (the “Corporate Plan”) in September 1998. The awards to be earned under the Corporate Plan will be paid as cash (with the option to defer up to 50% of the award in any year, as discussed below) based upon annual performance results. For 2005, the performance measurement period included the twelve-month period from January 1, 2005 to December 31, 2005. The awards for this period were paid in March 2006. The Corporate Plan provides annual incentive awards to officers and all management employees who, by the nature and scope of their positions, regularly and directly make a significant contribution to the success of KeySpan in the achievement of corporate goals that the Committee believes are important to the stockholders of KeySpan. The specific corporate goals for the Corporate Plan are proposed by management and reviewed and approved by the Committee and the board of directors. The Corporate Plan is intended to improve stockholder return and corporate performance and includes goals which encourage growth in earnings per share, improved cash flow, business unit operating income, competitive positioning, customer satisfaction, control of operating expenses, employee diversity and other individual strategic initiatives. Incentive awards for 2005 performance were determined based upon Company performance, strategic business group performance and individual performance results, and were calculated as a percentage of cumulative base salary paid during 2005. The incentive award ranges are established annually by the Committee for eligible executives and management employees in the Corporate Plan. Incentive award levels are intended to provide awards that are competitive within the industry at target award levels when performance results are achieved.

With respect to the Chief Executive Officer, the incentive award opportunity pursuant to the 2005 Corporate Plan ranged from zero, if below threshold performance levels, up to 100% of cumulative paid base salary at target performance levels, with a maximum award potential of 200% of cumulative paid base salary at maximum performance levels. For 2005, the Chief Executive Officer had a target award level of 100% of cumulative paid salary with performance criteria based upon consolidated earnings per share, cash flow, employee diversity, customer satisfaction and other individual strategic initiatives. Based upon actual 2005 results, an award payout of 130.4% of cumulative paid base salary was approved by the Committee and paid in March 2006. The amount reflected in the Summary Compensation table that was paid in March 2005 for performance during 2004 represented a payout of 101.5% of cumulative paid base salary. Upon the recommendation of the executive compensation consultant and the approval of the Committee and the board, for the year 2006, the Chief Executive Officer’s target award will continue to be 100% of cumulative paid base salary with a maximum award potential of 200% of cumulative paid base salary. All executives in the Corporate Plan have a portion of their incentive award linked directly to overall corporate performance goals, to the results achieved in their respective strategic business group and to their individual performance.

Pursuant to the Officers’ Deferred Stock Unit Plan and consistent with the Company’s desire to increase officer stock ownership in order to further align the interests of executives and stockholders, the Chief Executive Officer, the named executive officers and certain other executives may elect to defer between 10% to 50% of their annual cash award under the Corporate Plan to purchase deferred stock units, or “DSUs”, which track the performance of the Company’s common stock but do not possess voting rights. Executives will also receive a 20% match by the Company on the amount deferred in each year. The DSUs must be deferred until retirement or resignation and are payable in common stock. The match component on the deferral will track the performance of the Company’s common stock and will generally be payable in cash upon retirement or in the event of an executive’s disability, death or upon change of control. The match is forfeited in the event of the executive’s resignation prior to retirement. The Chief Executive Officer elected to defer 50% of his 2004 annual award, paid in March 2005 and 50% of his 2005 annual award, paid in March 2006, into a DSU account.

The Long-Term Performance Incentive Compensation Plan

As a result of the Committee’s review of the competitiveness of KeySpan’s total compensation program, and review of long-term incentive plans used by a majority of energy companies, the Committee recommended, and the board of directors adopted, the KeySpan Long-Term Performance Incentive Compensation Plan (the “Incentive Plan”) in March 1999. The Incentive Plan was subsequently approved by the stockholders at the May 1999 Annual Meeting of Stockholders. On May 10, 2001, stockholders approved an amendment to the Incentive Plan that increased the authorized shares to a total of 19,250,000. As of February 23, 2006, approximately 17,330,885 stock options; 221,678 shares of restricted stock; and 890,865 performance shares have been awarded under the Incentive Plan.

The Incentive Plan provides for the award of incentive stock options, non-qualified stock options, performance shares and restricted shares to key employees, directors and consultants of KeySpan and its subsidiaries as determined by the Committee. The purpose of the Incentive Plan is to optimize KeySpan’s performance through incentives that directly link the participant’s goals to those of KeySpan’s stockholders and to attract and retain participants who make significant contributions to the success of KeySpan.

The stock option component of the Incentive Plan entitles the participants to purchase shares of common stock at an exercise price per share determined by the Committee that is no less than the closing price of the common stock on the NYSE on the date of the grant. The Company has been expensing stock options on a prospective basis in accordance with Statement of Financial Accounting Standards, or “SFAS”, No. 123 since 2003.

The stock option award process has included a performance goal feature in the stock option vesting schedule for officers which directly links three-year total stockholder return, or “TSR” for KeySpan common stock to the options granted since 2001. The TSR goal measures the total return to stockholders of KeySpan common stock, including price appreciation and dividends. KeySpan’s performance will be measured against the S&P Utility Group over a three-year performance period, with the goal for KeySpan’s TSR to be at or above the median of those comprising the group. Options were granted with a five-year pro-rata vesting schedule. If KeySpan achieves its TSR goal at the end of the three-year performance period, then those options that are not yet vested will vest immediately. If the TSR goal is not achieved in year three, the remaining unvested options will continue to vest on the five-year schedule. Stock options granted in 2001 are fully vested. For stock options granted in 2002 and 2003, the required TSR performance target that would accelerate vesting was not achieved and the stock options granted in these years continue to vest over the five year period. Upon a change of control, all stock options granted and outstanding will vest. The Company did not grant any stock options in 2006.

On February 24, 2005, based upon the performance of the Chief Executive Officer, the Committee approved a grant to Mr. Catell of 80,700 performance shares. Performance shares were granted with a three-year performance period with a threshold, target and maximum performance level. These performance shares will be measured by comparing KeySpan’s cumulative TSR, to the three-year cumulative TSR for the Standard and Poor’s Utilities Group. At threshold performance, 50% of the award shall be earned; at target, 100% of the award shall be earned; and at maximum, 150% of the award shall be earned. If the threshold level of performance is not achieved all shares granted shall be forfeited. In the event of retirement, performance shares shall be distributed based upon results achieved at the end of the performance period and pro-rated through the date of retirement. Upon a change of control, performance shares shall be distributed based upon the greater of the number of performance shares originally awarded at target level or the number of shares earned based on actual performance through the change of control date. For the performance shares granted to officers in 2003, the threshold performance level was not achieved and as a result all performance shares granted in 2003 were forfeited without payment.

On February 23, 2006, the Committee approved a grant to Mr. Catell of 85,520 shares of restricted stock with restrictions lapsing after two years on February 23, 2008. The Committee has the discretion to lapse restrictions after one year on February 23, 2007. In the event of retirement or upon a change of control, the restrictions on the shares granted shall fully lapse.

On February 23, 2006, the Committee also approved an aggregate of 314,560 performance shares that were granted to all officers as a group. The performance share grants that were made to executives generally were determined on the basis of the executive’s performance and position within KeySpan and the level of such executive’s compensation to focus such executives on the long-term interests of stockholders. Performance shares were granted with a three-year performance period with a threshold, target and maximum performance level. The number of performance shares earned at the end of the performance period can range from 0% to 150% of the shares granted and will be linked to two performance measures: the percentage improvement in Return on Invested Capital, or “ROIC”, and KeySpan’s cumulative three-year total stockholder return, or “TSR”, relative to the cumulative three-year TSR for the Standard and Poor’s Utilities Group, using a matrix approach that encompasses both measures. The ROIC goal will act as the primary trigger. If the ROIC goal performance is below the threshold level, all shares shall be forfeited without payment. In the event of retirement, performance shares shall be distributed based upon results achieved at the end of the performance period and pro-rated through the date of retirement. Upon a change of control, performance shares shall be distributed based upon the greater of the number of performance shares originally awarded at target level or the number of shares earned based on actual performance through the change of control date. The Committee believes that performance shares are directly linked to KeySpan’s stockholder value.

Policy with Respect to Section 162(m) Deduction Limit

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct compensation in excess of $1,000,000 paid in any year to the Chief Executive Officer or any of the named executive officers whose compensation must be detailed in the proxy statement. Certain benefit plans and compensation paid under plans that are performance based are not subject to the $1,000,000 annual limit if certain requirements are satisfied. Although the Company’s compensation policy is designed to relate compensation to performance, certain payments do not meet such requirement because they allow the Committee and the board to exercise discretion in setting compensation. The Committee is of the opinion that it is in the Company’s best interest for the Committee and the board to retain discretion in order to preserve flexibility in compensating such executive officers, especially in light of an increasingly competitive marketplace.

KeySpan Executive Stock Ownership Policy

The KeySpan Executive Stock Ownership Policy was adopted by the Committee in January 2005. The policy requires increased ownership of KeySpan common stock and the retention of underlying shares upon the exercise of stock options by directors and officers. The policy establishes target levels of ownership of KeySpan stock for officers which must be achieved within a five-year period. Officers that do not meet the stock ownership requirements or are not on target to meet such requirements will be subject to certain remedial actions by the Corporation.

KeySpan’s officers are expected to own shares of KeySpan stock with a value equal to a specific multiple of such officer’s base salary, as indicated below:

Target Level
Executive Level	(Multiple of Base Salary)

Chief Executive Officer	5 times
Chief Operating Officer	4 times
Presidents	3 times
Executive Vice Presidents	2 times
Senior Vice Presidents	1.5 times
Vice Presidents	1 times

The shares accounted for in calculating the stock ownership levels include the following:

•	open market purchases;

•	stock retained upon the exercise of options;

•	restricted shares;

•	shares held in the 401(k) plan, the Employee Discount Stock Purchase Plan and the Investor Program (Dividend Reinvestment Plan);

•	shares held in Deferred Compensation Plans; and

•	performance shares (calculated at 50% of the total performance shares held).

Due to the fact that the market price of KeySpan’s common stock is generally considered the strongest indicator of overall corporate performance, the policy provides a strong incentive to participants by linking compensation to the future value of KeySpan’s common stock.

Conclusion

The Committee believes that KeySpan’s executive compensation policies, and executive ownership policies and programs serve both the interests of KeySpan and its stockholders effectively. The various stock compensation programs are appropriately balanced to provide the motivation for executives to contribute to KeySpan’s overall success and enhance the value of KeySpan for the stockholders’ benefit, and are consistent, with respect to both design and amount, with compensation programs of comparable companies in both general and energy industry segments on a nationwide basis.

The Committee will continue to monitor the effectiveness of KeySpan’s total compensation program to meet the current and the future needs of KeySpan.

Compensation and Management Development Committee

James R. Jones James L. Larocca Gloria C. Larson	Stephen W. McKessy Edward D. Miller, Chairperson

STOCK OPTION GRANTS IN LAST CALENDAR YEAR

The following table provides information on stock option grants during 2005 for the named executive officers and the grant date present value of such officers’ unexercised options at December 31, 2005:

		Percent of
	Number of	Total
	Securities	Number of	Option		Grant Date
	Underlying	Options	Exercise		Present Value
	Options	Granted to	Price	Expiration	of Options[2]
Name	Granted[1]	Employees	($/Share)	Date	($)

R.B. Catell	—	—	—	—	—
R.J. Fani	125,800	8.67%	39.25	2/23/2015	585,000
W.P. Parker Jr.	88,600	6.10%	39.25	2/23/2015	412,000
S.L. Zelkowitz	88,600	6.10%	39.25	2/23/2015	412,000
G. Luterman	54,800	3.78%	39.25	2/23/2015	255,000

(1)	Options vest ratably over a five-year period with the first one-fifth having vested on February 24, 2006 (accelerated vesting in third year applies upon achievement of certain prescribed goals).

(2)	Options have been valued using the Binomial methodology adapted to reflect the specific provisions of the Long Term Incentive Compensation Plan and related assumptions regarding exercisability. The values shown are theoretical and do not necessarily reflect the actual values that may be realized upon the future exercise of the options. Any actual value will result to the extent that the market value of our common stock at a future date exceeds the exercise price. Assumptions for modeling are based on the dividend yield, risk-free rate of return, standard deviation of prices over a relevant period as of the grant date and the expected lives of the options.

STOCK OPTION EXERCISES TABLE

The following table provides information on aggregated stock option exercises in 2005 and fiscal year end option values for the named executive officers:

	Shares					Value of In-The-Money
	Acquired	Value	Number of Securities Underlying			Options at Fiscal Year End
	on	Realized	Unexercised Options at Fiscal Year End			($)
Name	Exercise	($)	Exercisable	Unexercisable	Total	Exercisable	Unexercisable	Total

R.B. Catell	—	—	1,915,141	507,560	2,422,701	13,718,280	863,035	14,581,316
R.J. Fani	—	—	311,814	307,620	619,434	1,802,602	282,633	2,085,235
W. P. Parker Jr.	—	—	363,701	253,700	617,401	2,052,187	282,633	2,334,820
S. L. Zelkowitz	55,667	843,769	201,440	207,060	408,500	1,195,309	184,858	1,380,167
G. Luterman	—	—	221,287	158,780	380,067	1,154,837	184,858	1,339,695

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST CALENDAR YEAR

The following table provides information on the long term performance awards granted to each named executive officer during 2005. Performance shall be measured over a three year period and potential payouts shall be linked to certain performance levels. At threshold, 50% of the number of shares granted will be awarded. At target, 100% of the number of shares granted will be awarded. At maximum, 150% of the number of shares granted will be awarded. Performance below threshold will result in forfeiture of the award. The performance share award amounts have been valued using the binomial methodology (described above) at a value of $35.98 per share.

	Number of	Performance
	Shares, Units	Or Other	Estimated Future Payouts Under
	Or Other	Period Until	Non-Stock Price-Based Plans
Name	Rights	Maturation or Payout	Threshold	Target	Maximum

Robert B. Catell	80,700	1/01/05 — 12/31/07	40,350	80,700	121,050
Chairman & Chief Executive Officer
Robert J. Fani	16,300	1/01/05 — 12/31/07	8,150	16,300	24,450
President & Chief Operating Officer
Wallace P. Parker Jr.	11,400	1/01/05 — 12/31/07	5,700	11,400	17,100
President, KeySpan Energy Delivery and KeySpan Services
Steven L. Zelkowitz	11,400	1/01/05 — 12/31/07	5,700	11,400	17,100
President, Energy Assets and Supply Group
Gerald Luterman	7,100	1/01/05 — 12/31/07	3,550	7,100	10,650
Executive Vice President & Chief Financial Officer

Security Ownership of Management

The following table sets forth information as of April 3, 2006, with respect to the number of shares of common stock beneficially owned (including vested stock options), common stock equivalents and/or deferred stock units and performance shares credited to each director, each named executive officer and all directors and executive officers as a group.

	Amount and Nature		Common Stock
	of Beneficial Ownership of		Equivalents or
Name of	Common Stock (including		Deferred Stock	Performance	Percent of Outstanding
Beneficial Owner	Vested Stock Options)(1)		Units(2)	Shares(3)	Common Stock

R. B. Catell	2,320,539	(4)(5)(6)	85,162	112,980	1.4%
A. S. Christensen	8,603	(4)(5)(6)	16,916	0	**
R. J. Fani	432,331	(4)(5)(6)	31,914	68,940	**
A. H. Fishman	12,864	(4)(5)(6)	23,987	0	**
J. R. Jones	11,177	(4)(5)(6)	13,145	0	**
J. L. Larocca	14,275	(4)(5)(6)	14,423	0	**
G. C. Larson	531	(5)	7,505	0	**
G. Luterman	295,828	(4)(5)(6)	16,379	31,410	**
S. W. McKessy	10,538	(4)(5)(6)	20,294	0	**
E. D. Miller	20,776	(4)(5)(6)	30,117	0	**
W. P. Parker Jr.	458,558	(4)(5)(6)	32,143	46,430	**
V. L. Pryor	0		5,101	0	**
S. L. Zelkowitz	285,663	(4)(5)(6)	27,959	47,440	**
All directors and executives as a group, including those named above, a total of 29 persons	5,358,951		440,641	544,335	4.0%

**	Less than 1%.

(1)	Beneficial ownership of common stock includes holdings in KeySpan’s 401(k) Plan, Employee Discount Stock Purchase Plan, Dividend Reinvestment Plan and/or in other stock accounts, and issued and outstanding vested stock options. Such stock options give the holder the right to purchase underlying shares of common stock at the respective exercise price per share of the option. All such stock options were granted at an exercise price equal to the closing price of our common stock on the respective date of grant.

(2)	Includes Common Stock Equivalents or Deferred Stock Units. The term “Common Stock Equivalents” refers to units of value which track the performance of common stock. Such units do not possess voting rights and have been issued pursuant to the Directors’ Deferred Compensation Plans. The term “Deferred Stock Units” also refers to units of value which track the performance of common stock. Such units do not possess voting rights and have been issued pursuant to the Officers’ Deferred Stock Unit Plans.

(3)	Performance shares have been granted with a three-year performance period with a threshold, target and maximum performance level. At threshold performance, 50% of the award shall be earned; at target, 100% of the award shall be earned; and at maximum, 150% of the award shall be earned. The number of shares set forth above assume the target level of performance at a 100% payout.

(4)	Includes shares of common stock held in KeySpan’s 401(k) Plan, Employee Discount Stock Purchase Plan, Dividend Reinvestment Plan and/or in other stock accounts in the following amounts: Mr. Catell — 89,119 shares; Ms. Christensen — 4,233 shares; Mr. Fani — 17,495 shares; Mr. Fishman — 3,894; Mr. Jones — 2,207; Mr. Larocca — 5,305; Mr. Luterman — 9,406; Mr. McKessy – 1,568 shares; Mr. Miller — 11,806 shares; Mr. Parker — 20,455 shares and Mr. Zelkowitz — 13,957 shares.

(5)	Includes shares of restricted stock in the following amounts: Mr. Catell – 101,699 shares; Ms. Christensen — 1,070; Mr. Fani — 5,202 shares; Mr. Fishman — 1,070; Mr. Jones — 1,070; Mr. Larocca — 1,070; Ms. Larson — 531; Mr. Luterman — 8,815; Mr. McKessy — 1,070; Mr. Miller — 1,070; Mr. Parker – 5,202 shares and Mr. Zelkowitz — 3,566.

(6)	Includes vested stock options that are currently exercisable. The number of vested stock options held are as follows: Mr. Catell — 2,129,721 options; Ms. Christensen — 3,300 options; Mr. Fani — 409,634 options; Mr. Fishman — 7,900 options; Mr. Jones — 7,900 options; Mr. Larocca — 7,900 options; Mr. Luterman — 277,607 options; Mr. McKessy — 7,900 options; Mr. Miller — 7,900 options; Mr. Parker — 432,901 options and Mr. Zelkowitz — 268,140 options.

PERFORMANCE GRAPH

The following graph presents, for the period beginning December 31, 2000 through December 31, 2005, a comparison of cumulative total stockholder returns for our common stock, the Standard & Poor’s Utilities Index and the Standard & Poor’s 500 Index.

	December 31,	December 31,	December 31,
	2000	2001	2002
KeySpan	$100	$85.94	$91.86
S&P Utilities Index	$100	$69.68	$48.81
S&P 500 Index	$100	$88.17	$68.73

	December 31,	December 31,	December 31,
	2003	2004	2005
KeySpan	$109.22	$113.29	$107.51
S&P Utilities Index	$61.51	$76.37	$89.12
S&P 500 Index	$88.41	$97.99	$102.80

Assumes $100 invested on December 31, 2000 in shares of our common stock, the S&P Utilities Index and the S&P 500 Index, and that all dividends were reinvested.

COMPENSATION UNDER RETIREMENT PLANS

Our retirement plan provides retirement benefits based upon the individual participant’s years of service and final average annual compensation (as defined below). The following table sets forth the estimated annual retirement benefits (exclusive of social security payments) payable to the named executive officers in the specified compensation and years-of-service categories, assuming continued active service until normal retirement age and that our retirement plan is in effect at such time.

	Benefits ($)
	Years of Service
Remuneration ($)	15	20	25	30	35	40	45	50

275,000	61,875	82,500	103,125	123,750	144,375	165,000	185,625	206,250
350,000	75,750	105,000	131,250	157,500	183,750	210,000	236,500	262,500
425,000	95,625	127,500	159,375	191,250	223,125	255,000	286,875	318,750
500,000	112,500	150,000	187,500	225,000	262,500	300,000	337,500	375,000
575,000	129,375	172,500	215,625	258,750	301,875	345,000	388,125	431,250
650,000	146,250	195,000	243,750	292,500	341,250	390,000	438,750	487,500
725,000	163,125	217,500	271,875	326,250	380,625	435,000	489,375	543,750
800,000	180,000	240,000	300,000	360,000	420,000	480,000	540,000	600,000
875,000	196,875	262,500	328,125	393,750	459,375	525,000	590,625	656,250
950,000	213,750	285,000	356,250	427,500	498,750	570,000	641,250	712,500
1,025,000	230,625	307,500	384,375	461,250	538,125	615,000	691,875	768,750
1,100,000	247,500	330,000	412,500	495,000	577,500	660,000	742,500	825,000
1,175,000	264,375	352,500	440,625	528,750	616,875	705,000	793,125	881,250
1,250,000	281,250	375,000	468,750	562,500	656,250	750,000	843,750	937,500
1,325,000	298,125	397,500	496,875	596,250	695,625	795,000	894,375	993,750
1,400,000	315,000	420,000	525,000	630,000	735,000	840,000	945,000	1,050,000
1,475,000	331,875	442,500	553,125	663,750	774,375	885,000	995,625	1,106,250
1,550,000	348,750	465,000	581,250	697,500	813,750	930,000	1,046,250	1,162,500
1,625,000	365,625	487,500	609,375	731,250	853,125	975,000	1,096,875	1,218,750
1,700,000	382,500	510,000	637,500	765,000	892,500	1,020,000	1,147,500	1,275,000
1,775,000	399,375	532,500	665,625	798,750	931,875	1,065,000	1,198,125	1,331,250
1,850,000	416,250	555,000	693,750	832,500	971,250	1,110,000	1,248,750	1,387,500
1,925,000	433,125	577,500	721,875	866,250	1,010,625	1,155,000	1,299,375	1,443,750
2,000,000	450,000	600,000	750,000	900,000	1,050,000	1,200,000	1,350,000	1,500,000

For purposes of the retirement plan, the final average annual compensation is the average annual compensation for the highest five consecutive years of earnings during the last ten years of credited service. The annual salary and bonus for the year 2005 for the named executive officers is indicated in the Annual Compensation columns of the Summary Compensation Table. For purposes of determining the pension benefit for Mr. Catell, pursuant to his employment agreement, the final average annual compensation will be based upon 65% of his highest three years of earnings (excluding any earnings from LTIP) offset by 50% of his primary social security benefit.

Currently, Robert B. Catell, our Chairman and Chief Executive Officer, is age 69 and has 48 years of service. Pursuant to his employment agreement, upon a change of control his employment period shall be extended for a two year period following the change of control. The number of years of credited service for each of the other named executive officers based on continued service with us to age 65, normal retirement age, will be as follows: R. J. Fani — 43 years, W. P. Parker Jr. — 44 years, S.L. Zelkowitz — 18 years, and G. Luterman — 11 years. Pursuant to the Supplemental Retirement agreements described below, both Mr. Zelkowitz and Mr. Luterman will receive certain retirement benefits in addition to the amounts set forth above.

The Internal Revenue Code limits the annual compensation taken into consideration for, and the maximum annual retirement benefits payable to, a participant under our retirement plan. For 2005, these limits were $210,000 and $170,000, respectively. Annual retirement benefits attributable to amounts in excess of these limits are provided for under our excess benefit plan and not under our retirement plan. For 2006, these limits are $220,000 and $175,000, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Neither Ms. Larson nor Messrs. Jones, Larocca, McKessy and Miller, the current members of the Compensation and Management Development Committee, is an officer or employee, or former officer or employee, of us or any of our subsidiaries. No interlocking relationship exists between the members of our board or Compensation and Management Development Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

AGREEMENTS WITH EXECUTIVES

Employment Agreements

In September 1998, we entered into an employment agreement with Mr. Robert B. Catell relating to his services as Chairman and Chief Executive Officer which was amended on February 24, 2000 and June 26, 2002, or the “1998 agreement”. The 1998 agreement covered the period beginning July 31, 1998 and ending July 31, 2005.

Effective January 1, 2005, we entered into a new Agreement, or the “2005 agreement”, which supersedes the 1998 Agreement, relating to Mr. Catell’s service as Chairman and CEO. The 2005 Agreement provides for Mr. Catell’s continued employment until July 31, 2006. However, this employment term will be extended until two years following the consummation of a change of control (as defined in the 2005 Agreement), if we enter into a definitive agreement that, if consummated, would result in a change of control and the change of control occurs. This provision has been triggered as a result of the definitive agreement of merger. The period from the execution of the definitive agreement until two years following the consummation of the change of control is the protection period. Mr. Catell is not a participant in the Change of Control Plan described below.

In addition to his base salary, annual and long-term incentive compensation and other employee benefits, Mr. Catell is entitled to a supplemental pension benefit which was previously provided for in the 1998 Agreement and continued under the 2005 Agreement. The supplemental pension benefit is determined based upon actual base salary and actual annual incentives paid. In the event the annual incentive target is decreased, Mr. Catell’s supplemental pension benefit under the 2005 Agreement will be determined based upon the highest annual target level approved by our board during his employment.

Mr. Catell’s employment agreement also provides for severance benefits to be paid to him in the event his employment is terminated without cause or if Mr. Catell terminates his employment for good reason. The severance benefits to be provided during the severance period (as defined below) would include: (a) payment to Mr. Catell in a single lump sum of (i) all accrued obligations and (ii) the aggregate amount of salary and annual incentive compensation that he would have received had he remained employed through the end of the employment period; (b) continued accrual of supplemental executive retirement plan benefits (as provided in the 2005 agreement) during the severance period; (c) continuation of all other employee benefits; and (d) acceleration of vesting of all equity awards, as if he had remained employed by us during the severance period. If Mr. Catell’s employment is terminated, the severance period is defined to mean the period from the date of termination through the end of the employment period.

If Mr. Catell voluntarily terminates his employment, other than for good reason, we shall pay the accrued obligations to Mr. Catell and he shall be entitled to his supplemental pension benefit. If Mr. Catell is terminated without cause or resigns for good reason during the protection period, Mr. Catell will be provided with severance at a multiple of two times base salary and annual bonus, continued benefits and additional supplement pension benefit accrual for the two year period following his termination. Mr. Catell may resign for any reason in the thirteenth month following a change of control with severance benefits. In the event that any payments Mr. Catell receives from us or otherwise are subject to a parachute excise tax, then Mr. Catell will be entitled to a gross-up payment in order to put him in the same after-tax position he would have been in without the imposition of the excise tax.

We have entered into a supplemental retirement agreement with Mr. Zelkowitz dated as of July 1, 2002. The agreement provides one year of credited service for each year worked, up to a maximum of ten years, in the calculation of pension benefits. The maximum enhancement would provide an incremental benefit of 15% of the executive’s final five-year average earnings under the current pension plan formula. In addition, at retirement, Mr. Zelkowitz will receive paid medical and dental coverage at the same level in effect at retirement, which will be grossed up for federal and state taxes. Mr. Zelkowitz must remain employed through December 2006 in order to fully vest in this benefit. For retirement prior to this date, the benefit will vest pro-rata over a five-year period or 20% per year. If there is a change-in-control, termination without cause, or if Mr. Zelkowitz resigns for good reason, then the five-year vesting requirement will be waived and Mr. Zelkowitz will immediately vest in all additional service provided for in this agreement.

We have entered into a supplemental retirement agreement with Mr. Luterman dated as of July 1, 2002. The agreement provides that Mr. Luterman will receive an annual supplemental retirement amount determined by multiplying Mr. Luterman’s qualified and non-qualified pension accruals at age 62 by 35%. This annual supplemental amount will be aggregated with his actual qualified and non-qualified pension benefit at his retirement date. In addition, at retirement, Mr. Luterman will receive paid medical and dental coverage at the same level in effect at retirement, which will be grossed up for federal and state taxes. Mr. Luterman’s interest in this benefit fully vested as of June 2005.

On March 24, 2006, KeySpan also entered into an additional agreement with Mr. Luterman to provide him with separation benefits at his current level of three times base salary plus his highest annual bonus pursuant to the Change of Control Plan without regard to his age as of any date of termination.

Senior Executive Change of Control Severance Plan

As of February 23, 2006, with the exception of Mr. Catell, 45 officers participate in the Change of Control Plan. The Change of Control Plan, as amended, provides for the payment of severance and other benefits upon certain qualifying terminations of such executives within two (2) years of a “change of control” (as defined in the Change of Control Plan). The protection period under the Change of Control Plan commences upon the date that we enter into a definitive agreement, the transaction contemplated by which will, when consummated, constitute a change of control under the Change of Control Plan and will continue for a period of two years after the effective date of the actual change of control. Upon the signing of the merger agreement the protection period went into effect on February 25, 2006. The benefits payable under the Change of Control Plan generally provide for (i) the payment of the sum of the executive’s base salary and compensation previously deferred by the executive, all through the date of termination; (ii) the payment of an amount equal to three times an executive’s base salary and highest annual bonus for any president, any executive vice president and any senior vice president and two times an executive’s base salary and highest annual bonus for other officers; (iii) the payment of amounts under retirement plan formulas, including the applicable two or three year period, and (iv) the continuation of certain other benefits for a period of two to three years depending on the executive’s position with us. On October 29, 2003, our board of directors authorized a five year extension of the Change of Control Plan. The Change of Control Plan expires October 30, 2008, unless extended for an additional period by our board of directors; provided that, following a change of control, the Change of Control Plan shall continue until after all the executives who become entitled to any payments thereunder shall have received such payments in full.

Proposal 3. Ratification of Deloitte & Touche LLP as Independent Registered Public Accountants

In accordance with the recommendations of the Audit Committee of our board of directors, our board of directors recommends that the stockholders ratify the appointment of the firm of Deloitte & Touche LLP, or “Deloitte & Touche”, as independent registered public accountants to audit the books, records and accounts of us and our subsidiaries for the year ending December 31, 2005.

A representative of Deloitte & Touche will attend the annual meeting, be available to answer stockholder questions and have the opportunity to make a statement if he or she desires to do so.

The affirmative vote of a majority of the votes cast at the meeting is required for approval of this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

FISCAL YEAR 2005 AUDIT FIRM FEE SUMMARY

The following table provides information on the aggregate fees for services performed by Deloitte & Touche, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates for the years ended December 31, 2005 and December 31, 2004:

	2005	2004

Audit Fees(a)	$3,682,325	$4,172,682
Audit-Related Fees(b)	88,000	80,000
Tax Fees(c)	385,522	848,453
All Other Fees(d)	50,121	0

Total	$4,205,968	$5,101,135

(a)	In 2005, audit fees include base fees for the annual and statutory financial statement audits, audit of internal control over financial reporting, and quarterly reviews of $3,212,089; $185,498 for fees related to financings and fees for consultations on financial accounting standards as part of the audit of $284,738. In 2004, audit fees include base fees for the annual and statutory financial statement audits, audit of internal control over financial reporting, and quarterly reviews of $3,796,756; $19,970 for fees related to financings and fees for consultations on financial accounting standards as part of the audit of $355,956.

(b)	Audit-related fees include benefit plan audits

(c)	Fees for tax services billed in 2005 and 2004 consisted of tax compliance, tax consultation services and property tax assistance. Fees for tax compliance services totaled $313,738 and $458,050 in 2005 and 2004, respectively. Tax compliance services include services such as assistance with federal, state and local income tax returns. Fees for tax consultation services totaled $71,784 and $390,403 in 2005 and 2004, respectively.

(d)	Other fees include training.

The Audit Committee of our board of directors has reviewed the nature and scope of the services provided by Deloitte & Touche and considers such to have been compatible with the maintenance of Deloitte & Touche’s independence throughout its service to us.

Report of the Audit Committee

The Audit Committee of the board of directors of KeySpan is composed of five independent directors. The members of the Audit Committee are independent as such term is defined in the rules of NYSE and SEC. As previously stated, the Chair, Alan H. Fishman, of the Audit Committee meets the qualifications of an “audit committee financial expert,” as that term is defined by the rules of the SEC. The Audit Committee operates under a written charter which was amended by the board of directors on January 26, 2006.

Pursuant to its Charter, the Audit Committee provides oversight with respect to the quality and integrity of the Company’s financial statements; compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditors, the business practices of the Company, risk assessment and risk management, and the preparation of the Audit Committee report required to be included in the Company’s annual proxy statement.

Additionally, in accordance with the Audit Committee Charter, the Audit Committee reviews the scope of the audit and approves the nature and cost of all services. The Audit Committee has reviewed the nature and scope of the services provided by Deloitte & Touche and considers such to have been compatible with the maintenance of Deloitte & Touche’s independence throughout its service to the Company.

The Audit Committee has also determined that the scope of services to be provided by Deloitte & Touche in 2006 will generally be limited to audit and audit related services and tax services. The Audit Committee will expressly approve the provision of any services by Deloitte & Touche outside the scope of the foregoing services. Although it is the intent of the Audit Committee to pre-approve all non-audit services to be provided by Deloitte & Touche, any inadvertent failure to do so will not be deemed a breach of the Audit Committee charter if: (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or its Chairman pursuant to delegated authority.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of, and for, the year ended December 31, 2005.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied ourselves as to the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Audit Committee
Andrea S. Christensen	Stephen W. McKessy
Alan H. Fishman, Chairman	Vikki L. Pryor
James L. Larocca

Proposal 4. Stockholder Proposal

The following stockholder proposal has been submitted by Mr. Emil Rossi. The address and stock ownership of Mr. Rossi as set forth in the Company’s records will be furnished by the Corporate Secretary to any person, orally or in writing as requested, promptly upon receipt of any oral or written request therefor. Mr. Rossi has advised the Company that either he, or his designee, plan to present the following proposal at the Annual Meeting. The Company accepts no responsibility for the statements made in, or the accuracy of, the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

3 — Adopt Simple Majority Vote

RESOLVED:  Shareholders recommend that our Board of Directors take each step necessary for a simple majority vote to apply on each issue that can be subject to shareholder vote to the greatest extent possible. This proposal is focused on voting requirements no higher than approximately 51%.

75% yes-vote

This topic won a 75% yes-vote average at 7 major companies in 2004. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.

End Potential Frustration of the Shareholder Majority

Our current rule allows a small minority to frustrate the will of our shareholder majority. For example, in requiring a 75% vote to make key governance changes, if 74% vote yes and only 1% vote no — only 1% could force their will on the overwhelming 74% majority at our company.

This proposal does not address a majority vote standard in director elections which is gaining a groundswell of support as a separate topic.

Progress Begins with One Step

It is important to take one step forward in our corporate governance and adopt the above RESOLVED statement since our 2005 governance standards were not impeccable. For instance in 2005 it was reported (and certain concerns are noted):

•	We had no Independent Chairman or Lead Director-Independent oversight concern.

•	An awesome 75% shareholder vote was required to make certain key changes — Entrenchment concern.

•	Cumulative voting was not allowed.

•	The Chairman of our key Audit Committee had 18 years director tenure-Independence concern.

•	Our key Audit Committee met only 6-times in a full year.

•	A $250,000 Director’s Charitable Giving Program rewarding long–tenure for directors (possibility at the expense of limiting critical feed-back to management) was established in June 2003-Independence concern.

Our Board has shown that it can make improvements in our corporate governance and I hope our Board takes this opportunity now before it as a ballot item. For example, to our Board’s credit we now elect all Directors annually. This started at the 2005 annual meeting and continues.

Adopt Simple Majority Vote
Yes on 3

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2006 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

A.  The Proposal is Vague and Contains Inaccurate Statements

The proposal uses subjective and highly ambiguous terms, which would prevent the Company from knowing with any reasonable certainty what action is required to implement the proposal. Specifically, the proposal requests that KeySpan’s board of directors “take each step necessary for a simple majority vote to apply on each issue that can be subject to shareholder vote to the greatest extent possible. . .” However, the proposal contains no definition or guidelines as to what constitutes a “simple majority vote” or as to how or by whom such a determination should be made. In particular, it is unclear whether a “simple majority vote” is intended to mean a majority of the outstanding shares entitled to vote on a matter, a majority of the shares present and entitled to vote on a matter or a majority of the votes cast on a matter. In essence, our stockholders are being asked to approve a proposal that provides vague and ambiguous standards as to what additional steps, if any, KeySpan may be expected to take.

In addition, the proposal makes a number of inaccurate statements. For example, the bulleted statement under the “Progress Begins with One Step” section states: “A $250,000 Director’s Charitable Giving Program rewarding long — tenure for directors (possibility at the expense of limiting critical feed-back to management) was established in June 2003-Independence concern.” This bulleted statement is clearly inaccurate. KeySpan has no “Director’s Charitable Giving Program” and no such program was established in June 2003 or at any other time.

Moreover, another example of this proposal’s inaccurate statements include the last two sentences of the last paragraph of the proposal which state: “For example, to our Board’s credit we now elect all Directors annually. This started at the 2005 annual meeting and continues.” These sentences are false and misleading because it is simply untrue that KeySpan only recently established annual elections of directors at its 2005 annual meeting. The fact is that KeySpan has always elected each of its directors on an annual basis and no such changes to our election policies have been made.

Finally, the first sentence in the paragraph beginning with the heading “Progress Begins with One Step,” states that KeySpan’s “2005 governance standards were not impeccable.” This sentence implies that KeySpan’s governance standards were in some way unsatisfactory. However, KeySpan’s corporate governance practices support the Company’s uncompromising corporate ethics, quality of earnings and financial reporting, and focus on shareholder value. These high standards are supported by governance practices that have earned KeySpan a high Institutional Shareholder Services corporate governance quotient score that rates KeySpan higher than over 80% of the companies in the utility sector and the S&P 500.

Ultimately, this proposal’s misstatements, inaccuracies, vagueness, and overall lack of precision demonstrate that it should not be approved.

B.  The Proposal is not in the Best Interests of Stockholders

The proposal, although vague in its wording, if implemented appears to require changes in the Company’s certificate of incorporation and by-laws to eliminate provisions that require a supermajority vote for certain stockholder actions. Nevertheless, KeySpan’s certificate of incorporation and its bylaws do not require supermajority voting in order to approve any substantive corporate actions. The only supermajority provisions that these governing documents do contain simply require the application of an 80% voting standard in order to revise or repeal certain other underlying provisions. These other underlying provisions comprise the fundamental framework of our governance structure and are intended to preserve and maximize the value of the Company for all stockholders by protecting against self-interested actions by one or a few large stockholders. Similar provisions are included in the governing instruments of many public corporations. These voting provisions do not preclude changes to the corporate governance provisions, but they do ensure that fundamental changes can only be made when a broad consensus of stockholders agrees that a change is prudent. In other words, these supermajority voting provisions are in place to simply make it more difficult to change or remove important substantive provisions that protect our stockholders’ interests. Moreover, lowering the voting threshold could lead to by-law changes that negatively impact a significant percentage of stockholders who did not agree with a particular action and had been relying on the original provisions when they made their investment.

It should also be noted that approval of the proposal would not by itself eliminate the supermajority provisions contained in our governing documents. A formal amendment repealing the supermajority provisions would need to be submitted to the stockholders and would require approval by at least 80% of our outstanding shares entitled to vote. In any event, KeySpan has a longstanding and well-documented commitment to sound corporate governance policies and practices, which ensure that the Company is governed in accordance with high standards of ethics, integrity and accountability and in the best interests of our shareowners. The Board of Directors and its Corporate Governance and Nominating Committee have carefully reviewed the supermajority provisions in the certificate of incorporation and bylaws. After such consideration, the Board continues to believe that such provisions protect the interests of stockholders and should be maintained.

C.  The proposal is inconsistent with the Company’s proposal to adopt the merger agreement.

As you know, the board of directors of KeySpan has unanimously approved a merger providing for the acquisition of KeySpan by National Grid plc. If the merger is completed you will receive $42.00 in cash, without interest, for each share of KeySpan common stock that you own. If you approve the merger agreement, this means that following consumation of the merger you will no longer be a stockholder of KeySpan and you will no longer have any interest in the terms of its governing documents. Approving the merger agreement as well as the shareholder proposal are logically incompatible. Accordingly, the Board urges you to vote against the shareholder proposal.

For the reasons stated above, the Board recommends a vote against this proposal.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings, and we will hold a 2007 annual meeting of stockholders, in which case stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2007 annual meeting of stockholders.

Stockholder proposals for our 2007 annual meeting must be received by the Corporate Secretary at our principal executive office at One MetroTech Center, Brooklyn, New York 11201-3850, Attention: Corporate Secretary, by [  ●  ], to be considered by us for possible inclusion in the proxy materials for the 2007 annual meeting.

In addition, all stockholder proposals or nominations for election of a director for the 2007 annual meeting must be submitted to us in accordance with Section 2.7 of our by-laws not less than 60 nor more than 90 calendar days in advance of the anniversary date of the 2006 annual meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our annual report for the period ended December 31, 2005 is included with this proxy statement. Our annual report and Annual Report on Form 10-K, except for exhibits, can also be found on the Investor Relations section of our website (http://www.keyspanenergy.com)

Annex A

AGREEMENT AND PLAN OF MERGER
DATED AS OF FEBRUARY 25, 2006
between
NATIONAL GRID PLC,
NATIONAL GRID US8 INC.
and
KEYSPAN CORPORATION

INDEX OF DEFINED TERMS

Page(s)

Acquisition Agreement	32
Additional KeySpan Consents	31
Agreement	1
Antitrust Law	31
Benefit Plans	14
Blue Sky Laws	8
Board of Directors	46
Business Day	46
Canceled Option	34
Certificate of Merger	1
Certificates	3
Circular	27
Closing	1
Closing Date	1
Code	4
Companies Act	20
Confidentiality Agreement	30
Constituent Corporations	2
DOJ	30
Effective Time	1
End Date	41
Environmental Laws	17
Environmental Permits	17
ERISA	14
Exchange Act	8
Exchange Agent	3
Exchange Fund	3
FCC	8
Federal Power Act	8
FERC	10
Final Order	38
GAAP	9
Governmental Entity	8
HSR Act	8
Indemnified Parties	36
Joint Venture	5
KeySpan	1
KeySpan Benefit Plans	14
KeySpan Board Approval	12
KeySpan Certificates	3
KeySpan Common Stock	2
KeySpan Disclosure Schedule	5
KeySpan Employees	35

Page(s)

KeySpan Financial Advisor	13
KeySpan Financial Statements	9
KeySpan Intellectual Property	17
KeySpan Material Contracts	17
KeySpan Required Approvals	8
KeySpan SEC Reports	9
KeySpan Stockholders Meeting	28
Knowledge	46
Law	8
Liens	7
LSE	19
Material Adverse Effect	46
Materials of Environmental Concern	17
Merger	1
Merger Consideration	2
Merger Sub	1
Merger Sub Common Stock	2
NHPUC	8
NLRB	15
NYBCL	1
NYPSC	8
Order	8
Other KeySpan Stock Awards	34
Parent	1
Parent Acquisition Transaction	42
Parent Board Approval	21
Parent Disclosure Schedule	18
Parent Required Approvals	20
Parent Shareholders Meeting	29
Parent Termination Fee	42
Permits	11
Person	47
Process Agent	45
Proxy Statement	27
PUHCA	10
Required KeySpan Vote	12
Required Parent Vote	21
Restraints	38
SEC	9
Securities Act	9
Significant Subsidiary	47
SOX	9
Subsidiary	47
Superior Proposal	33

Page(s)

Surviving Corporation	2
Surviving Corporation By-laws	2
Surviving Corporation Certificate of Incorporation	2
Takeover Proposal	33
Tax	14
Tax Return	14
Termination Fee	41
The Other Party	47
UK Listing Rules	20
UKLA	20
Violation	8
WARN Act	16

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of February 25, 2006 (this “Agreement”), by and among NATIONAL GRID PLC, a public limited company incorporated under the laws of England and Wales with registration number 4031152 (“Parent”), NATIONAL GRID US8 INC. a New York corporation (“Merger Sub”) and KEYSPAN CORPORATION, a New York corporation (“KeySpan”).

W I T N E S S E T H:

WHEREAS, the Boards of Directors of Parent, Merger Sub and KeySpan have each approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction provided for herein pursuant to which Merger Sub would merge with and into KeySpan (the “Merger”), with KeySpan as the surviving entity, as a result of which Parent will, directly or indirectly, own all of the issued and outstanding common shares of KeySpan; and

WHEREAS, Parent, Merger Sub and KeySpan desire to make certain representations, warranties covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1.  Effective Time of the Merger.  Subject to the provisions of this Agreement, a certificate of merger (the “Certificate of Merger”) shall be duly prepared and executed by KeySpan as the Surviving Corporation (as defined in Section 1.3) and thereafter delivered to the Secretary of State of the State of New York for filing, in such form as is required by and executed in accordance with the New York Business Corporation Law (the “NYBCL”), on the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of New York or at such subsequent time thereafter as is provided in the Certificate of Merger (the “Effective Time”).

1.2.  Closing.  The closing of the Merger (the “Closing”) will take place at 10:00 a.m. (New York City time) on the date (the “Closing Date”) that is the fifth business day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI (excluding conditions that, by their terms, are to be satisfied on the Closing Date), unless another time or date is agreed to by the parties hereto. The Closing shall be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, unless another place is agreed to by the parties hereto.

1.3.  Effects of the Merger.  At and after the Effective Time, Merger Sub shall be merged with and into KeySpan and the separate existence of Merger Sub shall cease. The Merger will have the effects set forth in §906 of the NYBCL. As used in this Agreement, “Constituent Corporations” shall mean each of Merger Sub and KeySpan, and “Surviving Corporation” shall mean KeySpan, at and after the Effective Time, as the surviving corporation in the Merger.

1.4.  Certificate of Incorporation and By-Laws.  The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (the “Surviving Corporation Certificate of Incorporation”) except that the name of the Surviving Corporation shall be changed to KeySpan. The By-laws of Merger Sub as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation (the “Surviving Corporation By-laws”) except that the name of the Surviving Corporation shall be changed to KeySpan.

1.5.  Directors and Officers.  The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation. At the Effective Time, the officers of the Surviving

Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, together with any additional officers as may be agreed upon prior thereto by Parent and KeySpan or as may be appointed thereafter.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; SURRENDER OF CERTIFICATES

2.1.  Effect on Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(a) Merger Consideration.  Each share of common stock par value $0.01 per share of KeySpan (“KeySpan Common Stock”), including, without limitation, each restricted share of KeySpan Common Stock granted under the KeySpan Benefit Plans, that is issued and outstanding immediately prior to the Effective Time (other than shares of KeySpan Common Stock to be cancelled in accordance with Section 2.1(c)), shall automatically be converted into the right to receive $42.00 in cash per share (such per share amount, as adjusted pursuant to the following sentence, the “Merger Consideration”), without interest, payable to the holder of such shares of KeySpan Common Stock, upon surrender, in the manner provided in Section 2.2, of the certificate that formerly evidenced such share of KeySpan Common Stock. All such shares of KeySpan Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of KeySpan Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with Section 2.2.

(b) Conversion of Merger Sub Common Stock.  Each share of common stock par value $0.01 per share of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one duly authorized, fully paid and nonassessable share of KeySpan Common Stock.

(c) Cancellation of Certain KeySpan Capital Stock.  Each share of KeySpan Common Stock that is owned as treasury stock by KeySpan or owned by any wholly-owned Subsidiary of KeySpan, and all shares of KeySpan Common Stock that are owned by Parent, Merger Sub or any other wholly-owned subsidiary of Parent shall be canceled and retired and shall cease to exist and no cash or other consideration shall be delivered in exchange therefor.

2.2.  Surrender of Certificates.

(a) Exchange Agent.  Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to KeySpan to act as the exchange agent (the “Exchange Agent”) for the holders of shares of KeySpan Common Stock in connection with the Merger and shall enter into an agreement with the Exchange Agent which is reasonably acceptable to KeySpan. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, in trust for the benefit of the holders of certificates or evidence of shares in book entry form which immediately prior to the Effective Time evidenced shares of KeySpan Common Stock (collectively, the “KeySpan Certificates”), cash in an aggregate amount equal to the product of (i) the number of shares of KeySpan Common Stock issued and outstanding at the Effective Time (other than shares of KeySpan Common Stock to be cancelled in accordance with Section 2.1(c)) and (ii) the Merger Consideration. Any funds deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”

(b) Exchange Procedures.  As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the “Certificates”) which represented shares of KeySpan Common Stock immediately prior to the Effective Time and whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1: (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the KeySpan Certificates shall pass, only upon delivery of the KeySpan Certificates to the Exchange Agent, and which letter shall be in such form and have such other provisions as KeySpan may reasonably specify prior to the Effective Time and (ii) instructions for use in effecting the surrender of the KeySpan Certificates in exchange for the Merger Consideration to which such holder is entitled pursuant to Section 2.1. Upon surrender of a KeySpan Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, completed in accordance with the instructions thereto, and such other documents as the Exchange Agent may reasonably require, the holder of such KeySpan Certificate shall be entitled to receive in exchange therefor the aggregate Merger Consideration which such holder has the right to receive pursuant to Section 2.1 (after taking into account all shares of KeySpan Common Stock surrendered by such holder) and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate will represent, from and after the Effective Time, only the right to receive the Merger Consideration in cash as contemplated by this Article II. No interest shall accrue or be paid on the amounts payable pursuant to this Article II upon surrender of a Certificate.

(c) No Further Ownership Rights in KeySpan Common Stock.  From and after the Effective Time, the holders of KeySpan Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of KeySpan Common Stock except as otherwise provided herein or by applicable law. The Merger Consideration paid in exchange for shares of KeySpan Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of KeySpan Common Stock previously represented by such Certificates. As of the Effective Time, the stock transfer books of KeySpan shall be closed and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of KeySpan Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, such Certificates shall be cancelled and exchanged as provided for in this Article II.

(d) Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the holders of KeySpan Certificates for twelve months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of KeySpan Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment, as general creditors thereof, of their claim for the Merger Consideration, without interest, to which such holders would be entitled pursuant to Section 2.1.

(e) No Liability.  None of Parent, Merger Sub, KeySpan or the Surviving Corporation shall be liable to any Person in respect of any Merger Consideration for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) Lost, Stolen or Destroyed Certificates.  If any KeySpan Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such KeySpan Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against claim that may be made against it with respect to such KeySpan Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed KeySpan Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article II.

(g) Withholding.  Each of the Exchange Agent, KeySpan, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from payments otherwise payable pursuant to this Agreement to any holder of shares of KeySpan Common Stock such amounts as they are respectively required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, (the “Code”) and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of KeySpan Common Stock in respect of which such deduction and withholding was made.

(h) Transfers of Ownership.  If the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate formerly evidencing shares of KeySpan Common Stock is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such payment will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the payment of the amount specified in Section 2.1(a) to a Person other than the registered holder of the Certificates surrendered, or established to the satisfaction of the Parent or any agent designated by it that such Tax has been paid or is not payable.

(i) Further Action.  After the Effective Time, the officers and directors of Parent and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of KeySpan and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of KeySpan and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1.  Representations and Warranties of KeySpan.  Except as set forth in the Disclosure Schedule delivered by KeySpan to Parent prior to the execution of this Agreement (the “KeySpan Disclosure Schedule”) and except as set forth in the KeySpan SEC Reports (as defined in Section 3.1(e)) filed prior to the date of this Agreement (only to the extent the qualifying nature of such disclosure is readily apparent from the face of such KeySpan SEC Reports):

(a) Organization, Standing and Power.  (i) Each of KeySpan and each of its Subsidiaries (as defined in Section 8.12) is a corporation or other entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in each case as would not reasonably be expected to result in a Material Adverse Effect (as defined in Section 8.12) on KeySpan. The copies of the certificate of incorporation and by-laws of KeySpan which were previously furnished to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

(ii) Each of the Joint Ventures of KeySpan (as defined below) is a corporation or other entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in each case as would not reasonably be expected to result in a Material Adverse Effect on KeySpan. As used in this Agreement, “Joint Venture” with respect to any person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its Subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for investment purposes that (a) are less than 10% of any class of the outstanding voting securities or equity or (b) with respect to which the net book value as of December 31, 2005 of such person’s interest does not exceed $35,000,000.

(b) Subsidiaries.  Section 3.1(b) of the KeySpan Disclosure Schedule contains a description as of the date hereof of all Subsidiaries and Joint Ventures of KeySpan, including the name of each such entity, the state or jurisdiction of its incorporation or organization and KeySpan’s interest therein.

(c) Capital Structure.

(i) As of February 23, 2006, the authorized capital stock of KeySpan consisted of (A) 450,000,000 shares of KeySpan Common Stock, of which 174,573,840 shares were outstanding, (B) 16,000,000 shares of Preferred Stock, par value $25 per share, of which no shares were outstanding, (C) 1,000,000 shares of Preferred Stock, par value $100 per share, of which no shares were outstanding and (D) 83,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares were outstanding. From February 23, 2006 to the date of this Agreement, there have been no issuances of shares of the capital stock of KeySpan or any other securities of KeySpan other than issuances of shares pursuant to options or rights outstanding as of February 23, 2006 under the KeySpan Benefit Plans (as defined in Section 3.1(o)) and shares of the capital stock of KeySpan or any other securities of KeySpan issued pursuant to The KeySpan Investor Program. All issued and outstanding shares of the capital stock of KeySpan are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of February 23, 2006 no options, warrants or other rights to acquire capital stock from KeySpan, and no options or warrants or other rights to acquire capital stock from KeySpan have been issued or granted from February 23, 2006 to the date of this Agreement. There are no outstanding or authorized deferred stock units, stock appreciation rights, security-based performance units, “phantom” stock, profit participation or other similar rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of KeySpan or any of its Subsidiaries or assets or calculated in accordance therewith. There are no contractual obligations for KeySpan or any of its Subsidiaries to file a registration statement under the Securities Act or which otherwise relate to the registration of any securities of KeySpan or its Subsidiaries under the Securities Act.

(ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of KeySpan having the right to vote on any matters on which stockholders may vote are issued or outstanding.

(iii) All of the outstanding shares of capital stock of, or other equity interests in, each of KeySpan’s Subsidiaries and to the Knowledge of KeySpan all of the shares of capital stock or other equity interests which KeySpan owns in all of its Joint Ventures have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by KeySpan, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) (other than any customary provisions contained in the applicable investment, stockholder, joint venture or similar agreements governing any Joint Venture of KeySpan which have been provided to Parent prior to the date hereof).

(iv) Except as otherwise set forth in this Section 3.1(c) or as contemplated by Section 5.6, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which KeySpan or any of its Subsidiaries is a party, or by which any of them is bound, obligating KeySpan or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of KeySpan or any of its Subsidiaries or obligating KeySpan or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of KeySpan or any of its Subsidiaries containing any right of first refusal with respect to, or obligations to repurchase, redeem or otherwise acquire, any shares of capital stock of KeySpan or any of its Subsidiaries.

(v) Neither KeySpan nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any shares of capital stock or other voting securities or other equity interests in KeySpan or any of its Subsidiaries.

(vi) There are no outstanding contractual obligations of KeySpan or any of its Subsidiaries to make any loan to, or any equity or other investment (in the form of a capital contribution or otherwise) in, any Subsidiary of KeySpan or any other Person, other than guarantees by KeySpan of any indebtedness (pursuant to agreements that have been made available to Parent) or of any other obligations of any wholly-owned Subsidiary of KeySpan.

(d) Authority; No Conflicts.

(i) KeySpan has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required KeySpan Vote (as defined in Section 3.1(j)). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of KeySpan, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required KeySpan Vote. This Agreement has been duly executed and delivered by KeySpan and constitutes a valid and binding agreement of KeySpan, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The execution and delivery of this Agreement by KeySpan do not, and the consummation by KeySpan of the Merger and the other transactions contemplated hereby will not, result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a “Violation”) pursuant to: (A) any provision of the certificate of incorporation or by-laws of KeySpan or (B) except as would not reasonably be expected to result in a Material Adverse Effect on KeySpan, subject to obtaining or making the consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings referred to in paragraph (iii) below, any loan or credit agreement, note, contract, mortgage, bond, indenture, lease, Benefit Plan (as defined below) or other agreement, obligation, instrument, permit, concession, franchise, license, or judgment, order, writ or decree (collectively “Order”), statute, law, ordinance, rule or regulation (collectively “Law”) of any kind to which KeySpan or any of its Subsidiaries is now subject to, a party to or by which any of them or any of their respective properties or assets may be bound or affected.

(iii) No material consent, approval, order, license, permit or authorization of, or registration, declaration, notice or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a “Governmental Entity”) is necessary or required to be obtained or made by or with respect to KeySpan or any Subsidiary of KeySpan in connection with the execution and delivery of this Agreement by KeySpan or the performance and consummation by KeySpan of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (B) state securities or “blue sky” laws (the “Blue Sky Laws”), (C) the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), (D) the NYBCL with respect to the filing of the Certificate of Merger, (E) rules and regulations of the NYSE and the Pacific Stock Exchange, (F) applicable state public utility Laws, rules and regulations promulgated by the New York Public Service Commission (“NYPSC”), and the New Hampshire Public Utilities Commission (“NHPUC”), (G) Section 203 of the Federal Power Act, as amended and the rules and regulations promulgated thereunder (the “Federal Power Act”), (H) Federal Communications Commission (“FCC”), (I) antitrust or other competition laws of other jurisdictions, and (J) the consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings set forth in Section 3.1(d)(iii) of the KeySpan Disclosure Schedule. Consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings required under or in relation to any of the foregoing clauses (A) through (H) are hereinafter referred to as the “KeySpan Required Approvals”.

(e) Reports and Financial Statements.

(i) KeySpan and its Subsidiaries have filed each form, report, schedule, registration statement, registration exemption, if applicable, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) required to be filed by KeySpan or any of its Subsidiaries pursuant to the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”) or the Exchange Act with the Securities and Exchange Commission (“SEC”) since January 1, 2003 (as such documents have since the time of their filing been amended or supplemented, the “KeySpan SEC Reports”). As of their respective dates, the KeySpan SEC Reports (A) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, if applicable, as the case may be, and, to the extent in effect and applicable, the Sarbanes-Oxley Act of 2002 (“SOX”), and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) KeySpan has provided to Parent copies of all correspondence sent to or received from the SEC by or on behalf of KeySpan and its Subsidiaries since December 31, 2003.

(iii) Each of the principal executive officers of KeySpan and the principal financial officer of KeySpan (or each former principal executive officer of KeySpan and each former principal financial officer of KeySpan, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the KeySpan SEC Reports. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Since the effectiveness of SOX, neither KeySpan nor any of its Subsidiaries has arranged any outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(iv) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the KeySpan SEC Reports (the “KeySpan Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by rules and regulations promulgated by the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments that have not or are not reasonably expected to result in a Material Adverse Effect on KeySpan) the consolidated financial position of KeySpan and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. No restatement of the KeySpan Financial Statements has occurred or is reasonably likely to occur.

(v) All filings (other than immaterial filings) required to be made by KeySpan or any of its Subsidiaries since January 1, 2003 and in the case of any filing made pursuant to the Public Utility Holding Company Act of 1935, as amended and in effect prior to its repeal effective February 8, 2006 (the “PUHCA”), prior to February 8, 2006, under the Federal Power Act, the Communications Act of 1934, as amended by the Telecommunications Act of 1996, the Natural Gas Act of 1938, as amended, the PUHCA and applicable state laws and regulations, have been filed with the Federal Energy Regulatory Commission (“FERC”), the Department of Energy, the SEC and the FCC or any

applicable state public utility commissions (including, to the extent required, the NYPSC, the Massachusetts Department of Telecommunications and Energy, and the NHPUC), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs, franchises, service agreements and related documents and all such filings complied, as of their respective dates, with all applicable requirements of the applicable statute and the rules and regulations thereunder, except for filings the failure of which to make or the failure of which to make in compliance with all applicable requirements of the applicable statute and the rules and regulations thereunder, have not had and could not reasonably be expected to have a Material Adverse Effect on KeySpan.

(vi) KeySpan maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2003, KeySpan has not received any oral or written notification of a (x) “reportable condition” or (y) “material weakness” in its internal controls. The terms “reportable condition” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standards 60, as in effect on the date hereof.

(vii) The management of KeySpan has (x) designed disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act), or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to KeySpan, including its consolidated Subsidiaries, is made known to the management of KeySpan by others within those entities and (y) has disclosed, based on its most recent evaluation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), to KeySpan’s outside auditors and the audit committee of the Board of Directors of KeySpan (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect KeySpan’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in KeySpan’s internal control over financial reporting. KeySpan has disclosed to Parent all matters set forth in clauses (A) and (B) above discovered or disclosed since December 31, 2003. Since December 31, 2003, any material change in internal control over financial reporting required to be disclosed in any KeySpan SEC Report has been so disclosed.

(viii) Since December 31, 2003, (x) neither KeySpan nor any of its Subsidiaries nor, to the Knowledge of the Executive Officers (for the purposes of this Section 3.1(e)(viii), as such term is defined in Section 3b-7 of the Exchange Act) of KeySpan, any director, officer, employee, auditor, accountant or representative of KeySpan or any of its Subsidiaries has received or otherwise obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of KeySpan or any of its Subsidiaries or their respective internal accounting controls relating to periods after December 31, 2003, including any material complaint, allegation, assertion or claim that KeySpan or any of its Subsidiaries has engaged in questionable accounting or auditing practices (except for any of the foregoing after the date hereof which have no reasonable basis), and (y) to the Knowledge of the Executive Officers of KeySpan, no attorney representing KeySpan or any of its Subsidiaries, whether or not employed by KeySpan or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation, relating to periods after December 31, 2003, by KeySpan or any of its officers, directors, employees or agents to the Board of Directors of KeySpan or any committee thereof or to any director or Executive Officer of KeySpan.

(f) Compliance; Permits.  KeySpan and its Subsidiaries hold all permits, licenses, certificates, franchises, consents, authorizations and approvals of all Governmental Authorities (“Permits”) necessary for the lawful conduct of their respective businesses as currently conducted, except where failures to so hold has not had and could not reasonably be expected to have a Material Adverse Effect on KeySpan. KeySpan and its Subsidiaries are in compliance with the terms of such Permits, except where failure to so comply has not had and could not reasonably be expected to have a Material Adverse Effect on KeySpan. KeySpan, and its Subsidiaries and the Joint Ventures of KeySpan are not in violation of or default under any Law or Order of any Governmental Entity, except for such violations or defaults that have not had and could not reasonably be expected to have a Material Adverse Effect on KeySpan. Without limitation to the foregoing, KeySpan is, and has been, in compliance in all material respects with the applicable listing standards and corporate governance rules and regulations of the NYSE and the Pacific Stock Exchange. This Section 3.1(f) does not relate to matters with respect to Taxes, such matters being the subject of Section 3.1(n), benefits plans, such matters being the subject of Section 3.1(o), labor matters, such matters being the subject of Section 3.1(p) and Environmental Laws, such matters being the subject of Section 3.1(r).

(g) Information Supplied.  None of the information to be contained in the Proxy Statement (as defined in Section 5.1) or any proxy supplement will, at the date it is first mailed to KeySpan’s stockholders or at the time of the KeySpan Stockholders Meeting (as defined in Section 5.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by KeySpan with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement. None of the information supplied or to be supplied by KeySpan for inclusion or incorporation by reference in the Circular (as defined in Section 5.1) will, at the date it is first mailed to Parent’s Shareholders or at the time of the Parent Shareholders Meeting (as defined in Section 5.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(h) Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

(i) Since December 31, 2005, KeySpan and its Subsidiaries have conducted their business in the ordinary course of business and no event has occurred which has had, and no fact or circumstance exists that has resulted in or would reasonably be expected to result in, a Material Adverse Effect on KeySpan.

(ii) Neither KeySpan nor any of its Subsidiaries has any liabilities or obligations (whether absolute, contingent, accrued or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of KeySpan or are reflected in the notes thereto for the year ended December 31, 2005, that were incurred in the ordinary course of business since December 31, 2005. Neither KeySpan nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract relating to any transaction or relationship between or among KeySpan and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, KeySpan or any of its Subsidiaries, in KeySpan’s or any of its Subsidiary’s audited financial statements or other KeySpan SEC Reports.

(i) Board Approval.  The Board of Directors of KeySpan, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the “KeySpan Board

Approval”), has duly (i) determined that this Agreement and the Merger are advisable and in the best interests of KeySpan and its stockholders, (ii) adopted this Agreement and approved the Merger and (iii) recommended that the stockholders of KeySpan adopt this Agreement and approve the Merger.

(j) Vote Required.  The affirmative vote of the holders of a majority of the outstanding shares of KeySpan Common Stock is the only vote of the holders of any class or series of KeySpan capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby (the “Required KeySpan Vote”).

(k) Takeover Statutes.  No “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal laws in the United States applicable to KeySpan is applicable to the Merger or the other transactions contemplated hereby.

(l) Brokers or Finders.  No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based on arrangements made by or on behalf of KeySpan, except Lazard Freres & Co. LLC (the “KeySpan Financial Advisor”), whose fees and expenses will be paid by KeySpan in accordance with KeySpan’s agreement with such firm, based upon arrangements made by or on behalf of KeySpan and previously disclosed to Parent.

(m) Opinion of KeySpan Financial Advisor.  KeySpan has received the opinion of KeySpan Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of KeySpan Common Stock from a financial point of view, a copy of which opinion has been made available to Parent.

(n) Taxes.  Each of KeySpan and each of its Subsidiaries have timely filed with the relevant taxing authority all material Tax Returns required to be filed by any of them, and have timely paid (or KeySpan has timely paid on their behalf), or have set up an adequate reserve for the payment of, all material Taxes in accordance with GAAP. Such Tax Returns are true, correct and complete in all material respects. No material deficiencies or other claims for any Taxes have been proposed, asserted or assessed against KeySpan or any of its Subsidiaries that are not adequately reserved for in accordance with GAAP. There are no Liens with respect to Taxes upon any of the assets or properties of either KeySpan or its Subsidiaries, other than with respect to Taxes not yet due and payable, or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided. There is no outstanding audit, assessment, dispute, claim or administrative or judicial proceeding concerning any material Tax liability of KeySpan or any of its Subsidiaries either within KeySpan’s knowledge or claimed, pending or raised by any Governmental Entity in writing. All material Taxes required to be withheld, collected or deposited by or with respect to KeySpan and each of its Subsidiaries have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority. The tax years in the principal jurisdictions in which KeySpan and each of its Subsidiaries pay income Tax are closed through the dates enumerated in Section 3.1(n) of the KeySpan Disclosure Schedule. Neither KeySpan nor any of its Subsidiaries is a party to, bound by or has any material obligation under any Tax allocation, Tax sharing, Tax indemnity or similar agreement, arrangement or understanding. The income Tax Returns delivered to Parent for inspection are true and complete copies. All material written communications to or from any federal, New York State or New York City taxing authority have been delivered to Parent for inspection. Neither KeySpan nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger. Neither KeySpan nor any of its Subsidiaries has participated in a “reportable transaction” as defined in Treasury Regulation Section 1.6011-4 (as in effect at the relevant time) (or any comparable regulations of jurisdictions other than the United States). Neither KeySpan nor any of its Subsidiaries (A) has ever been a member of a consolidated, combined, unitary or aggregate group filing a consolidated federal income Tax Return (other than a group the common parent of which was KeySpan) or (B) has any material liability arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract or otherwise. All closing agreements with the Internal Revenue Service have been provided to Parent for inspection. For the purpose of this Agreement, the term “Tax” (including, with correlative meaning, the terms “Taxes” and “Taxable”) shall mean all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other Taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, and “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including information returns, claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

(o) Benefit Plans.  (i) With respect to each material employee benefit plan (including, without limitation, any “employee benefit plan”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, without limitation, multiemployer plans within the meaning of ERISA Section 3(37)) and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and other material employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, (all the foregoing being herein called “Benefit Plans”), under which any employee, former employee, consultant, former consultant or director of KeySpan or any of its Subsidiaries has any present or future right to benefits, maintained or contributed to by KeySpan or by any trade or business, whether or not incorporated (an “ERISA Affiliate”), that together with KeySpan would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA, or under which KeySpan or any of its Subsidiaries has any present or future liability or potential liability (the “KeySpan Benefit Plans”), KeySpan has made available, or within 30 days after the execution hereof will make available, to Parent a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such KeySpan Benefit Plan, (C) each trust agreement relating to such KeySpan Benefit Plan, (D) the most recent summary plan description for each KeySpan Benefit Plan for which a summary plan description is required by ERISA, (E) the most recent actuarial report or valuation relating to a KeySpan Benefit Plan subject to Title IV of ERISA and (F) the most recent determination letter issued by the IRS with respect to any KeySpan Benefit Plan qualified under Section 401(a) of the Code.

(ii) With respect to the KeySpan Benefit Plans, individually and in the aggregate, no event has occurred and there exists no condition or set of circumstances, in connection with which KeySpan or any of its Subsidiaries could be subject to any liability that would reasonably be expected to have a Material Adverse Effect on KeySpan under ERISA, the Code or any other applicable law. Without limiting the generality of the foregoing, except as would not reasonably be expected to have a Material Adverse Effect on KeySpan, (i) no liability under Title IV or section 302 of ERISA has been incurred by KeySpan or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to KeySpan or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (“PBGC”) (which premiums have been paid when due), (ii) the PBGC has not instituted proceedings to terminate any KeySpan Benefit Plan that is subject to Title IV of ERISA (a “Title IV Plan”) and no condition exists that presents a risk that such proceedings will be instituted and (iii) no Title IV Plan or any trust established thereunder has incurred any “accumulated funding deficiency” (as defined in Section 302 or ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan ended prior to the Closing Date.

(iii) Prior to the date of this Agreement, KeySpan has delivered to Parent a report that sets forth KeySpan’s good faith estimate, as of the date of such report, of (x) the amount to be paid under all KeySpan Benefit Plans (subject to the exceptions described in such report and based upon the assumptions described in such report) to the current officers and key employees of KeySpan and its Subsidiaries who have contractual entitlements under any KeySpan Benefit Plan to receive “gross-up” payments for golden parachute excise taxes that may be imposed pursuant to Section 280G of the Code (or the amount by which any of their benefits may be accelerated or increased) as a result of (i) the execution of this Agreement, (ii) the obtaining of stockholder approval of the Merger, (iii) the consummation of the Merger or (iv) the termination or constructive termination of the employment of such officers or key employees following one of the events set forth in clauses (i) through (iii) above and (y) the ramifications of such payments under Sections 280G and 4999 of the Code.

(p) Labor Matters.  As of the date hereof, neither KeySpan nor any of its Subsidiaries is a party to, bound by or in the process of negotiating any collective bargaining agreement or other labor agreement with any union or labor organization. As of the date of this Agreement (i) there are no disputes, grievances or arbitrations pending or, to the Knowledge of KeySpan, threatened between KeySpan or any of its Subsidiaries and any trade union or other representatives of its employees, (ii) there is no charge or complaint pending or threatened in writing against KeySpan or any of its Subsidiaries before the National Labor Relations Board (the “NLRB”), the Equal Employment Opportunity Commission or any similar Governmental Entity, (iii) there are no litigations, lawsuits, claims, charges, complaints, arbitrations, actions, investigations or proceedings pending or, to the Knowledge of KeySpan, threatened between or involving KeySpan or any of its Subsidiaries and any of their respective current or former employees, independent contractors, applicants for employment or classes of the foregoing, except in each case as have not had and could not reasonably be expected to have a Material Adverse Effect on KeySpan and, (iv) to the Knowledge of KeySpan, as of the date of this Agreement, there are no material organizational efforts presently being made involving any of the employees of KeySpan or any of its Subsidiaries. No labor union, labor organization or group of employees of KeySpan or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the NLRB or any other Governmental Entity. From January 1, 2003, to the date of this Agreement, there has been no work stoppage, strike, slowdown or lockout by or affecting the employees of KeySpan or any of its Subsidiaries and, to the Knowledge of KeySpan, no such action has been threatened in writing. KeySpan and its Subsidiaries are in compliance with all material applicable Laws respecting employment and employment practices, including, without limitation, all material legal requirements respecting terms and conditions of employment, equal opportunity, affirmative action, workplace health and safety, wages and hours, child labor, immigration, discrimination, disability rights or benefits, facility closures and layoffs, workers’ compensation, labor relations, employee leaves and unemployment insurance. Since January 1, 2003, neither KeySpan nor any of its Subsidiaries has engaged in any “plant closing” or “mass layoff”, as defined in the Worker Adjustment Retraining and Notification Act or any comparable state or local Law (the “WARN Act”), without complying with the notice requirements of such Laws. To the Knowledge of KeySpan (i) none of the employees of KeySpan or any of its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation to a former employer relating to the right of such employee to be employed by KeySpan or any of its Subsidiaries or the employee’s knowledge or use of trade secrets or proprietary information, and (ii) no employees of KeySpan or any of its Subsidiaries earning $100,000 or more per year intend to terminate his or her employment with KeySpan or any of its Subsidiaries.

(q) Litigation.  Except for claims, actions, suits, proceedings or investigations that would not reasonably be expected to result in a Material Adverse Effect on KeySpan, there are no claims, actions, suits, proceedings, audits, arbitrations or investigations pending or, to the Knowledge of KeySpan, threatened against, relating to or affecting KeySpan or any of its Subsidiaries, or any of their respective assets or properties, before or by any Governmental Entity. As of the date hereof, neither KeySpan nor any of its Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award having, or which would reasonably be expected to result in, a Material Adverse Effect on KeySpan.

(r) Environmental Matters.  Except as would not reasonably be expected to result in a Material Adverse Effect on KeySpan: (i) KeySpan and each of its Subsidiaries (x) comply, and at all times have complied, with all applicable Environmental Laws (as defined below), and possess and comply with all

Environmental Permits (as defined below) required under any applicable Environmental Laws to operate as they presently operate, which Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed with and is pending approval by all applicable Governmental Entities, and (y) possess all air emission allowances and air emissions reduction credits required under any applicable Environmental Laws to operate as they presently operate; (ii) to the Knowledge of KeySpan, there are no Materials of Environmental Concern (as defined below) at any current or former assets, facilities or properties owned or operated by KeySpan or any of its predecessors or Subsidiaries, or under circumstances that are reasonably likely to result in liability of KeySpan or any Subsidiary or any of their predecessors under any applicable Environmental Laws; (iii) neither KeySpan nor any of its Subsidiaries has received any written notification alleging that it is liable for, or has received any request for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute or any other similar applicable Environmental Laws concerning, any release or threatened release of Materials of Environmental Concern at any location; (iv) to the Knowledge of KeySpan, no capital expenditures are or will be required of KeySpan or any of its Subsidiaries to achieve or maintain compliance with any applicable Environmental Laws; and (v) to the Knowledge of KeySpan, neither KeySpan nor any of its Subsidiaries is subject to or has contractually assumed or retained from any person or entity (including any Governmental Entity), liability for any matters arising under or pursuant to any Environmental Laws or arising from or relating to Materials of Environmental Concern. For purposes of this Agreement, the following terms shall have the following meanings: (x) “Environmental Laws” shall mean all foreign, federal, state, or local statutes, regulations, ordinances, common law, codes, or decrees and any binding administrative or judicial interpretation thereof relating to the protection of the environment, including protection of the ambient air, soil, natural resources, surface water or groundwater and protection of human health or safety as affected by the environment, (y) “Environmental Permits” shall mean all permits, licenses, registrations, and other authorizations under applicable Environmental Laws; and (z) “Materials of Environmental Concern” shall mean any hazardous, dangerous, radioactive, acutely hazardous, or toxic substance or waste defined, characterized, regulated or as to which liability could reasonably be expected to be imposed under any applicable Environmental Laws, including without limitation the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Clean Air Act, Clean Water Act, Toxic Substances Control Act, Resource Conservation and Recovery Act and any analogous state and local laws and regulations.

(s) Intellectual Property.  KeySpan and its Subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the “KeySpan Intellectual Property”) necessary to carry on their business substantially as currently conducted, except where such failures to own or validly license such KeySpan Intellectual Property would not reasonably be expected to have a Material Adverse Effect on KeySpan. Neither KeySpan nor any such Subsidiary has received any notice of infringement of or conflict with, and there are no infringements of or conflicts with, the rights of others with respect to the use of any KeySpan Intellectual Property that, in either such case, would reasonably be expected to have a Material Adverse Effect on KeySpan.

(t) Insurance.  Except for failures to maintain insurance or self-insurance that have not had and could not reasonably be expected to have a Material Adverse Effect on KeySpan, from January 1, 2003, through the date of this Agreement, each of KeySpan and its Subsidiaries has been continuously insured with financially responsible insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are customary for companies in the United States conducting the business conducted by KeySpan and its Subsidiaries during such time period. Neither KeySpan nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any insurance policy of KeySpan or any of its Subsidiaries, except with respect to any cancellation or termination that, has not had and could not reasonably be expected to have a Material Adverse Effect on KeySpan.

(u) Interested Party Transactions.  Since January 1, 2005, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57 or Item 404 of Regulation S-K of the SEC.

(v) Material Contracts.

(i) All “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (“KeySpan Material Contracts”) required to be have been filed with the SEC have been filed, so and no such material contract has been amended or modified, except for such amendments or modifications which have been filed as an exhibit to a subsequently dated and filed SEC document or are not required to be filed with the SEC.

(ii) No Breach.  All KeySpan Material Contracts are valid and in full force and effect and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), except to the extent that (x) they have previously expired in accordance with their terms or (y) the failure to be in full force and effect, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect. Neither KeySpan nor any of its Subsidiaries, nor, to KeySpan’s Knowledge, any counterparty to any KeySpan Material Contract, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of any KeySpan Material Contract, except in each case for those violations or defaults which, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect.

(w) Foreign Corrupt Practices and International Trade Sanctions.  To the Knowledge of KeySpan, neither KeySpan, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, Federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations.

3.2.  Representations and Warranties of Parent and Merger Sub.  Except as set forth in the Disclosure Schedule delivered by Parent and Merger Sub to KeySpan prior to the execution of this Agreement (the “Parent Disclosure Schedule”), Parent and Merger Sub, jointly and severally, represent and warrant to KeySpan as follows:

(a) Organization, Standing and Power.  (i) Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and, with respect to Merger Sub only, in good standing under the laws of its respective jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary except in each case as would not reasonably be expected to result in a Material Adverse Effect on Parent or Merger Sub, as the case may be. The copies of the certificate of incorporation and by-laws (or similar organizational documents) of Parent and Merger Sub which were previously furnished to KeySpan are true, complete and correct copies of such documents as in effect on the date of this Agreement.

(b) Authority; No Violations.

(i) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to approval of the consummation of the Merger set forth in this Agreement by the Required Parent Vote (as defined in Section 3.2(j)). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject in the case of the consummation of the Merger to the approval of this Agreement by the Required Parent Vote. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(ii) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, result in a Violation pursuant to: (A) any provision of the certificate of incorporation or by-laws (or similar organizational documents) of Parent or Merger Sub or (B) except (x) as would not reasonably be expected to result in a Material Adverse Effect on Parent or Merger Sub or (y) would or would reasonably be expected to, individually or in the aggregate, prevent Parent or Merger Sub from performing, or materially impair the ability of Parent or Merger Sub to perform, their respective obligations under this Agreement.

(iii) No material consent, approval, order, license, permit or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is necessary or required to be obtained or made by or with respect to Parent, Merger Sub or any other Subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the performance and consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby except for those required under or in relation to (A) the HSR Act, (B) the Blue Sky Laws, (C) the Exchange Act, (D) the NYBCL with respect to the filing of the Certificate of Merger, (E) rules and regulations of the NYSE and the London Stock Exchange plc (the “LSE”) and the UK Listing Rules (as defined in 3.2(e)), (F) applicable state public utility Laws, rules and regulations promulgated by the NYPSC, and the NHPUC, (G) Section 203 of the Federal Power Act, (H) if required, the Atomic Energy Act, (I) the FCC, (J) notice to the Committee on Foreign Investment (CFIUS) pursuant to the Exon-Florio Act, (K) antitrust or other competition laws of other jurisdictions, and (L) the consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings set forth in Section 3.2(b)(iii) of the Parent Disclosure Schedule. Consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings required under or in relation to any of the foregoing clauses (A) through (J) are hereinafter referred to as the “Parent Required Approvals”.

(c) Compliance.  Parent and Merger Sub and the Subsidiaries of Parent are not in violation of or default under any Law or Order of any Governmental Entity, except for such violations or defaults that have not had and could not reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub.

(d) Litigation.  Except for claims, actions, suits, proceedings or investigations that would not reasonably be expected to, individually or in the aggregate, prevent Parent or Merger Sub from performing, or materially impair the ability of Parent or Merger Sub to perform, their respective obligations under this Agreement, there are no claims, actions, suits, proceedings, audits, arbitrations or investigations pending or, to the Knowledge of Parent, threatened against, relating to or affecting Parent or any of Parent’s Subsidiaries, or any of their respective assets or properties, before or by any Governmental Entity. As of the date hereof, neither Parent nor any of Parent’s Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award having, or which would reasonably be expected to, individually or in the aggregate, prevent Parent or Merger Sub from performing, or materially impair the ability of Parent or Merger Sub to perform, their respective obligations under this Agreement.

(e) Information Supplied.  None of the information to be contained in the Circular or any supplementary circular will, at the date it is first mailed to Parent’s Shareholders or at the time of the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Circular will comply in all material respects with all United Kingdom statutory and other legal and regulatory provisions (including, without limitation, the Companies Act 1985, as amended, (the “Companies Act”), the Financial Services and Markets Act 2000, as amended, and the rules and regulations made thereunder, the listing rules (the “UK Listing Rules”) promulgated by the United Kingdom Listing Authority (the “UKLA”) and the rules and requirements of the LSE except that no representation is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of KeySpan for inclusion or incorporation by reference in the Circular. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to KeySpan’s stockholders or at the time of the KeySpan Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(f) Operations of Merger Sub.  Merger Sub is an indirect, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

(g) Brokers or Finders.  No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based on arrangements made by or on behalf of Parent or Merger Sub, except Rothschild, Inc., whose fees and expenses will be paid by Parent or Merger Sub in accordance with Parent or Merger Sub’s agreement with such firm, based upon arrangements made by or on behalf of Parent or Merger Sub and previously disclosed to KeySpan.

(h) Availability of Funds.  Parent and Merger Sub will have at the Effective Time sufficient immediately available funds to pay the Merger Consideration, consummate the transactions contemplated hereby and to pay all related fees and expenses.

(i) Board Approval.  The Board of Directors of Parent, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the “Parent Board Approval”), has duly (i) determined that this Agreement and the Merger are advisable and in the best interests of Parent and its shareholders, (ii) approved this Agreement and approved the Merger and (iii) will recommend that the shareholders of Parent approve this Agreement and the Merger in connection with the mailing of the Circular.

(j) Vote Required.  The only vote of the holders of any class of shares of Parent that is required to approve the consummation of the Merger set out in this Agreement and the other transactions contemplated thereby, but not, for the avoidance of doubt, any fee payable by Parent pursuant to Article VII herein, (in respect of which no vote shall be required) is the affirmative vote of a majority of such ordinary shareholders of Parent as (being entitled to do so) are present in person and vote (or, in the case of a vote taken on a poll, the affirmative vote by shareholders representing a majority of the Parent Ordinary Shares in respect of which votes were validly exercised) at the Parent Shareholders’ Meeting in relation to this Agreement, the Merger and other transactions contemplated hereby (the “Required Parent Vote”).

(k) Ownership of KeySpan Common Stock.  Neither Parent nor any of its subsidiaries or other affiliates beneficially owns any KeySpan Common Stock.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1.  Covenants of KeySpan.  During the period from the date of this Agreement and continuing until the Effective Time, KeySpan agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on Section 4.1 of the KeySpan Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or by applicable law, rule or regulation, or to the extent that Parent shall otherwise consent in writing (which consent not to be unreasonably delayed or withheld)):

(a) Ordinary Course of Business.  KeySpan shall, and shall cause its Subsidiaries to, carry on its and their businesses in the usual, regular and ordinary course consistent with past practice and good utility practice and use reasonable best efforts to preserve intact in all material respects their present business organizations and relationships with customers, suppliers, Governmental Entities and others having significant business dealings with them and, subject to prudent management of their workforces and business needs, keep available the services of their present officers and employees.

(b) Dividends and Distributions, etc.  KeySpan shall not, and shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (A) by a wholly owned Subsidiary or by a partially owned Subsidiary (provided that KeySpan or a Subsidiary of KeySpan receives its proportionate share of such dividend or distribution), (B) dividends required to be paid on preferred stock of any Subsidiaries in accordance with their terms, (C) regular dividends on KeySpan Common Stock with usual record and payment dates at a rate not in excess of $0.465 per share per quarter and (D) with respect to any quarter in which the Effective Time occurs, a special dividend with respect to KeySpan Common Stock in an amount consisting of the pro rata portion of the dividend permitted under clause (C), for the period from and including the ex-dividend date (as referred to in Rule 235 of the New York Stock Exchange Constitution and Rules) through, but not including, the day of the Effective Time; (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (iii) directly or indirectly redeem, repurchase or otherwise acquire any shares of their capital stock other than (x) in the ordinary course of business consistent with past practice in connection with: (1) repurchases, redemptions and other acquisitions in connection with the administration of the KeySpan Benefit Plans in the ordinary course of operation of such plans, (2) redemptions, purchases or acquisitions required by the terms of any series of preferred stock of any Subsidiary or (3) in connection with the refunding of the preferred stock of any Subsidiary through the issuance of additional preferred stock of any Subsidiary or indebtedness either at its stated maturity or at a lower cost of funds (calculating such cost on an aggregate after-Tax basis) or through the incurrence of indebtedness permitted under Section 4.1(h) and (y) intercompany redemptions, repurchases or acquisitions, of capital stock.

(c) Issuance of Securities.  KeySpan shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of any shares of capital stock of, or other equity interests in, KeySpan or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest, of KeySpan or any of its Subsidiaries, except for (x) in the ordinary course of business consistent with past practice in connection with: (1) the refunding of the preferred stock of any Subsidiary through the issuance of additional preferred stock of any Subsidiary either at its stated maturity or at a lower cost of funds (calculating such cost on an aggregate after-Tax basis) or through the incurrence of indebtedness permitted under Section 4.1(h), (2) the issuance of KeySpan Common Stock pursuant to the terms of the KeySpan 401(k) Plans and the KeySpan Employee Discount Stock Purchase Plan, (3) the issuance of KeySpan Common Stock upon exercise or settlement of KeySpan stock options and Other KeySpan Stock Awards, (4) the granting of awards of performance shares, restricted shares, stock options, stock appreciation or similar rights, as the case may be, pursuant to the KeySpan Benefit Plans in the ordinary course of the operation of such plans, provided that the aggregate number of shares of KeySpan Common Stock issuable upon the exercise or settlement, as the case may be, of any such awards granted after the date of this Agreement shall not exceed 450,000 shares, (5) the issuance by a Subsidiary of shares of its capital stock to KeySpan or a Subsidiary of KeySpan, and (6) the issuance of securities by KeySpan pursuant to The KeySpan Investor Program.

(d) Charter Documents.  KeySpan shall not amend or propose to amend its certificate of incorporation or its bylaws or the certificate of incorporation or the bylaws (or other organizational document) of any of its Subsidiaries.

(e) Acquisitions.  Except for acquisitions of the entities, assets and facilities identified in Section 4.1(e) of the KeySpan Disclosure Schedule, KeySpan shall not, nor shall it permit any of its Subsidiaries to, acquire or agree to acquire (whether by merger, consolidation, purchase or otherwise) any person or assets or make any investment in any entity in excess of $150,000,000 in the aggregate. For the purposes of this Section 4.1(e), the value of any acquisition or series of related acquisitions shall mean the greater of (i) the book value or (ii) the sales price, in each case of the person, asset or property which is the subject of such acquisition or capital expenditure, including liabilities assumed. Notwithstanding anything to the contrary in this Agreement, KeySpan shall not make any acquisition involving, or otherwise enter into, in any manner, any line of business that is not conducted by KeySpan, its Subsidiaries or Joint Ventures as of the date of this Agreement.

(f) Capital Expenditures.  Except for (x) capital expenditures relating to matters identified in Section 4.1(f) of the KeySpan Disclosure Schedule, and (y) capital expenditures (1) required by law or Governmental Authorities or (2) incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance) necessary to provide or maintain safe, adequate and reliable electric and natural gas service (after consultation with Parent), KeySpan shall not, nor shall it permit any of its Subsidiaries to, make any capital expenditures in excess of $15,000,000 in the aggregate. For the purposes of this Section 4.1(f), the value of any capital expenditure or series of related capital expenditures shall mean the greater of (i) the book value or (ii) the sales price, in each case of the person, asset or property which is the subject of such capital expenditure, including liabilities assumed.

(g) No Dispositions.  Except for (x) dispositions set forth in Section 4.1(g) of the KeySpan Disclosure Schedule, (y) dispositions of obsolete equipment or assets or dispositions of assets being replaced and (z) dispositions by KeySpan or its Subsidiaries of its assets in accordance with the terms of restructuring and divestiture plans required by applicable local or state regulatory agencies prior to the date hereof and previously disclosed to Parent, KeySpan shall not, nor shall it permit any of its Subsidiaries to, pledge, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties in excess of $5,000,000 individually or $25,000,000 in the aggregate. For the purposes of this Section 4.1(g), the value of any disposition or series of related dispositions shall mean the greater of (i) the book value or (ii) the sales price, in each case of the person, asset or property which is the subject of such disposition, including liabilities assigned.

(h) Indebtedness.  KeySpan shall not, and shall not permit any of its Subsidiaries to, incur or guarantee any indebtedness or enter into any “keep well” or other agreement to maintain the financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing (including any capital leases, “synthetic” leases or conditional sale or other title retention agreements) other than (i) indebtedness set forth in Section 4.1(h) of the KeySpan Disclosure Schedule, (ii) indebtedness incurred in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds (calculating such cost on an aggregate after-Tax basis) and (iii) indebtedness and guarantees among KeySpan and its Subsidiaries.

(i) Compensation and Benefits.  During the period from the date of this Agreement and continuing until the Effective Time, KeySpan agrees as to itself and its Subsidiaries that it will not, without the prior written consent of Parent, (i) other than in the ordinary course of business, enter into, adopt, amend

(except for such amendments as may be required by law or reasonably necessary to avoid adverse tax consequences to KeySpan or its employees) or terminate any KeySpan Benefit Plan, or any other employee benefit plan or any agreement, arrangement, plan or policy or any equity-based award (or agreement governing the terms of such award) between KeySpan or a Subsidiary of KeySpan and one or more of its directors or officers, (ii) except for normal payments, awards and increases in the ordinary course of business or as required by any plan or arrangement as in effect as of the date hereof, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or (iii) enter into or renew any contract, agreement, commitment or arrangement (other than a renewal occurring in accordance with the terms thereof) providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

(j) Accounting.  KeySpan shall not, and shall not permit any of its Subsidiaries to, make any changes in their accounting methods materially affecting the reported consolidated assets liabilities or results of operations of KeySpan, except as required by law or GAAP or permitted by GAAP and consented to by its independent auditors.

(k) Collective Bargaining Agreements.  KeySpan shall not, and shall not permit any of its Subsidiaries to negotiate the renewal or extension of any of the collective bargaining agreements listed in Section 3.1(p) of the KeySpan Disclosure Schedule without providing Parent with access to all information relating to the renewal or extension of any such collective bargaining agreement and permitting Parent to consult with KeySpan or its Subsidiaries and their counsel on the progress thereof from time to time.

(l) Regulatory Status.  Except as disclosed in Section 4.1(k) of the KeySpan Disclosure Schedule, KeySpan shall not, nor shall it permit any of its Subsidiaries to, agree or consent to any material agreements or material modifications of existing agreements or course of dealings with any Governmental Entity in respect of the operations of their businesses, except as required by law to obtain or renew Permits or agreements in the ordinary course of business consistent with past practice.

(m) Insurance.  KeySpan shall, and shall cause its Subsidiaries, to maintain with financially responsible insurance companies (or through self-insurance not inconsistent with such party’s past practice), insurance in such amounts and against such risks and losses as are customary for companies engaged in the utility industry.

(n) Certain Consents.  If requested by Parent, KeySpan shall use reasonable best efforts to obtain the consents identified in Sections 3.2(b)(ii) and 3.2(b)(iii) of the Parent Disclosure Schedule (provided that such consents and any obligations thereunder shall not be effective until the Closing).

(o) Taxes.  Neither KeySpan nor its Subsidiaries shall (i) change any Tax accounting methods, policies or practices of KeySpan or its Subsidiaries, (ii) make, revoke or amend any material Tax election of KeySpan or its Subsidiaries, (iii) file any amended Tax Return of KeySpan or its Subsidiaries, (iv) enter into any closing agreement affecting any Tax liability or refund of KeySpan or its Subsidiaries, (v) settle or compromise any material Tax liability or refund of KeySpan or its Subsidiaries, or (vi) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax of KeySpan or its Subsidiaries (except with respect to regular and routine extensions of Tax Returns); provided, however, that Parent shall be deemed to have consented to any request with respect to clauses (i) and (iii) above to the extent that Parent does not notify KeySpan or any of its Subsidiaries of its consent or withholding of consent within ten (10) Business Days of receipt of the request made by KeySpan or its Subsidiaries.

(p) Claims Settlement.  KeySpan shall not settle any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, except (A) in the ordinary course of business consistent with past practice, (B) settlements to the extent subject to reserves existing as of the date hereof in accordance with GAAP or (C) the settlement of any Claim that would not reasonably be expected to have a Material Adverse Effect, except in the case of clauses (A) and (C) for such claims as are set forth in Section 4.1(p) of the KeySpan Disclosure Schedule, which shall require the consent of Parent.

(q) Waiver of Rights.  KeySpan shall not modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which KeySpan or any Subsidiary is a party.

(r) No Restrictions on Future Business Activities.  KeySpan shall not enter into any agreements or arrangements that limit or otherwise restrict KeySpan or any of its Subsidiaries or any of their respective Affiliates or any successor thereto or that could, after the Effective Time, limit or restrict Parent or any of its Affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or product line or in any geographic area.

(s) Actions to Impede Merger.  KeySpan shall not take any action that is intended or is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

(t) Agreement to do the Foregoing.  KeySpan shall not authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing in this Section 4.1.

4.2.  Covenants of Parent.  During the period from the date of this Agreement and continuing until the Effective Time, Parent and Merger Sub each agree as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Parent Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or by applicable law, rule or regulation, or to the extent that KeySpan shall otherwise consent in writing (which consent not to be unreasonably delayed or withheld)):

(a) Conduct of Business of Merger Sub.  Parent shall cause Merger Sub to (i) perform its obligations under this Agreement, (ii) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with this Agreement.

(b) Conduct of Business of Parent.  Parent agrees that, during the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated or permitted by this Agreement or as required by applicable law, and except as may be consented to in writing by KeySpan (such consent not to be unreasonably withheld or delayed), Parent shall not, and shall not permit any of its Subsidiaries to enter into or consummate any agreements or transactions for an acquisition (via stock purchase, merger, consolidation, purchase of assets or otherwise), merger or joint venture or other agreement or otherwise if, in any such cases, such agreement or transaction would or would reasonably be expected to, individually or in the aggregate, prevent Parent or Merger Sub from performing, or materially impair the ability of Parent or Merger Sub to perform, their respective obligations under this Agreement.

4.3.  Advice of Changes; Governmental Filings.  KeySpan shall file all reports required to be filed by it with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to Parent copies of all such reports, announcements and publications promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of Parent and KeySpan shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable and as timely as practicable, it will consult with, and provide all appropriate and necessary assistance to, the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

4.4.  Transition Planning.  KeySpan and Parent shall each appoint one or more representatives to a committee that will be responsible for coordinating transition planning and implementation relating to the Merger.

4.5.  Control of Other Party’s Business.  Nothing contained in this Agreement shall be deemed to give Parent or Merger Sub, directly or indirectly, the right to control or direct KeySpan’s operations prior to the Effective Time. Prior to the Effective Time, KeySpan shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1.  Preparation of Proxy Statement and Circular; Stockholders Meetings.  (a) As promptly as practicable following the date hereof, KeySpan shall, in cooperation with Parent, prepare and file with the SEC preliminary proxy materials (such proxy statement, and any amendments or supplements thereto, the “Proxy Statement”). The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act. KeySpan shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement to Parent and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC. KeySpan agrees that none of the information supplied or to be supplied by KeySpan for inclusion or incorporation by reference in the Proxy Statement or any supplemental proxy, at the time of mailing thereof and at the time of the KeySpan Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement or any supplemental proxy, at the time of mailing thereof and at the time of the KeySpan Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to KeySpan and the KeySpan Stockholders Meeting will be deemed to have been supplied by KeySpan and information concerning or related to Parent or Merger Sub shall be deemed to have been supplied by Parent. KeySpan will provide Parent with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and will provide Parent with a copy of all such filings made with the SEC. No amendment or supplement to the information supplied by Parent for inclusion in the Proxy Statement shall be made without the approval of Parent, which approval shall not be unreasonably withheld or delayed.

(b) Parent shall, in cooperation with KeySpan, prepare and file with the UKLA a circular to shareholders (such circular, and any amendments or supplements thereto, the “Circular”). The Circular shall comply as to form in all material respects with the applicable provisions of the UK Listing Rules. Parent shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the UKLA with respect to the Circular to KeySpan and advise KeySpan of any oral comments with respect to the Circular received from the UKLA. Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Circular or any supplementary circular, at the time of mailing thereof and at the time of the Parent Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. KeySpan agrees that none of the information supplied or to be supplied by KeySpan for inclusion or incorporation by reference in the Circular or any supplementary circular, at the time of mailing thereof and at the time of the Parent Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent or Merger Sub and the Parent Shareholders Meeting will be deemed to have been supplied by Parent and information concerning or related to KeySpan shall be deemed to have been supplied by KeySpan. Parent will provide KeySpan with a reasonable opportunity to review and comment on any amendment or supplement to the Circular prior to filing such with the UKLA, and will provide KeySpan with a copy of all such filings made with the UKLA. No amendment or supplement to the information supplied by KeySpan for inclusion in the Circular shall be made without the approval of KeySpan, which approval shall not be unreasonably withheld or delayed.

(c) KeySpan shall take all lawful action to solicit proxies in favor of the adoption of this Agreement, and the transactions contemplated hereby, by the Required KeySpan Vote and the Board of Directors of KeySpan shall recommend adoption of this Agreement, and the transactions contemplated hereby, by the stockholders of KeySpan unless the Board of Directors of KeySpan determines in its reasonable good faith judgment, after consultation with outside counsel, that taking any such action would be inconsistent with its fiduciary duties under applicable law. KeySpan shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the “KeySpan Stockholders Meeting”) for the purpose of obtaining the Required KeySpan Vote. Without limiting the generality of the foregoing, KeySpan agrees that its obligations pursuant to the second sentence of this Section 5.1(c) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to KeySpan of any Takeover Proposal (as defined in Section 5.5), (ii) the withdrawal or modification by the Board of Directors of KeySpan of its approval or recommendation of this Agreement, the Merger or the other transactions contemplated hereby, or (iii) subject to KeySpan’s right to terminate this Agreement under Section 7.1(e), the approval or recommendation of any KeySpan Superior Proposal. Notwithstanding any of the events set forth in clauses (i), (ii) and (iii) of the immediately preceding sentence, in the event KeySpan fulfills its obligations pursuant to this Section 5.1(c) and the KeySpan Stockholder Approval is not obtained at the KeySpan Stockholders Meeting, Parent shall not thereafter have the right to terminate this Agreement pursuant to Section 7.1(d), as a result of the Board of Directors of KeySpan (or any committee thereof) having withdrawn or modified, or proposed publicly to withdraw or modify, the approval or recommendation by the KeySpan Board of Directors of this Agreement or the Merger, provided Parent shall retain all other rights to terminate this Agreement set forth in Section 7.1.

(d) Parent shall recommend approval of this Agreement, and the transactions contemplated hereby, by the shareholders of Parent. Parent shall duly call, give notice of, convene and hold its general meeting of shareholders (the “Parent Shareholders Meeting”) at which shareholders shall be asked to vote to approve the Merger. Without limiting the generality of the foregoing, Parent agrees that its obligations pursuant to the second sentence of this Section 5.1(d) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Parent of any Parent Acquisition Transaction (as defined in Section 7.2) or (ii) the withdrawal or modification by the Board of Directors of Parent of its approval or recommendation of this Agreement, the Merger or the other transactions contemplated hereby.

(e) KeySpan and Parent will use their reasonable best efforts to hold the KeySpan Stockholders Meeting and the Parent Shareholders Meeting as soon as practicable after the date of this Agreement; provided, however, that Parent may hold the Parent Shareholder Meeting as part of its Annual General Meeting scheduled for July 31, 2006; provided, further that the Parent Shareholder Meeting shall in any event be held no later than August 31, 2006.

5.2.  Corporate Governance.  (a) The name of the Surviving Corporation shall initially be KeySpan. The headquarters of the Surviving Corporation shall be in Brooklyn, New York.

(b) At or prior to the Effective Time, Parent shall take all actions necessary to appoint two directors who immediately prior to the Effective Time served as directors of KeySpan to the Board of Directors of Parent. One such director shall be the Person specified on Exhibit A hereto and the second such director shall be appointed pursuant to the conditions and process set forth on Exhibit A hereto. Exhibit A hereto shall also set forth (i) as of the Effective Time the Chairman of the Board of Directors of the Surviving Corporation, (ii) the manner in which certain senior officers of the Surviving Corporation as of the Effective Time will be selected after the date hereof and prior to the Effective Time and (iii) certain other matters. All appointments made pursuant to this Section 5.2 and Exhibit A hereto shall be effective as of the Effective Time and shall comply with the applicable listing and corporate governance rules of the NYSE, the UKLA, the LSE and the applicable provisions of the Exchange Act and all other applicable laws and regulations, in each case, as in effect at the Effective Time.

(c) During the four-year period immediately following the Effective Time, the Surviving Corporation shall provide, directly or indirectly, charitable contributions and traditional local community support within the service areas of KeySpan and each of its Subsidiaries that are utilities at levels substantially comparable to and no less than the levels of charitable contributions and community support provided by KeySpan and such Subsidiaries within their service areas within the four-year period immediately prior to the date of this Agreement, as set forth on Section 5.2 of the KeySpan Disclosure Schedule. Without limitation to the foregoing, the Surviving Corporation will for such period continue to support the KeySpan Foundation in a manner substantially comparable to the manner in which KeySpan supported the KeySpan Foundation within the four-year period immediately prior to the date of this Agreement, as set forth on Section 5.2 of the KeySpan Disclosure Schedule.

5.3.  Access to Information.  Upon reasonable notice, KeySpan shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records (including, without limitation, any Tax Returns) and, during such period, KeySpan shall (and shall cause its Subsidiaries to) furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as Parent may reasonably request; provided however, that KeySpan may restrict the foregoing access to the extent that (i) a Governmental Entity requires KeySpan or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations with respect to national security matters, (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to KeySpan requires KeySpan or its Subsidiaries to restrict access to any properties or information, (iii) KeySpan or its Subsidiaries is bound by a confidentiality agreement that requires KeySpan or its Subsidiaries to restrict such access or (iv) where such access would be reasonably likely to waive the attorney-client privilege. The parties will hold any such information which is non-public in confidence to the extent required by, and in accordance with, the provisions of the letter dated June 13, 2005 between KeySpan and Parent (the “Confidentiality Agreement”). Any investigation by KeySpan or Parent shall not affect the representations and warranties of KeySpan or Parent, as the case may be.

5.4.  Reasonable Best Efforts.  (a) Subject to the terms and conditions of this Agreement, each party shall, and shall cause its respective Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing (and to share equally in the filing fees) of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby at a mutually agreed time and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

(b) Each of Parent and KeySpan shall, and shall cause its respective Subsidiaries to, in connection with the efforts referenced in Section 5.4(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other applicable law or regulation, use its reasonable best efforts to (i) make all appropriate filings and submissions with any Governmental Entity that may be necessary, proper or advisable under applicable laws or regulations in respect of any of the transactions contemplated by this Agreement, (ii) cooperate in all respects with each other in connection with any such filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (iii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the “DOJ”) or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iv) as reasonably practical, permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person.

(c) Each of Parent and KeySpan shall, and shall cause its respective Subsidiaries, in connection with the efforts referenced in Section 5.4 (a), to obtain all requisite approvals and authorizations for the transactions contemplated by the Agreement, and use its reasonable best efforts to obtain the KeySpan Required Approvals and the Parent Required Approvals; provided, however, that Parent shall have primary responsibility for the preparation and filing of any applications, filings or other materials with the FERC, the NYPSC and the NHPUC. If Parent determines to make a filing with the Massachusetts Department of Telecommunications and Energy in connection with the Merger, KeySpan shall cooperate with Parent in connection with such filing. KeySpan and Parent shall cooperate in connection with seeking the consents set forth in Section 5.4(c) of the KeySpan Disclosure Letter (the “Additional KeySpan Consents”) subject to the terms and conditions set forth therein. KeySpan shall have the right to review and approve in advance all characterizations of the information relating to KeySpan and the Merger that appear in any application, notice, petition or filing made in connection with the Merger. KeySpan and Parent agree that they will consult and cooperate with each other with respect to the obtaining of the KeySpan Required Approvals, the Parent Required Approvals and the Additional KeySpan Consents, as well as any additional necessary approvals and authorizations of Governmental Authorities.

(d) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.4(a), (b) and (c), if any objections are asserted with respect to the transactions contemplated by this Agreement or if any suit is instituted (or threatened to be instituted) by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law or other Law or otherwise brought under any such Law that would otherwise prohibit or materially impair or materially delay the consummation of the transactions contemplated hereby, each of Parent, Merger Sub and KeySpan shall use its reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement, including in order to resolve such objections or suits which, in any case if not resolved, could reasonably be expected to prohibit or materially impair or delay the consummation of the transactions contemplated hereby, including selling, holding separate or otherwise disposing of or conducting its business in a manner which would resolve such objections or suits or agreeing to sell, hold separate or otherwise dispose of or conduct its business in a manner which would resolve such objections or suits or permitting the sale, holding separate or other disposition of, any of its assets or the assets of its Subsidiaries or the conducting of its business in a manner which would resolve such objections or suits; provided, however, that no party shall be required to, or may, in the case of KeySpan, take any such actions to resolve any such objections or suits which actions, individually or in the aggregate, (x) are not conditional on the consummation of the Merger, or (y) would have a Material Adverse Effect on National Grid USA or KeySpan. Without excluding other possibilities, the transactions contemplated by this Agreement shall be deemed to be materially delayed if unresolved objections or suits delay or could reasonably be expected to delay the consummation of the transactions contemplated hereby beyond the End Date (as defined in Section 7.1(h)). For purposes of this Agreement, “Antitrust Law” shall mean the Sherman Act, as amended, the Clayton Act, as amended, Council Regulation (EC) 139/2004, the HSR Act, the FTC Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or impeding or lessening of competition through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.

(e) Subject to the obligations under Section 5.4(d), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging any transaction contemplated by this Agreement, or any other agreement contemplated hereby each of Parent and KeySpan shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding.

(f) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.4 shall limit a party’s right to terminate this Agreement pursuant to Section 7.1(h) so long as such party has up to then complied in all material respects with its obligations under this Section 5.4.

5.5.  No Solicitation by KeySpan.  (a) From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the terms hereof, KeySpan shall not, nor shall it permit any of its Subsidiaries to, nor shall it or its Subsidiaries authorize or permit any of their respective officers, directors, employees, representatives or agents to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal which constitutes or that may reasonably be expected to lead to, any Takeover Proposal, (ii) enter into any letter of intent or agreement related to any Takeover Proposal (each, an “Acquisition Agreement”) or (iii) participate in any discussions or negotiations regarding, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or that may reasonably be expected to lead to, any Takeover Proposal; provided, however, that if, at any time after the date hereof and prior to the KeySpan Stockholders Meeting, KeySpan receives an unsolicited bona fide written Takeover Proposal from any third Person that in the reasonable good faith judgment of KeySpan’s Board of Directors constitutes, or is reasonably likely to result in, a Superior Proposal and the Board of Directors of KeySpan determines in its reasonable good faith judgment, after consultation with outside counsel, that failure to take any such action would be inconsistent with its fiduciary duties under applicable law, KeySpan may, in response to such Superior Proposal, (x) furnish information with respect to KeySpan to any such Person pursuant to a confidentiality agreement no more favorable to such Person than the Confidentiality Agreement is to Parent and (y) participate in negotiations with such Person regarding such Superior Proposal if (A) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such third Person, KeySpan or any of its Subsidiaries provides at least four business days advance written notice to Parent of the identity of the third Person making, and the proposed terms and conditions of, such Superior Proposal and a copy of all written materials delivered by such third Person to KeySpan or any of its Subsidiaries, (B) KeySpan shall have provided to Parent a copy of all written materials delivered to the third Person making the Superior Proposal in connection with such Superior Proposal and made available to Parent all materials and information made available to the third Person making the Superior Proposal in connection with such Superior Proposal and (C) KeySpan shall have fully complied with this Section 5.5. For purposes of this Agreement, “Takeover Proposal” means any inquiry, proposal or offer from any Person (other than Parent and its Affiliates) relating to any direct or indirect acquisition or purchase of 20% or more of the assets of KeySpan and its Subsidiaries or 20% or more of the voting power of the capital stock of KeySpan or the capital stock of any of its Significant Subsidiaries then outstanding, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the voting power of the capital stock of KeySpan or the capital stock of such Subsidiaries then outstanding, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving KeySpan or any of its Significant Subsidiaries, other than the transactions with Parent and Merger Sub contemplated by this Agreement. For purposes of this Agreement, a “Superior Proposal” means any unsolicited bona fide written offer made by any Person (other than Parent and its Affiliates) to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the voting power of the capital stock of KeySpan then outstanding or all or substantially all the assets of KeySpan and otherwise on terms which the Board of Directors of KeySpan determines in its reasonable good faith judgment (after consultation with its financial advisors) to be more favorable (taking into account (i) all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such Takeover Proposal and the Merger and the other transactions contemplated by this Agreement deemed relevant by the Board of Directors, (ii) the identity of the third party making such Takeover Proposal, (iii) the conditions and prospects for completion of such Takeover Proposal and (iv) all other factors that the Board of Directors of KeySpan are permitted to consider pursuant to §717 of the NYBCL; provided, however, that no Takeover Proposal consisting of all cash consideration may be deemed a Superior Proposal unless the per share cash consideration proposed pursuant to the Takeover Proposal is greater than the Merger Consideration (as such consideration may be proposed to be changed by Parent pursuant to the terms of this Agreement) to KeySpan’s stockholders than the Merger and the other transactions contemplated by this Agreement (taking into account all of the terms of any proposal by Parent to amend or modify the terms of the Merger and the other transactions contemplated by this Agreement).

(b) Except as set forth in Section 7.1(e), neither the Board of Directors of KeySpan nor any committee thereof shall (i) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (ii) authorize or permit KeySpan or any of its Subsidiaries to enter into any Acquisition Agreement.

(c) Nothing contained in this Section 5.5 shall prohibit KeySpan from complying with Rules 14d-9 or 14e-2 promulgated under the Exchange Act with respect to a Takeover Proposal; provided, however, that compliance with such rules shall not in any way limit or modify the effect that any action taken pursuant to such rules has under any other provision of this Agreement, including Section 7.1(d).

(d) KeySpan agrees that it and its Subsidiaries shall, and KeySpan shall direct and cause its and its Subsidiaries’ respective officers, directors, employees, representatives and agents to, immediately cease and cause to be terminated any activities, discussions or negotiations with any Persons with respect to any Takeover Proposal. KeySpan agrees that it will notify Parent in writing as promptly as practicable (and in any event within 24 hours) after any Takeover Proposal is received by, any information is requested from, or any discussions or negotiations relating to a Takeover Proposal are sought to be initiated or continued with, KeySpan, its Subsidiaries, or their officers, directors, employees, representatives or agents. The notice shall indicate the name of the Person making such Takeover Proposal or taking such action, the material terms and conditions of any proposals or offers and a copy of all written materials delivered by such Person making the Takeover Proposal to KeySpan or any of its Subsidiaries, and thereafter KeySpan shall keep Parent informed, on a current basis, of the status and material terms of any such proposals or offers and the status and details of any such discussions or negotiations and provide Parent with copies of all written materials delivered by such Person making the Takeover Proposal to KeySpan or any of its Subsidiaries and keep Parent informed of any amendments or prospective amendments to such information. KeySpan also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with any Takeover Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries. KeySpan shall provide Parent with reasonable advance notice of any meeting of the KeySpan Board of Directors to discuss or consider a Takeover Proposal.

5.6.  KeySpan Stock Options and Other Stock Awards; Employee Benefits Matters.  (a) Options.  KeySpan shall take all action reasonably necessary so that, immediately prior to the Effective Time, each outstanding stock option issued under the KeySpan Benefit Plans shall become vested and exercisable as of the Effective Time and shall be canceled and the holder thereof shall be entitled to receive at the Effective Time from KeySpan or as soon as practicable thereafter (but in no event later than 10 days after the Effective Time) from Parent or the Surviving Corporation in consideration for such stock option an amount in cash equal to (A) the excess, if any, of the Merger Consideration per share over the exercise price per share previously subject to such stock option, less any required withholding taxes, multiplied by (B) the number of shares of KeySpan Common Stock previously subject to such stock option (a “Canceled Option”). As soon as practicable after the Effective Time, Parent shall deliver or cause to be delivered to each holder of Canceled Options an appropriate notice setting forth such holder’s rights to receive cash payments with respect to Cancelled Options pursuant to the KeySpan Benefit Plans and this Section 5.6(a).

(b) Other KeySpan Stock Awards.  All shares of KeySpan Common Stock and any other KeySpan stock unit awards (and any dividend equivalent rights thereunder) granted subject to vesting, deferral or other lapse restrictions pursuant to any KeySpan Benefit Plan (collectively, the “Other KeySpan Stock Awards”) which are outstanding immediately prior to the Effective Time shall vest and become free of such restrictions as of the Effective Time, and shall be cancelled to the extent provided by the terms of such KeySpan Benefit Plans and the award agreements governing such Other KeySpan Stock Awards at the Effective Time, and each holder thereof shall be entitled to receive the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of KeySpan Common stock subject to such Other KeySpan Stock Award, less any required withholding taxes.

(c) Employment Related Obligations; Employee Benefits.

(i) Obligations of Parent; Comparability of Benefits.  Parent shall cause the Surviving Corporation and each of its Subsidiaries to honor all employment related obligations and agreements with respect to any current and former employees, directors and consultants of KeySpan or any of its Subsidiaries (“KeySpan Employees”) (including without limitation (A) recognizing and, as required by Law, bargaining with, or continuing to recognize and, as required by Law, bargain with, the current exclusive collective bargaining representatives of the KeySpan Employees and (B) honoring, or continuing to honor, all current collective bargaining agreements. As of the Effective Time, each KeySpan Employee covered by a collective bargaining agreement listed on Section 3.1(p) of the KeySpan Disclosure Schedule shall remain covered by such collective bargaining agreement. In addition, each KeySpan Benefit Plan shall be assumed by the Surviving Corporation at the Effective Time (and Parent shall cause the Surviving Corporation to make all required payments pursuant to such KeySpan Benefit Plans and any trusts thereunder). For at least two years thereafter, Parent shall cause the Surviving Corporation and each of its Subsidiaries to provide each KeySpan Employee, who is not covered by a collective bargaining agreement listed on Section 3.1(p) of the KeySpan Disclosure Schedule, with a base salary or hourly wages, as applicable, at least equal to that provided to such KeySpan Employee immediately prior to the Effective Time, and to provide benefits to KeySpan Employees, who are not covered by a collective bargaining agreement listed on Section 3.1(p) of the KeySpan Disclosure Schedule, that are no less favorable than the benefits provided, in the aggregate, to KeySpan Employees immediately prior to the Effective Time; provided, however, that for such two-year period, each KeySpan Employee who is not covered by a collective bargaining agreement listed on Section 3.1(p) of the KeySpan Disclosure Schedule shall be eligible to receive severance payments and benefits no less favorable than those provided under the KeySpan severance plans and policies as set forth in Section 5.6(c) of the KeySpan Disclosure Schedule. Notwithstanding the foregoing, nothing herein shall require the continuation of any particular KeySpan Benefit Plan or prevent the amendment or termination thereof (subject to the maintenance of the benefits as provided in the preceding sentence and subject to satisfaction of any legal duty to bargain with the collective bargaining representatives of KeySpan Employees with respect to such matters).

(ii) Pre-Existing Limitations; Deductible; Service Credit.  With respect to any KeySpan Benefit Plans in which KeySpan Employees participate after the Effective Time, Parent shall: (A) to the extent satisfied or inapplicable under applicable KeySpan Benefit Plans immediately prior to the Effective Time, waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to KeySpan Employees under any Parent Benefit Plan in which such employees may be eligible to participate after the Effective Time, (B) provide each KeySpan Employee with credit for any co-payments and deductibles paid prior to participation in such Parent Benefit Plan in satisfying any applicable deductible or out-of-pocket requirements under any welfare Parent Benefit Plan in which such employees may be eligible to participate after the Effective Time, and (C) recognize all service except to the extent such recognition would result in duplication of benefits (unless such duplication is expressly contemplated in a plan, agreement or other arrangement of, or approved by, Parent) of KeySpan Employees with KeySpan and its current and former affiliates for purposes (of eligibility to participate, vesting credit and entitlement for benefits (but not for purposes of benefit accrual under any defined benefit pension plan) in any Parent Benefit Plan in which such employees may be eligible to participate after the Effective Time, to the same extent taken into account under a comparable KeySpan Benefit Plan immediately prior to the Effective Time.

5.7.  Fees and Expenses.  Except as provided in this Section 5.7 and Section 7.2, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and KeySpan shall bear and pay one-half of the costs and expenses incurred in connection with the filings of the premerger notification and report forms under the HSR Act (including filing fees).

5.8.  Directors’ and Officers’ Indemnification and Insurance.  (a) After the Effective Time through the sixth anniversary of the Effective Time, Parent shall, or shall, cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) or former officer, director or employee of KeySpan and its Subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including attorneys’ fees and expenses) incurred in connection with any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director or employee of KeySpan or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law; provided that no Indemnified Party may settle any such claim without the prior approval of Parent (which approval shall not be unreasonably withheld or delayed). Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any claim, action, proceeding or investigation from Parent within ten Business Days of receipt by Parent from the Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent required by the NYBCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b) Parent shall cause the Surviving Corporation to maintain in effect (i) in its certificate of incorporation and by-laws for a period of six years after the Effective Time, the current provisions regarding elimination of liability of directors and indemnification of, and advancement of expenses to, officers, directors and employees contained in the certificate of incorporation and by-laws of KeySpan and (ii) at the election of Parent, for a period of six years after the Effective Time, (A) maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by KeySpan (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by KeySpan for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount or (B) provide tail coverage for such persons covered by current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by KeySpan which tail coverage shall provide coverage for a period of six years for acts prior to the Effective Time on terms no less favorable than the terms of such current insurance coverage.

(c) Notwithstanding anything herein to the contrary, if any claim, action, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.8 shall continue in effect until the final disposition of such claim, action, proceeding or investigation.

(d) In the event that Parent, any of its successors or assigns or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in Section 5.6 and this Section 5.8.

5.9.  Public Announcements.  KeySpan and Parent shall cooperate to develop a joint communications plan and cooperate (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

5.10.  Conveyance Taxes.  KeySpan and Parent shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be paid on or before the Effective Time.

5.11.  Restructuring of Merger.  It may be preferable to effectuate a business combination between Parent and KeySpan by means of an alternative structure to the Merger. Accordingly, if prior to satisfaction of the conditions contained in Article VI hereto, Parent proposes the adoption of an alternative structure that otherwise preserves for Parent and KeySpan the economic benefits of the Merger and will not materially delay the consummation thereof, then the parties shall use their respective reasonable best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; provided, however, that prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties’ obligations to consummate the Merger and other transactions contemplated hereby, as applied to such alternative business combination, shall have been satisfied or waived.

ARTICLE VI

CONDITIONS PRECEDENT

6.1.  Conditions to Each Party’s Obligation to Effect the Merger.  The obligations of KeySpan and Parent to effect the Merger are subject to the satisfaction or mutual waiver on or prior to the Closing Date of the following conditions:

(a) Required KeySpan Vote.  KeySpan shall have obtained the Required KeySpan Vote for the adoption of this Agreement by the stockholders of KeySpan.

(b) Required Parent Vote.  Parent shall have obtained the Required Parent Vote for the approval of this Agreement.

(c) No Injunctions or Restraints; Illegality.  No federal, state, local or foreign, law, statute, regulation, code, ordinance or decree shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction (collectively “Restraints”) shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(d) Approvals.  The KeySpan Required Approvals and the Parent Required Approvals shall have been obtained (including, in each case and without limitation, the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired) at or prior to the Effective Time, such approvals shall have become Final Orders and such Final Orders, together with the Additional KeySpan Consents, shall not individually or in the aggregate, impose terms or conditions that would reasonably be expected to result in a Material Adverse Effect on National Grid USA or KeySpan. “Final Order” means action by the relevant Governmental Entity that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired (but without the requirement for expiration of any applicable rehearing or appeal period), and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied. Any reference in this Agreement to the “obtaining” of any such approvals shall mean making such declarations, filings, registrations, giving such notice, obtaining such authorizations, orders, consents, permits or approvals and having such waiting periods expire as are, in each case, necessary to avoid a violation of law.

6.2.  Additional Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent and Merger Sub, on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties.  The representations and warranties of KeySpan set forth herein shall be true and correct both when made and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on KeySpan; provided, that the representation and warranties of KeySpan in Section 3.1(h)(i) shall be true in all respects without disregarding the reference to Material Adverse Effect therein.

(b) Performance of Obligations of KeySpan.  KeySpan shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Absence of Certain Changes or Events.  Since the date of this Agreement, no event has occurred which has had, and no fact or circumstance exists that has resulted in or would reasonably be expected to result in, a Material Adverse Effect on KeySpan.

(d) Certificate.  Parent shall have received a certificate, dated as of the closing date, executed on behalf of KeySpan by the chief executive officer or the chief financial officer of KeySpan, to such effect that the conditions specified in paragraphs (a), (b) and (c) of this Section 6.2 have been satisfied.

6.3.  Additional Conditions to Obligations of KeySpan.  The obligations of KeySpan to effect the Merger are subject to the satisfaction of, or waiver by KeySpan, on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties.  The representations and warranties of Parent and Merger Sub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or Merger Sub.

(b) Performance of Obligations of Parent and Merger Sub.  Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Certificate.  KeySpan shall have received a certificate, dated as of the closing date, executed on behalf of Parent by the chief executive officer or the chief financial officer of Parent, to such effect that the conditions specified in paragraphs (a) and (b) of this Section 6.3 have been satisfied.

ARTICLE VII

TERMINATION AND AMENDMENT

7.1.  Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Required KeySpan Vote or the Required Parent Vote:

(a) by mutual written consent of KeySpan and Parent;

(b) by either KeySpan or Parent if any Restraint having any of the effects set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall have fulfilled its obligations pursuant to Section 5.4;

(c) by Parent if there has been a breach of any representation, warranty, covenant or other agreement made by KeySpan in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, in each case such that Section 6.2(a) or Section 6.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by Parent to KeySpan;

(d) by Parent if (i) the Board of Directors of KeySpan shall not have recommended, or the Board of Directors of KeySpan (or any committee thereof) shall have withdrawn or shall have qualified or modified in any manner adverse to Parent its recommendation of, this Agreement or its approval of or declaration that this Agreement and the Merger are advisable and fair to, and in the best interests of, KeySpan and its stockholders or shall have taken any other action or made any other statement in connection with the KeySpan Stockholders Meeting inconsistent with such recommendation, approval or declaration, (ii) the Board of Directors of KeySpan (or any committee thereof) shall have approved or recommended any Takeover Proposal, (iii) the Board of Directors of KeySpan (or any committee thereof) shall have proposed or resolved to do any of the foregoing in clauses (i) and (ii) or (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of KeySpan is commenced, and the Board of Directors of KeySpan fails to recommend against acceptance of such tender offer or exchange offer by its stockholders within 10 business days after such commencement (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

(e) by KeySpan prior to the KeySpan Stockholders Meeting if (A) the Board of Directors of KeySpan authorizes KeySpan, subject to complying with the terms of this Agreement, to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal, (B) Parent does not make, or cause to be made, within four business days of receipt of KeySpan’s written notification of its intention to enter into a definitive agreement for a Superior Proposal, an offer that the Board of Directors of KeySpan determines, in its reasonable good faith judgment after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of KeySpan as the Superior Proposal and (C) KeySpan, prior to or concurrently with such termination pays to Parent in immediately available funds the amount required by Section 7.2(b). KeySpan agrees (x) that it will not enter into a definitive agreement referred to in clause (A) above until at least the fifth business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly in writing if its intention to enter into a definitive agreement referred to in its notification shall change at any time after giving such notification;

(f) by KeySpan if there has been a breach of any representation, warranty, covenant or other agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, in each case such that Section 6.3(a) or Section 6.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by KeySpan to Parent;

(g) by either KeySpan or Parent if (i) at the KeySpan Stockholders Meeting (including any adjournment or postponement thereof), the Required KeySpan Vote shall not have been obtained, or (ii) at the Parent Shareholders Meeting (including any adjournment or postponement thereof), the Required Parent Vote shall not have been obtained; or

(h) by either Parent or KeySpan, if the Merger shall not have been consummated by the 15-month anniversary of the date of this Agreement (the “End Date”); provided, however, that if all other conditions set forth in Article VI (other than conditions that by their nature are to be satisfied on the Closing Date) are satisfied other than the condition to the Closing set forth in Section 6.1(d) which remains capable of being fulfilled, then either Parent or KeySpan by written notice delivered prior to the End Date, may extend such period by three months after the End Date; provided, further, that the right to terminate this Agreement under this Section 7.1(h) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before the End Date.

7.2.  Effect of Termination.  (a) In the event of a termination of this Agreement by either KeySpan or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or KeySpan or their respective officers or directors, except with respect to Section 3.1(l), Section 3.2(g), Section 5.7, this Section 7.2 and Article VIII; provided, however, that nothing herein shall relieve any party for liability for any willful or knowing breach hereof.

(b) In the event of a termination of this Agreement by Parent pursuant to Section 7.1(d) or by KeySpan pursuant to Section 7.1(e), then KeySpan shall, on the date of such termination, pay to Parent, by wire transfer of immediately available funds, the amount of $250,000,000 (the “Termination Fee”).

(c) In the event that between the date hereof and the termination of this Agreement any Person shall have directly or indirectly publicly disclosed to KeySpan and/or publicly disclosed or made known to KeySpan’s stockholders (x) a Takeover Proposal or (y) generally that if the Merger is not consummated such Person or one of its Affiliates will make a Takeover Proposal and thereafter, in each case, this Agreement is terminated by Parent or KeySpan pursuant to Section 7.1(g)(i) or Section 7.1(h), and if concurrently with such termination or within twelve months of such termination KeySpan or any of its Subsidiaries enters into a definitive agreement with respect to a Takeover Proposal or consummates a Takeover Proposal, then KeySpan shall, upon the earlier of entry into a definitive agreement with respect to a Takeover Proposal or consummation of a Takeover Proposal, pay to Parent, by wire transfer of immediately available funds, the Termination Fee.

(d) In the event that between the date hereof and the termination of this Agreement (A) any Person shall have directly or indirectly publicly disclosed to Parent and/or publicly disclosed or made known to Parent’s shareholders (x) a proposal with respect to a Parent Acquisition Transaction or (y) generally that if the Merger is not consummated such Person or one of its Affiliates will commence a Parent Acquisition Transaction and (B) thereafter this Agreement is terminated by KeySpan or Parent pursuant to Section 7.1(g)(ii), and if concurrently with such termination or within twelve months of such termination a Parent Acquisition Transaction occurs or Parent or any of its Subsidiaries shall enter into a definitive agreement with respect to a Parent Acquisition Transaction then Parent shall, upon the earlier of the date on which such Parent Acquisition Transaction occurs or the date on which Parent enters into a definitive agreement with respect to a Parent Acquisition Transaction, pay to KeySpan by wire transfer of immediately available funds the amount of the Parent Termination Fee. For the purposes of this Agreement (i) “Parent Termination Fee” means the lesser of $250,000,000 or one percent of the market capitalization of Parent on the date such payment becomes due and payable and (ii) “Parent Acquisition Transaction” means the acquisition, directly or indirectly, for consideration consisting of cash and/or securities, of more than 50% of the voting power of the capital stock of Parent then outstanding or all or substantially all the assets of Parent.

(e) KeySpan and Parent acknowledge that the agreements contained in Sections 7.2(b) through (e) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent or KeySpan, as applicable, would not enter into this Agreement; accordingly, if KeySpan or Parent, as applicable, fails to promptly pay the amount due pursuant to Section 7.2(b), (c) or (d), as the case may be, and, in order to obtain such payment, Parent or KeySpan, as applicable, commences a suit which results in a judgment against KeySpan or Parent, as applicable, for any of the amounts set forth in Section 7.2(b), (c) or (d), as the case may be, KeySpan or Parent, as applicable, shall pay to Parent or KeySpan, as applicable, its costs and expenses (including attorneys’ fees) in connection with such suit. Interest shall accrue on any amounts due under Section 7.2(b), (c), or (d) from and after 30 days of the date such amount is due at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

7.3.  Amendment.  This Agreement may be amended by the parties at any time before or after the Required KeySpan Vote or the Required Parent Vote; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of KeySpan or shareholders of Parent without the further approval of such stockholders or such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

7.4.  Extension; Waiver.  At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VIII

GENERAL PROVISIONS

8.1.  Non-Survival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII. Nothing in this Section 8.1 shall relieve any party for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

8.2.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) if to Parent or Merger Sub to:

National Grid USA
25 Research Drive
Westborough, Massachusetts 01582
Attention: Lawrence J. Reilly
Telecopy No.: (508) 389-2605

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention: Sheldon S. Adler
Telecopy No.: (212) 735-2000

(b) if to KeySpan to:

KeySpan Corporation
One MetroTech Center
Brooklyn, New York 11201
Attention: John J. Bishar, Jr.
Telecopy No.: (718) 403-2809

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Mario A. Ponce
Telecopy No.: (212) 455-2502

8.3.  Interpretation.  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

8.4.  Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

8.5.  Entire Agreement; Third Party Beneficiaries.  (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreements, which shall survive the execution and delivery of this Agreement.

(b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than, immediately after the Effective Time, Section 5.8 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

8.6.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8.7.  No Limitation on Other Representation.  Except as otherwise expressly provided in this Agreement, nothing in any representation or warranty in this Agreement shall in any way limit or restrict the scope, applicability or meaning of any other representation or warranty made by KeySpan herein. It is the intention of the parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement shall be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement shall be given full separate and independent effect.

8.8.  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.9.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

8.10.  Submission to Jurisdiction; Waivers.  Any suit, action or proceeding against any party hereto may be brought in any federal or state court of competent jurisdiction located in the Borough of Manhattan in the State of New York, and each party hereto irrevocably consents to the jurisdiction and venue in the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no federal subject matter jurisdiction exists, in which event, each party hereto irrevocably consents to jurisdiction and venue in the Supreme Court of the State of New York, New York County, and in the courts hearing appeals therefrom. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8.10, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each party hereto agrees that promptly following the date hereof (and in no event more than ten (10) days following the date hereof) it shall irrevocably designate a New York Person, such person, upon such designation, to be set forth (along with the address of such U.S. Person) across from such party’s name on Exhibit B hereto (each a “Process Agent”), as the designees, appointees and agents of such party to receive, for and on such party’s behalf, service of process in such jurisdiction in any legal action or proceeding with respect to this Agreement and such service shall be deemed complete upon delivery thereof to the Process Agent; provided that in the case of any such service upon a Process Agent, the party effecting such service shall also deliver a copy thereof to the party who designated such Process Agent in the manner provided in Section 8.2. Each party shall take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that it will at all times have an agent for service of process for the above purposes in New York, New York. Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgement of receipt of such registered mail. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other party in any other jurisdiction in which the other party may be subject to suit. Each party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America; provided that each such party’s consent to jurisdiction and service contained in this Section 8.10 is solely for the purpose referred to in this Section 8.10 and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose. This Agreement does not involve less than $250,000, and the parties intend that §5-1401 of the New York General Obligations Law shall apply to this Agreement.

In the event of the transfer of all or substantially all of the assets and business of a Process Agent to any other corporation by consolidation, merger, sale of assets or otherwise, such other corporation shall be substituted hereunder for such Process Agent with the same effect as if originally named herein in place of such party’s Process Agent.

8.11.  Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

8.12.  Definitions.  As used in this Agreement:

(a) “Board of Directors” means the Board of Directors of any specified Person and any committees thereof.

(b) “Business Day” means any day on which banks are not required or authorized to close in the City of New York or the City of London.

(c) “Knowledge” when used with respect to any party means the knowledge, after reasonable investigation, of any executive officer of such party and with respect to KeySpan, shall also include those individuals listed in Section 8.12 of the KeySpan Disclosure Schedule.

(d) “Material Adverse Effect” means, when used with reference to any entity, any event, effect, change or development that, individually or in the aggregate with other events, effects, changes or developments (a) is, or would reasonably be expected to be, material and adverse to the financial condition, business, assets, liabilities (contingent or otherwise), operations or results of operations of such entity and any of its Subsidiaries, taken as a whole, or (b) prevents or has a material and adverse effect on the ability of such entity to perform its material obligations under this Agreement or to consummate the transactions contemplated hereby by the End Date; provided, however, that to the extent any event, effect, change or development is caused by or results from any of the following, in each case, it shall not be taken into account in determining whether there has been (or would reasonably be expected to be) a “Material Adverse Effect”: (i) factors affecting the economy, financial markets or capital markets as a whole except to the extent that such entity and any of its Subsidiaries, taken as a whole, are materially and adversely affected in a disproportionate manner as compared to comparable participants in the utility industry, (ii) factors affecting the utility industry as a whole, except to the extent that such entity and any of its Subsidiaries, taken as a whole, are materially and adversely affected in a disproportionate manner as compared to comparable participants in the utility industry, (iii) the announcement of the execution of this Agreement, (iv) changes in laws, rules or regulations of any Governmental Entity affecting the utility industry as a whole except to the extent that such entity and any of its Subsidiaries, taken as a whole, are materially and adversely affected in a disproportionate manner as compared to comparable participants in the utility industry, (v) any change in generally accepted accounting principles by the Financial Accounting Standards Board, the SEC or any other regulatory body unless such change results in a cash impact on such party or (vi) any matter to the extent identified in Section 8.12 of the KeySpan Disclosure Schedule or Section 8.12 of the Parent Disclosure Schedule. For the avoidance of doubt, it is expressly agreed that (a) the failure to obtain any consent pursuant to the terms of items 9, 10 and 11 on Section 3.1(d)(ii) of the KeySpan Disclosure Schedule or necessary to prevent consummation of the Merger from being a default under the terms of items 9, 10 and 11 on Section 3.1(d)(ii) of the KeySpan Disclosure Schedule, the costs of obtaining any such consent and the impact of any agreements entered into in connection with obtaining such consents, shall be included in determining whether a Material Adverse Effect on KeySpan shall have occurred or shall be reasonably expected to occur and (b) with respect to regulatory approvals sought in connection with the Merger, only the terms and conditions of the KeySpan Required Approvals, the Parent Required Approvals and the Additional KeySpan Consents, as set forth in Section 6.1(d) of this Agreement, shall be included in determining whether a Material Adverse Effect on KeySpan shall have occurred or shall be reasonably expected to occur.

(e) “The Other Party” means, with respect to KeySpan, Parent and means, with respect to Parent, KeySpan.

(f) “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

(g) “Significant Subsidiary” of any person means a Subsidiary of such Person that would constitute a “significant subsidiary” of such Person within the meaning of Rule 1.02(w) of Regulation S-X as promulgated by the SEC.

(h) “Subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), (ii) of which at least a majority of the securities or other interests which have by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization are owned by such party or one or more of its Subsidiaries or (iii) that is directly or indirectly controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

8.13.  Other Agreements.  The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of KeySpan, Parent and Merger Sub under any other agreement between the parties shall not be affected by any provision of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Parent, Merger Sub and KeySpan have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first above written.

NATIONAL GRID PLC

By:	/s/ Steven Holliday
Name: Steven Holliday

Title:	Group Director

NATIONAL GRID US8 INC.

By:	/s/ Michael E. Jesanis
Name: Michael E. Jesanis

Title:	President

KEYSPAN CORPORATION

By:	/s/ Robert B. Catell
Name: Robert B. Catell

Title:	Chairman and Chief Executive Officer

Annex B
Lazard Frères & Co. llc
30 ROCKEFELLER PLAZA
NEW YORK, NY 10020
PHONE 212-632-6000
www.lazard.com

February 25, 2006

The Board of Directors
KeySpan Corporation
One MetroTech Center
Brooklyn, New York 11201

Dear Members of the Board:

We understand that National Grid plc (“National Grid”), National Grid US8 Inc., a wholly-owned subsidiary of National Grid (“Acquisition Sub”), and KeySpan Corporation (“KeySpan”) intend to enter into an Agreement and Plan of Merger (the “Agreement”), pursuant to which Acquisition Sub will merge with and into KeySpan (the “Merger”) with KeySpan continuing as the surviving corporation of the Merger and a wholly-owned subsidiary of National Grid. Pursuant to the Agreement, each of the shares of common stock of KeySpan, $0.01 par value per share (the “KeySpan Common Stock”), issued and outstanding immediately prior to the Merger, other than all shares of KeySpan Common Stock owned by KeySpan as treasury stock and all shares of KeySpan Common Stock that are owned by any wholly-owned subsidiary of KeySpan or National Grid or any wholly-owned subsidiary thereof, will be converted into the right to receive $42.00 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to the holders of KeySpan Common Stock of the Merger Consideration to be paid to such holders in the Merger. In connection with this opinion, we have:

(i) Reviewed the financial terms and conditions of a draft of the Agreement dated as of February 24, 2006;

(ii) Analyzed certain publicly available historical business and financial information relating to KeySpan;

(iii) Reviewed various internal financial forecasts and other data provided to us by management of KeySpan relating to the business of KeySpan;

(iv) Held discussions with members of the senior management of KeySpan with respect to the business and prospects of KeySpan;

(v) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the business of KeySpan;

(vi) Reviewed the financial terms of certain business combinations involving companies in lines of businesses we believe to be generally comparable to the business of KeySpan;

(vii) Reviewed the historical stock prices and trading volumes of KeySpan Common Stock; and

(viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

PARIS  LONDON  NEW YORK  BERLIN  BOMBAY  CAIRO  CHICAGO  FRANKFURT  HAMBURG  HONG KONG  MADRID
MILAN  MONTREAL  NEW DELHI  ROME  SAN FRANCISCO  SEOUL  SINGAPORE  STOCKHOLM  SYDNEY  TOKYO  TORONTO

B-1

We have relied upon the accuracy and completeness of the foregoing information and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of KeySpan, or concerning the solvency or fair value of KeySpan. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of KeySpan as to the future financial performance and results of operation of KeySpan. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for advising any person of any change in any matter affecting this opinion or for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to any tax or other consequences that might result from the Merger, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that KeySpan has obtained such advice as it deemed necessary from qualified professionals. We do not express any opinion as to the price at which shares of KeySpan Common Stock may trade at any time subsequent to the announcement of the Merger.

In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement and without any waiver, amendment or modification of any material terms or conditions of the Agreement and the timely receipt of the necessary regulatory approvals for the Merger. We have also assumed that the final form of the Agreement will not differ in any material respect from the last draft reviewed by us.

Lazard Frères & Co. LLC (“Lazard”) is acting as investment banker to KeySpan in connection with the Merger and will receive a fee for our services, a portion of which we will receive upon delivery of this opinion, a portion of which is contingent upon the approval by the holders of KeySpan Common Stock of the Merger and a significant portion of which is contingent upon the consummation of the Merger. We have advised KeySpan on a variety of matters in the past for which we have been paid customary fees. In addition, in the ordinary course of our respective businesses, Lazard, Lazard Capital Markets LLC (an entity owned indirectly in large part by managing directors of Lazard) and/or their respective affiliates may actively trade securities of KeySpan or National Grid for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Our engagement and the opinion expressed herein are for the benefit of KeySpan’s Board of Directors in connection with its consideration of the Merger and are not on behalf of, and are not intended to confer rights or remedies upon, National Grid, any security holders of National Grid or KeySpan or any other person. Our opinion does not address the merits of the underlying decision by KeySpan to engage in the Merger or the relative merits of the Merger as compared to other business strategies or transactions that might be available to KeySpan. We express no opinion or recommendation as to how the holders of KeySpan Common Stock or holders of ordinary shares of National Grid should vote at any shareholders meeting to be held in connection with the Merger. It is understood that this opinion may not be disclosed or otherwise referred to, in whole or in part, without our prior written consent, except that this opinion may be included in its entirety in any filing, if required, made by KeySpan in respect of the Merger with the Securities and Exchange Commission.

Based on and subject to the foregoing, we are of the opinion that as of the date hereof the Merger Consideration to be paid to the holders of KeySpan Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

LAZARD FRERES & CO. LLC

By:	/s/ George W. Bilicic
George W. Bilicic
Managing Director

B-2

Annex C

KEYSPAN CORPORATION

Corporate Governance Guidelines

The Board of Directors of KeySpan Corporation (“KeySpan” or the “Corporation”) has adopted the following corporate governance guidelines (the “Guidelines”). The Guidelines, together with the Corporation’s Certificate of Incorporation, By-Laws and the Charters governing the activities of the Committees of the Board, provide the framework for KeySpan’s corporate governance. The Board will, not less frequently than annually, review these Guidelines and all of the Charters of the Committees of the Board.

BOARD OF DIRECTORS

Role of Board and Management

KeySpan’s business is conducted by its officers and employees, under the direction of the Chief Executive Officer and subject to the oversight of the Board of Directors, with the goal of enhancing the long-term value of the Corporation for its shareholders. The Board is elected by the shareholders to oversee management and to assure that the long-term interests of the shareholders are being served by responsibly addressing the concerns of other stakeholders and interested parties including employees, customers, KeySpan’s communities, government officials and the public at large.

Functions of the Board of Directors

The Board of Directors has eight regularly scheduled meetings each year at which it reviews and discusses reports by management on the Corporation’s financial and operational performance, approves and monitors KeySpan’s strategic objectives and plans, and addresses policy issues facing the Corporation. Directors are expected to attend all scheduled Board and Committee meetings. In addition to its general oversight of management, the Board and its Committees also perform a number of specific functions, including, but not limited to the following:

a. selecting, evaluating and compensating the Chief Executive Officer and overseeing Chief Executive Officer succession planning;

b. providing counsel and oversight on the selection, evaluation, development, compensation and succession planning of other senior management;

c. reviewing, approving and monitoring the Corporation’s principal financial, operational and business strategies and other major corporate activities and transactions;

d. identifying and assessing major risks facing KeySpan and reviewing options for their mitigation; and

e. ensuring processes are in place for maintaining the accuracy and integrity of the Corporation’s financial statements, its compliance with laws and ethics, and its relationships with its employees, customers, suppliers, shareholders, other stakeholders and interested parties.

Director Qualifications

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders.

Directors must also have an inquisitive and objective perspective, practical wisdom and mature and independent judgment. KeySpan endeavors to have a Board of Directors exhibiting diversity and representing experience at policy-making levels in business, government, education, finance and technology, and in other areas that are relevant to the Corporation’s businesses.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively.

Directors who also serve as chief executive officers or in equivalent positions at other companies should not serve on more than two boards of unaffiliated public companies, in addition to the KeySpan Board and their own board; and other Directors should not serve on more than four other boards of unaffiliated public companies, in addition to the KeySpan Board. Directors who serve on the Audit Committee should not serve simultaneously on the audit committees of more than three unaffiliated public companies. All Directors shall advise the Chairperson of the Corporate Governance and Nominating Committee in writing, in advance of accepting an invitation to serve on the board of directors of another public company. The Corporate Governance and Nominating Committee shall make an assessment as to whether the Director’s joining such additional board will create any conflict of interest or independence issues and may ask that the Director either not join such other board or resign from the KeySpan Board.

The Corporate Governance and Nominating Committee shall be responsible for determining the criteria for and qualifications of Director candidates.

Independence of Directors

At all times, a majority of the Directors shall be independent directors under the rules of the New York Stock Exchange, Inc. (“NYSE”) and the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder. The following guidelines are established to assist the Board in determining the independence of a Director:

a. A Director will not be considered independent if, within the preceding three years: (i) the Director was employed by KeySpan or one of its subsidiaries; (ii) an immediate family member of the Director was employed by KeySpan as an officer; (iii) the Director received more than $100,000 in direct compensation from KeySpan or its subsidiaries, other than for Board service or pension or deferred compensation; (vi) an immediate family member of the Director received more than $100,000 in direct compensation from KeySpan or its subsidiaries, other than for Board service or pension or deferred compensation; (v) the Director was employed by or affiliated with KeySpan’s independent auditor; (vi) an immediate family member of the Director was employed by KeySpan’s independent auditor; (vii) the Director was employed as an executive officer of another company where any of KeySpan’s officers serve on that company’s compensation committee; or (viii) an immediate family member of the Director was employed as an executive officer of another company where any of KeySpan’s officers serve on that company’s compensation committee;

b. A Director will not be considered independent if: (i) the Director or an immediate family member of the Director currently serves as an executive officer of another company that does business with KeySpan and the annual sales to, or purchases from, KeySpan in any of the preceding three years, exceeds the greater of $1 million or two percent of the annual consolidated gross revenues of the company; (ii) the Director is an executive officer of another company which is indebted to KeySpan, or to which KeySpan is indebted, and the total amount of either company’s indebtedness to the other is greater than one percent of the total consolidated assets of the company he or she serves as an executive officer; and (iii) if a Director serves as an officer, director or trustee of a tax exempt organization, and KeySpan’s charitable contributions to the organization are greater than $1 million or two percent of that organization’s total consolidated gross revenues. The Board will annually review all commercial and charitable relationships of the Directors.

c. For relationships not covered by the guidelines in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence guidelines set forth in subsections (a) and (b) above. For example, if a Director is the chief executive officer of a company that purchases products and services from KeySpan that are more than two percent of that company’s annual revenues, the independent Directors could determine, after considering all of the relevant circumstances, whether such a relationship was material or immaterial, and whether the Director would therefore be considered independent.

The Corporation will disclose its determinations on Director independence in its annual proxy statements.

KeySpan will not make any personal loans or extensions of credit to Directors or officers.

The Directors shall complete and submit an annual director questionnaire to identify and assess relationships so that the Board can determine independence under these standards. The Directors also shall complete and submit an annual statement that they are in compliance with the Corporate Policy Statement Concerning Ethical Business Conduct and the Corporate Policy Statement Concerning Affiliate Transactions. In addition, the Directors shall also annually certify that they have, and continue to agree to comply with, the KeySpan Corporation Board of Directors Code of Ethics which sets forth standards of diligence, loyalty, good faith and the avoidance of conflicts of interests for the Directors.

Lead Director

The independent Directors of the Board will select a Lead Director from among the independent Directors serving on the Corporation’s Board. The responsibilities of the Lead Director will include, but not be limited to, chairing, scheduling and coordinating the sessions of the independent Directors and of the non-management Directors, including all executive sessions; providing input and feedback on Board agenda items to the Chairman; serving as the principal communicator between the Board and the senior management team, reflecting Board views and providing one voice and perspective to management, in so far as there is a consensus among the independent and other non-management Directors; communicating with individual Directors about their performance in conjunction with the Chairperson of the Corporate Governance and Nominating Committee; and working with the Corporate Governance and Nominating Committee on Director qualifications, new Director recruitment and selection, and committee assignments.

Size and Selection of the Board of Directors

The Board shall consist of a number of Directors such that the Corporation is effectively managed, given the size and breadth of the Corporation’s activities and the need for diversity of Board views. The number of Directors shall be fixed from time to time by the Board and recorded in the minutes of the Corporation. The Directors are elected each year by the shareholders at the annual meeting of shareholders.

The Board, upon the recommendation of the Corporate Governance and Nominating Committee, will propose candidates for election or re-election at each annual meeting of shareholders. A review of each Director’s service on the Board will be conducted prior to such nomination. Shareholders may propose nominees for consideration by the Corporate Governance and Nominating Committee as set forth in Article 2.7 of KeySpan’s by-laws.

It shall be the responsibility of the Corporate Governance and Nominating Committee to recommend to the Board of Directors nominees to fill Board vacancies and to replace retiring Board members. Between annual shareholder meetings, the Board may elect Directors to fill such vacancies to serve until the next annual meeting of shareholders.

Board Membership of Former Executive Officers

The Board of Directors shall not, as a general rule, have former executive employees serving on the Board. It is assumed that retiring executives will tender their resignations as officers and Directors, if applicable, simultaneously. The Board may, however, at its discretion, invite a retiring executive to serve or continue to serve as a Director.

Board Performance Evaluation

The Corporate Governance and Nominating Committee shall annually oversee the evaluation of the performance of the Board, with the participation of the full Board of Directors. As part of this review, the independent and other non-management Directors may meet separately to assess the Board’s performance.

Director Compensation Review

The Compensation and Management Development Committee shall have the responsibility for performing an annual review of the compensation and benefits provided to non-employee Directors. In discharging this duty, the Committee shall be guided by three goals: compensation should fairly pay Directors for work required in a corporation of KeySpan’s size and scope; compensation should align Directors’ interests with the long-term interests of shareholders; and the structure of the compensation should be transparent and easy for shareholders to understand. The Committee may also review industry analyses of Director’s compensation and benefits to assist it in recommending any changes in the compensation and benefits provided to Directors. The Committee may retain outside advisors, consultants or counsel to assist it in such review. Any changes to the Directors compensation and benefits must be approved by the full Board.

Director’s Change in Present Job Responsibilities or Affiliations

Individual Directors who experience changes in their employment, careers, affiliations with organizations or other matters, which may affect the Corporation or such Director’s ability to serve effectively, have a duty to advise the Chairman of the Board of such change. In the case of a change in the Director’s full time employment, it is required that such Director would submit a letter of resignation to the Chairman of the Board. The Chairman of the Board shall inform the Lead Director and the Chairperson of the Corporate Governance and Nominating Committee of any such change. The specific circumstances of such change will be assessed by the Corporate Governance and Nominating Committee, on a case by case basis, to determine if the Director’s resignation will be accepted by the Board. If a Director is considering joining the board of directors of another public company, the Corporate Governance and Nominating Committee must make an assessment as to whether the Director’s joining such board would create any conflict of interest or independence issues for KeySpan and may request that the Director either not join such other board or resign from the KeySpan Board.

Retirement Age

Directors shall retire on the date of the annual meeting of shareholders following the date of their 70th birthday.

Term Limits

There shall be no term limits for Directors, who may serve until their retirement age.

Director Contact with the Corporation’s Constituencies

Communications with parties external to the Corporation (including but not limited to shareholders, the media, attorneys, vendors, service providers, etc.) shall be the responsibility of the Chief Executive Officer or delegated by the Chief Executive Officer to the appropriate officer, employee or department of the Corporation. The Directors may be consulted from time to time for their advice, as the Chief Executive Officer so determines.

Attendance at Annual Meeting of Shareholders

Directors are encouraged to attend the annual meeting of KeySpan’s shareholders.

MEETINGS OF THE BOARD OF DIRECTORS

Selection of Meeting Agenda Items

The Chairman, in conjunction with the advice and consultation of the Lead Director and Chief Executive Officer, shall establish the agenda for all meetings of the Board of Directors. Any Director may request inclusion of an item on the agenda. The Chairman may annually distribute to the Board the proposed agenda items, along with the proposed schedule of meetings, for the following year.

Advance Distribution of Board Meeting Materials

The Corporate Secretary shall distribute to the Directors all materials necessary to conduct an effective meeting of the Board of Directors in advance of the Board meeting.

Regular Attendance of Non-Directors at Board Meetings

At the invitation and approval of the Chairman and/or the Lead Director, non-directors, whether or not officers or employees of the Corporation, may attend or give presentations before the Board.

Strategy Sessions

At least one meeting of the Board of Directors each year shall be devoted to a review with executive management of the Corporation’s strategic plan and its long range goals and direction.

Executive Sessions

Sessions of the Board and the Chief Executive Officer

The Directors and the Chief Executive Officer shall convene in executive session as often as is appropriate, as part of regularly scheduled meetings of the Board of Directors. Executive sessions may be requested by any Director, as well as the Chief Executive Officer.

Sessions of the Independent and Other Non-Management Directors

The independent and other non-management Directors of the Board shall meet at each regularly scheduled meeting of the Board to discuss any matter or recommend any action as the independent and other non-management Directors shall deem advisable consistent with the powers of the full Board. The Lead Director shall chair all executive sessions of the independent and other non-management directors.

COMMITTEES OF THE BOARD OF DIRECTORS

Number of Committees

The Board of Directors shall designate one or more Board committees, as is necessary. There are four standing committees: the Executive Committee, the Audit Committee, the Compensation and Management Development Committee, and the Corporate Governance and Nominating Committee. All members of the Audit Committee, the Compensation and Management Development Committee, and the Corporate Governance and Nominating Committee are required to be independent, as determined in accordance with these Guidelines. The current charters of each Committee shall be published on the KeySpan website. The Committee Chairpersons shall report on their meetings to the full Board following each meeting of the respective Committee and the minutes of each Committee meeting shall be made available to all Board Members. Any Committee may, at its discretion, hold a meeting in conjunction with the full Board.

Committee Meeting Frequency and Length

The Committee Chairperson, in consultation with Committee members, shall determine the frequency and length of Committee meetings. There will be at least two Compensation and Management Development

Committee and Corporate Governance and Nominating Committee meetings, and at least four Audit Committee meetings held annually. The Executive Committee shall only convene on an as-needed basis.

Committee Meeting Agendas

The Chairperson of each Committee shall establish the agenda for their respective Committee meetings. Any member of a Committee may request that an item be added to the Committee agenda.

Advance Distribution of Committee Materials

The Corporate Secretary shall coordinate with the Chairperson of each Committee and distribute all materials necessary to conduct effective Committee meetings in advance of each meeting.

Committee Member Assignments and Rotation

Committee Chairpersons and Committee members shall rotate from time to time, as recommended by the Corporate Governance and Nominating Committee, in consultation with the Chairman and the Lead Director, and as approved by the Board of Directors. Committee appointments shall be recommended by the Corporate Governance and Nominating Committee and approved by the Board of Directors as soon as practicable following the annual meeting of shareholders.

Reporting of Concerns to the Audit Committee

Anyone, including a KeySpan employee, who has a concern about KeySpan, including, but not limited to, its accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Audit Committee. Such communications may be confidential or anonymous, and may be emailed, submitted in writing, or reported by phone to special addresses and a toll-free phone number as indicated on the Corporation’s website. All such concerns will be forwarded to the Chairperson of the Audit Committee. The status of all outstanding concerns, if any, addressed to the Audit Committee will be reported to the Directors on a quarterly basis. The Audit Committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. The Corporation’s Ethics Policy prohibits retaliation or taking any adverse action against an employee for raising or helping to raise an integrity concern.

Communications with the Board

Shareholders and other interested parties may communicate directly with the Board, any Director, group of Directors or Committee of the Board by writing to: KeySpan Corporation, One MetroTech Center, Brooklyn, NY 11201, Attention Corporate Secretary’s Office and specifying to whom the correspondence should be directed. Alternatively, communications can be sent via e-mail to boardofdirectors@keyspanenergy.com. These addresses are posted on the Corporation’s website. The Corporate Secretary will review all such correspondence and forward to the Board of Directors, or to a particular Director or Directors, any such correspondence that deals with the functions of the Board or its Committees or that the Corporate Secretary can reasonably determine requires the attention of any Director, group of Directors or Committee of the Board. In addition, at each meeting of the Corporate Governance and Nominating Committee, the Corporate Secretary will report on all such communications received and the response, if any, provided on such communication. Further, any Director may at any time review a log of all correspondence received by the Corporation that is addressed to the Board, a Director, group of Directors or a Committee of the Board and request copies of any such correspondence.

Ethics and Conflicts of Interest

KeySpan expects its Board of Directors, as well as all of its officers and employees, to conduct themselves and the operations and business affairs of the Corporation in a legal, ethical and socially responsible manner. The Board has adopted a Board of Directors Code of Ethics and a Code of Ethics for Senior Financial Officers. In addition, all Directors, officers and employees are required to adhere to a Corporate Policy Statement Concerning Ethical Business Conduct and a Corporate Policy Statement

Concerning Affiliate Transactions. All such documents may be viewed on the Corporation’s governance website and any waivers granted to such ethics policies will also be posted on the website.

Stock Ownership Requirements

Directors are required to own shares of KeySpan stock (i.e. common stock, deferred stock units and/or common stock equivalents) with a value equal to five times the directors’ annual board retainer within five years of he/she being elected to the KeySpan Board.

KeySpan’s officers are required to own shares of KeySpan stock (i.e. common stock, deferred stock units and/or common stock equivalents) with a value equal to a specific multiple of such officer’s base salary, generally within five years of being elected to the officer position, as indicated below:

Executive Level	Multiple of Base Salary

Chief Executive Officer	5 X
Chief Operating Officer	4 X
Presidents	3 X
Executive Vice Presidents	2 X
Senior Vice Presidents	1.5X
Vice Presidents	1 X

Officers who do not meet the ownership guidelines may be subject to various remediation measures until such compliance is achieved. As stated in the Corporation’s Officer Stock Ownership Policy, which is available on the Corporation’s governance website, examples of such remediation measures include a) that 50% of an officer’s after-tax profit from the exercise of stock options will be required to be retained in KeySpan stock, b) that 50% of an officer’s after-tax profit from the sale of restricted stock (once vesting is complete) will be required to be retained in KeySpan stock, and c) the mandatory retention of 50% of any annual incentive award paid in deferred stock units pursuant to the Officers Deferred Stock Unit Plan, until such time as compliance is achieved. The General Counsel will annually report to the Corporate Governance and Nominating Committee on the compliance of all Directors and officers with the Policy and advise the Committee on the implementation of any remediation measures, if applicable.

Stock Trading Policy

In accordance with the Corporation’s Stock Trading Policy, Directors, officers and certain designated employees are generally not permitted to engage in transactions in the Corporation’s stock (including options), except during established trading window periods, and then only if they are not in possession of material, non-public information regarding the Corporation. A copy of the Corporation’s Stock Trading Policy is available on the Corporation’s website. All transactions conducted by Directors and executive officers are required to be reviewed with the Office of General Counsel prior to engaging in such transaction. The General Counsel will annually report to the Corporate Governance and Nominating Committee on all transactions conducted by the Directors and officers during the preceding calendar year and advise the Committee of any issues or disclosures required to be made in the Corporation’s proxy statement or other reports filed with the Securities and Exchange Commission.

Access to Independent Advisors

The Board and its Committees shall have the right at any time to retain independent, outside, financial, legal or other advisors. In that connection, in the event the Board or any Committee retains any such advisor, the Board or the Committee shall have the sole authority to approve such advisor’s fees and other retention terms.

Director Orientation and Continuing Education

The Corporate Secretary shall be responsible for providing an orientation for new Directors, and for periodically providing materials or briefing sessions for all Directors on subjects that would assist them in discharging their duties to the Corporation.

The Corporation recognizes the value of continuing education for its Directors on corporate governance matters, industry specific matters and other matters that are relevant to the Directors’ responsibilities and KeySpan is committed to providing its Directors, whenever possible, with such continuing education opportunities. Such education may be provided in the form of written materials, conferences, seminars and/or providing in-house training. Directors are encouraged to attend director education programs provided by outside providers and are reimbursed by the Corporation for all expenses related thereto. Directors are to receive at least eight hours of director education training. Such training may include conferences, seminars or in-house programs and the Corporation will provide opportunities for at least that amount of director education.

OFFICERS

Chairman and Chief Executive Officer Selection

The Board of Directors shall select an individual or individuals to hold the positions of Chairman and Chief Executive Officer, as stated in the by-laws of the Corporation. The same individual may hold both positions.

Chief Executive Officer Evaluation

The Compensation and Management Development Committee shall annually review the performance of the Chief Executive Officer, and establish a specific set of performance objectives for the Chief Executive Officer. These should include concerns of the shareholders, employees, customers and other stakeholders. The Compensation and Management Development Committee shall, either as a Committee or together with the Lead Director and/or other independent and the non-management directors (as directed by the Board of Directors), determine the Chief Executive Officer’s compensation level based on this review.

Management Development and Succession Planning

The Compensation and Management Development Committee shall review annually the performance of the Chief Executive Officer and all other officers and the officers’ future potential, including an assessment by the Chief Executive Officer of the officers’ performance. As part of the Corporation’s management development and succession planning program, the Board shall also annually review and approve the Chief Executive Officer and management succession plans.

Board Access to Senior Management

The Directors shall have unfettered access and are free to communicate directly with the Corporation’s management and employees on any matter of concern or questions regarding the Corporation. In order to facilitate such access and communication, it is recommended that a Director contact the Chief Executive Officer who can arrange for the Director to be put in contact with the relevant officer or employee.

The foregoing Corporate Governance Guidelines have been reviewed by the Corporate Governance and Nominating Committee on January 25, 2006 and recommended to and approved by the Board of Directors on January 26, 2006.

Executive Vice President, General Counsel,
Secretary and Chief Governance Officer

Annex D

KEYSPAN CORPORATION

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

CHARTER

Purpose and Authority

The purpose and authority of the Corporate Governance and Nominating Committee (the “Committee”) is to:

•	Establish qualifications and other criteria for candidates for a position on the Corporation’s Board of Directors;

•	Identify individuals qualified to become directors and recommend to the Board candidates for all directorships to be elected at an annual or special meeting (including those existing directors standing for re-election) and those to be elected by the Board between meetings of shareholders:

•	Review the independence of all directors in conformance with the independence standards set forth in the Corporation’s Corporate Governance Guidelines and the applicable rules of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and make a recommendation to the Board on the independence of all directors for the Board’s final determination;

•	Oversee evaluation of the performance of the Board, with the participation of the full Board of Directors;

•	Consider and recommend to the Board the composition and size of all committees of the Board of Directors;

•	Annually review the Corporate Governance Guidelines of the Corporation and recommend any changes, such changes to be submitted to the full Board of Directors for approval;

•	Consider and recommend to the Board, if appropriate, changes to the Corporation’s certificate of incorporation and by-laws;

•	Review environmental matters that impact, or may impact, the Corporation and its assets, and monitor the status of the Corporation’s environmental compliance and remediation programs;

•	Establish and review the Corporation’s policies with respect to employee matters, including but not limited to:

a) Business Ethics,

b) Diversity and Equal Employment Opportunity Initiatives, and

c) Work Safety Issues

•	Review community affairs programs and the activities and efforts of the Corporation to fulfill its role as a responsible corporate citizen;

•	Review annually director and officer stock ownership compliance and stock transactions;

•	Review requests by the members of the Board of Directors to serve on the boards of other unaffiliated public companies and assess whether such affiliation by the Director would create any conflict of interest or independence issues for the Corporation.

•	Review and make appropriate amendments to the KeySpan Corporation Board of Directors Code of Ethics (the “Code of Ethics”) and review requests for waivers of such Code of Ethics by individual directors, any such waivers must be approved by the Committee and the full Board of Directors. Any such waiver must be disclosed on the Corporation’s website.

The Committee is designated by the Board and receives its authority from the Board to which it reports. The Board has vested in the Committee the power and authority to carry out its purposes and responsibilities as noted in this Charter. The Committee is authorized to select, retain and/or replace, as needed, advisors, consultants and legal counsel to provide independent advice to the Committee. In that connection, in the event the Committee retains any such advisor, consultant, or legal counsel the Committee shall have the sole authority to approve such consultant’s fees and other retention terms. The Committee shall also have the sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Corporation, including the sole authority to approve the fees payable to such search firm and any other terms of retention.

Membership

The Committee shall be comprised of three or more members of the Board of Directors. Committee members shall be appointed, continued or replaced at the discretion of the Board of Directors. In the event of the absence of any member or members from a meeting, alternate members may be designated by the Committee Chairperson. All members, including alternate members, are at all times required to be determined by the Board to be “independent” directors under the then applicable rules of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder.

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

Chairperson

Unless a Chairperson is designated by the full Board of Directors, the members of the Committee shall designate a Chairperson by majority vote of the full Committee membership. The Chairperson shall be entitled to cast a vote to resolve any ties. The Chairperson will chair all sessions of the Committee and set the agendas for Committee meetings.

Administrative Procedures

The Committee shall meet at least twice during the year, or as frequently as deemed necessary by the Chairperson to fulfill its responsibilities. The attendance of non-members is permitted at the invitation of the Committee Chairperson. The Committee may also include in its meetings any persons it deems appropriate in order to carry out its responsibilities. A quorum shall consist of a majority of the Committee members. The Committee Chairperson shall report the Committee’s activities and recommendations to the Board.

Board of Director Candidate Criteria and Evaluation

In identifying and/or reviewing the qualifications of candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include (a) ensuring that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, required and demonstrated technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert” as that term is defined by the rules of the New York Stock Exchange and/or the Securities and Exchange Commission), local community relationships and (b) required individual qualifications, including personal and professional ethics, integrity and values, strength of character, practical wisdom, mature judgment, familiarity with the Corporation’s business and industry, independence of thought and an ability to work collegially. The Committee also may consider the extent to which the candidate would fill a present need on the Board.

The Committee is authorized to conduct all necessary and appropriate inquiries into the backgrounds and qualifications of potential candidates and to consider issues of independence and possible conflicts of interest of current and prospective members of the Board and executive officers, and whether a candidate represents special interests in a manner that would impair his or her ability to effectively represent the interests of all shareholders.

The Committee is authorized to review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board, retirement provisions and/or term or age limits, all in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds to further the interests of the Corporation and its shareholders.

Annual Evaluations

The Committee shall annually oversee evaluation of the performance of the Board, with the participation of the full Board of Directors.

The Committee shall also perform an annual review and evaluation of the performance of the Committee. In addition, the Committee shall perform an annual review and assessment of this Charter.

* * * * * * * * * * * *

This Charter was reviewed by the Corporate Governance and Nominating Committee on January 25, 2006 and recommended to and approved by the Board of Directors on January 26, 2006.

Executive Vice President,
General Counsel, Secretary and
Chief Governance Officer

Annex E

KEYSPAN CORPORATION

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

CHARTER

Purpose and Authority

The purpose of the Audit Committee is to:

A. Provide assistance to the Board of Directors in fulfilling its oversight responsibilities to the Corporation’s shareholders and to the investing public. The Committee’s primary duties are to monitor, review and initiate changes, as the Committee deems appropriate, with respect to:

(i) The quality and integrity of the Corporation’s financial statements;

(ii) The Corporation’s compliance with legal and regulatory requirements;

(iii) The independent auditor’s qualifications and independence;

(iv) The performance of the Corporation’s internal audit function and independent auditors;

(v) The business practices of the Corporation; and

(vi) Risk assessment and risk management.

B. Prepare the audit committee report that the rules of the Securities and Exchange Commission (“SEC”) require be included in the Corporation’s annual proxy statement.

The Committee is designated by the Board of Directors and receives its authority from the Board of Directors to whom it reports. The Board has vested in the Committee the power and authority to carry out the responsibilities as noted in this Charter, and any other duties which the Committee deems necessary to fulfill its obligations to the Board of Directors and the shareholders of the Corporation. To such end, the Committee is authorized to select, retain and/or replace, as needed, advisors, consultants and legal counsel to provide independent advice to the Committee. In that connection, in the event the Committee retains any such advisor, consultant or legal counsel, the Committee shall have the sole authority to approve such consultant’s fees and other retention terms.

Membership

The Committee shall be comprised of three or more members of the Board of Directors. In the event of the absence of any member or members from a meeting, alternate members may be designated by the Chair of the Committee. All members, including alternate members are required to meet the following criteria:

•	Independence

All members of the Committee are required to be “independent” under the rules of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002. No member of the Committee may serve on the audit committee of more than three public companies, including the Corporation, unless the Board of Directors (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

•	Financial Literacy and Expertise

All members of the Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment). At least one member of the Committee shall have accounting or related financial management experience, as required by the New York Stock Exchange and determined by the Board in its business judgment. The

Board and the Corporation shall use diligent efforts to have at least one Committee member who meets the criteria of an “audit committee financial expert” as prescribed by SEC rules.

Chair of the Committee

Unless a Chair is elected by the full Board of Directors, the members of the Committee shall designate a Chair of the Committee by majority vote of the full Committee membership. The Chair shall be entitled to cast a vote to resolve any ties. The Chair of the Committee will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Independent Auditor

General

The Committee shall retain and terminate the independent auditor, oversee their work and approve all audit engagement fees and terms. The independent auditor shall be informed that it reports directly to the Audit Committee.

With respect to the work of the independent auditor, the Committee is responsible for (i) reviewing the scope of the audit, (ii) approving the nature and cost of all audit and non-audit services (non-audit services must be approved prior to commencement of the services), (iii) monitoring the auditor’s performance, (iv) assuring that the auditor is independent, and (v) resolving any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

The Committee shall inquire regularly of the independent auditor to ascertain that it is receiving the full cooperation of management, that all information desired is provided freely, that there are no material weaknesses in the internal control structure, that no material fraud was uncovered in the course of its work and that management is diligent in conducting its business in accordance with the Corporation’s ethical standards.

The Committee shall periodically meet separately with the independent auditors and in the absence of management to discuss any matters that the Committee or the independent auditors believe would be appropriate to discuss privately. In addition, the Committee shall meet with the independent auditors and management quarterly to review the Corporation’s financial statements, and annual and quarterly reports required to be filed with the SEC.

Fees and Compensation

The Committee shall have the exclusive authority within the Corporation to approve in advance any audit or non-audit engagement or relationship between the Corporation and the independent auditors, other than “prohibited non-auditing services” (as defined below) which shall not be approved by the Committee. The Committee hereby delegates to the Chair of the Committee the authority to approve in advance all audit or non-audit services to be provided by the independent auditor so long as it is presented to the full Committee at a later time.

The following shall be “prohibited non-auditing services:” (i) bookkeeping or other services related to the accounting records or financial statements of the Corporation; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resource functions ; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

Although it is the intent of the Committee to pre-approve all non-audit services to be provided by the independent auditor, any inadvertent failure to do so will not be deemed a breach of any provision of this Charter if: (i) the aggregate amount of all such non-audit services provided to the Corporation constitutes not more than five percent of the total amount of revenues paid by the Corporation to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved by the Committee (or its Chair pursuant to delegated authority) prior to the completion of the annual audit of the Corporation.

  Review of Independent Auditor

The Committee shall review, at least annually, the qualifications, performance and independence of the independent auditor. In conducting its review and evaluation, the Committee shall:

(a) Obtain and review a report by the Corporation’s independent auditor describing: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, peer review, or a review by the Public Company Accounting Oversight Board, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor’s independence, all relationships between the independent auditor and the Corporation;

(b) Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself;

(c) Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Corporation in each of the five previous fiscal years of that corporation; and

(d) Take into account the opinions of management and the Corporation’s internal auditors (or other personnel responsible for the internal audit function).

Internal Auditing Division

The Vice President & General Auditor is in charge of the Corporation’s Internal Auditing Division and reports directly to the Board of Directors, functionally to the Audit Committee and administratively to the President and Chief Operating Officer.

Each year, the General Auditor will submit an Audit Plan to the Committee for approval. Thereafter, the General Auditor will keep the Committee informed on the progress of the Plan’s implementation, and twice a year will submit written reports on such progress and on the results of his/her reviews and management’s response to any problems or weaknesses in controls noted.

The Committee shall review the charter of the Internal Auditing Division and approve any changes thereto. It shall also ascertain that the resources allocated to the Internal Auditing function are sufficient to ensure that adequate internal audit review is being performed in the Corporation. The Committee will periodically review and discuss with the independent auditor the responsibilities, budget, and staffing of the Internal Auditing Division.

The Committee shall meet privately with the General Auditor not less than four times each year and at any other time at the General Auditor’s request without prior communication with management.

The General Auditor shall not be appointed or removed by management without the concurrence of the Committee. The General Auditor’s performance will be reviewed periodically by the Committee.

The Committee may provide special assignments to the General Auditor to perform reviews in selected areas of its interest or concern.

Financial Statements and Internal Accounting Control

The Committee shall review with management and the independent auditor prior to public dissemination the Corporation’s annual audited financial statements and quarterly financial statements, including the

Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The review should include discussions with management and the independent public accountants of significant issues regarding accounting principles, practices and judgements, including those matters set forth in SAS No. 61.

As part of its quarterly review, the independent auditor will discuss with management any judgment areas, adjustments, disclosures and all material changes in accounting principles. Management will report to the Committee any material items or discussions resulting from such review. Management will also provide the Committee copies of the reports filed with the SEC. In addition, the Committee, or at the minimum its Chair, should communicate with management and the independent auditor on a quarterly basis (prior to the filing of the Corporation’s Form 10-Q Reports), to review the Corporation’s financial statements and significant findings based upon the independent auditor’s review procedures. Any significant changes to the Corporation’s accounting principles and any items required to be communicated by the independent public accountants, in accordance with SAS No. 61, should also be discussed.

The Committee shall also review and discuss with management and the independent auditor as appropriate the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed, the types of presentations to be made, dates of presentations, and the parties to whom presentations are made) and need not take place in advance of each earnings release, each instance in which the Corporation may provide earnings guidance or each instance when a presentation takes place. The members of the Committee shall be provided with a copy of all such earnings press releases and presentations. The Committee’s review of earnings press releases and financial information provided to analysts and rating agencies provided herein, may be in conjunction with any such review undertaken by the full Board of Directors.

The Committee shall discuss with management and the independent auditor: (i) the adequacy of the Corporation’s internal controls over financial reporting and the financial reporting process, (ii) the status of internal control recommendations made by the independent auditor and the General Auditor, (iii) the adequacy of the process employed for the certification by the Corporation’s Chief Executive Officer and Chief Financial Officer of reports or financial statements filed with the SEC.

The Committee shall also perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the Corporation’s by-laws and the resolutions or directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

Financial Reporting Process

In consultation with the independent auditor, management and the General Auditor, the Committee shall review the integrity of the Corporation’s financial reporting processes, both internal and external. In this connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding: (i) all critical accounting policies and practices to be used by the Corporation; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Corporation’s management, the ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) major issues regarding accounting principles and financial statement presentations , including any significant changes in the Corporation’s selection or application of accounting principles; (iv) major issues as to the adequacy of the Corporation’s internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent auditor and the Corporation’s management.

The Committee shall review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

The Committee shall also review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (ii) management’s response to such matters. Without excluding other possibilities, the Committee shall review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Corporation.

Other Duties

The Committee shall review with management and the independent auditor the Corporation’s guidelines and policies with respect to risk assessment and risk management. The Committee should review the Corporation’s major financial and operational risk exposures and the steps management has taken to monitor and control such exposures, and evaluate the Corporation’s compliance with its Corporate Risk Policy and with the risk control practices established by its Risk Management Committee. The Committee may also approve changes to the Corporation’s Corporate Risk Policy as part of its continual reevaluation of the overall framework for evaluation, management and control of risk.

The Committee has established hiring policies for employees or former employees of the independent auditor in accordance with SEC rules and regulations. At a minimum, these policies shall provide that any registered public accounting firm may not provide audit services to the Corporation if the Chief Executive Officer, Controller, Chief Financial Officer, Chief Accounting Officer or any person serving in an equivalent capacity for the Corporation was employed by the registered public accounting firm and participated in the audit of the Corporation within one year of the initiation of the current audit.

The Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

The Committee shall maintain continuing vigilance for any procedures or practices which might impair the Corporation’s financial and business integrity. Annually, the Committee will receive from the General Auditor a written report on compliance with ethical business conduct and shall make inquiries, as necessary, to assure itself that the Corporation conducts its business in a lawful and ethical manner.

Periodically, the Committee shall meet separately with management.

At least once a year, the Committee shall review with management policies with respect to expenses and perquisites.

At least once a year, the Committee shall review and assess the adequacy of the Audit Committee Charter. In addition, the Committee shall submit the Charter for publishing in the Corporation’s proxy statement at least once every three years if unamended and annually if amended.

At least once a year, the Office of the General Counsel will update the Committee on all litigation involving the Corporation that could have a significant impact on the Corporation’s financial statements.

The Committee shall make appropriate amendments to the Code of Ethics for the Chief Executive Officer and Senior Financial Officers (“the Code”) and shall be empowered to grant waivers thereto under circumstances it deems appropriate.

Administrative Procedures

The Committee shall meet as frequently as deemed necessary by the Chair of the Committee to fulfill its responsibilities, but no less than four times during the year. A quorum shall consist of a majority of the members. Minutes of the meetings shall be kept. The regular attendance of non-members is permitted at the invitation of the Chair of the Committee. The Committee Chair shall report the Committee’s activities to the Board of Directors, including any issues that arise with respect to the quality and integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditor or the performance of the internal audit function.

Limitations of Responsibilities

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession, or experts in the field of accounting or auditing. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, and each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Corporation that it receives information from and (b) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

Annual Performance Evaluation

The Committee shall perform an annual review and evaluation of the performance of the Committee.

Compensation

No member of the Committee shall receive compensation other than director’s fees for service as a director of the Corporation, including reasonable compensation for serving on this Committee or other committees of the Board and regular benefits that other directors receive.

* * * * * * * * * * *

This Charter was reviewed by the Audit Committee on January 25, 2006 and recommended to and approved by the Board of Directors on January 26, 2006.

Executive Vice President,
General Counsel, Secretary and
Chief Governance Officer

Annex F

KEYSPAN CORPORATION

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
OF THE BOARD OF DIRECTORS

CHARTER

Purpose and Authority

The purpose and authority of the Compensation and Management Development Committee is to:

•	assist the Board of Directors in fulfilling its responsibilities to oversee the compensation and benefits of the directors, officers and other employees of KeySpan Corporation and its subsidiaries (the “Corporation”);

•	establish, maintain and assess the competitiveness of the Corporation’s compensation philosophy and programs to ensure (i) that they are fair and equitable; (ii) that they are designed to attract, develop, motivate and retain directors, officers and employees; and (iii) that they are substantially consistent with best practices;

•	review and recommend to the Board of Directors all officer appointments and promotions;

•	annually review the performance of all officers, including the Chief Executive Officer, based on established corporate goals and objectives, and review and recommend to the Board of Directors their annual base salaries, annual incentive awards, and other forms of compensation and benefits, direct and indirect, based upon this review;

•	annually approve all long-term equity based compensation;

•	prepare an annual report on executive compensation for inclusion in the Corporation’s proxy statement, in accordance with applicable rules and regulations of the New York Stock Exchange, U.S. Securities and Exchange Commission and other applicable regulatory bodies;

•	establish and maintain corporate development and succession plans for the Chief Executive Officer and all other officers, and annually review such plans with the Board of Directors;

•	review and approve employment agreements, severance agreements, retirement arrangements, change in control agreements, retention agreements and any special or supplemental benefits for the Corporation’s officers; and

•	annually conduct a review of director compensation and make recommendations to the Board of Directors, if appropriate, on any recommended changes to director compensation.

The Chief Executive Officer shall meet periodically with the Committee to review corporate performance, major changes in organizational plans and the performance of key officers.

The Committee is designated by the Board of Directors and receives its authority from the Board to which it reports. The Board has vested in the Committee the power and authority to carry out the responsibilities as noted in this Charter, and any other duties which the Committee deems necessary to fulfill its obligations to the Board and the shareholders of the Corporation. The Committee is authorized to select, retain and/ or replace, as needed, compensation and benefit consultants and other outside consultants, advisors, or legal counsel to provide independent advice to the Committee. In that connection, in the event the Committee retains any such consultant, advisor or legal counsel, the Committee shall have the sole authority to approve such consultant’s fees and other retention terms.

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Membership

The Committee shall be comprised of three or more members of the Board of Directors. Committee members shall be appointed, continued or replaced at the discretion of the Board of Directors. In the event of the absence of any member or members from a meeting, alternate members may be designated by the Committee Chairman. All members, including alternate members are required to meet the following criteria:

•	All members are required to be determined by the Board of Directors to be “independent” under the rules of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002. Additionally, no director may serve unless he or she ( i) is a “Non- employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and ( ii) satisfies the requirements of an “outside director” for purposes of Section 162( m) of the Internal Revenue Code.

Chairman

Unless a Chairman is designated by the full Board of Directors, the members of the Committee shall elect a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Administrative Procedures

The Committee shall meet at least twice during the year, or as frequently as deemed necessary by the Committee Chairman to fulfill its responsibilities. The regular attendance of non-Committee members is permitted at the invitation of the Committee Chairman. A quorum shall consist of a majority of the Committee members. The Committee Chairman shall report the Committee’s activities and make recommendations to the Board.

Annual Performance Evaluation

The Committee shall perform an annual review and evaluation of the performance of the Committee.

* * * * * * * * * * *

This Charter was reviewed by the Compensation and Management Development Committee on December 14, 2005 and recommended to and approved by the Board of Directors on January 26, 2006.

Executive Vice President,
General Counsel, Secretary and
Chief Governance Officer

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